SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549

                           FORM N-lA

                   1940 Act File No. 811-4421

                REGISTRATION STATEMENT UNDER THE
                 INVESTMENT COMPANY ACT OF 1940

                        Amendment No. 21

               CO-OPERATIVE BANK INVESTMENT FUND
                   d/b/a Bank Investment Fund
       (Exact Name of Registrant as Specified in Charter)

                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Address of Principal Executive Offices)

                         (617) 695-0415
                (Registrant's Telephone Number)


                      WILLIAM F.CASEY, JR.
                            President
                      Bank Investment Fund
                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Name and Address of Agent for Service)

                           Copies to:

                   ROBERT E. McLAUGHLIN, ESQ.
                       Steptoe & Johnson
                 1330 Connecticut Avenue, N.W.
                     Washington, D.C. 20036


Dated:   March 31, 2002

                 (201 Pages, including Exhibits)


PART A

Items 1-3.

         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks

       (a) The investment objective of Fund One is to maximize current income consistent with liquidity of assets and safety of principal. Fund One was formed to provide participating banks with a high liquid, diversified, high-quality investment vehicle designed to assist liquidity management.
            The investment objective of Liquidity Fund is to maximize current income consistent with liquidity of assets and safety of principal. The Liquidity Fund was formed to provide participating Banks with a highly liquid, diversified, high-quality investment vehicle designed to assist liquidity management, while seeking preservation of capital.
       (b) Fund One invests principally in short and intermediate term marketable debt securities issued by the United States Government or by agencies of the United States, repurchase agreements, reverse repurchase agreements and money market instruments. These securities include, but may not be limited to: (A)cash on hand and in checking accounts due from banks; (B) certificates of deposits due from any trust company, national banking association or banking company, or any federally insured savings bank; (C) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States, including Government National Mortgage Association Notes; (D) federal agency obligations which have unexpired terms of five years or less; (E) repurchase agreements; and (F) certain common money market instruments of temporary maturity. No more than 5% of the Registrant's assets, at the time of purchase, may be invested in the securities of any one issuer except for direct obligations of the United States or obligations guaranteed by the United States, and other obligations issued under certain Federal programs or by certain federal agencies or instrumentalities. Fund One is further restricted through the investment policy maintained by the Registrant's Officers and Directors. The investment policy for Fund One restricts the Registrant from a) making any investment in equity securities , b) making any intermediate or long-term investment in corporate (non-governmental) debt securities and c) investing more than 25% of the of the Fund's total assets in the securities of a particular industry other than U.S. Government or Federal agency securities. Investments, except GNMA's, will have maturities of less than five years. The dollar weighted average portfolio maturity for Fund One is
2.7 yrs. Fund One's portfolio of investments was comprised of items
(A), (B), (D), and (E) as of December 31, 2001.



        The Liquidity Fund invests principally in short term marketable debt securities issued by the United States
Government or by agencies of the United States, bank money instruments, repurchase agreements, short-term corporate debt instruments, commercial paper, and reverse repurchase agreements. These securities include, but may not be limited to: (A) cash on hand and in checking accounts due from banks;(B)certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings bank, co-operative bank or savings & loan association ;(C) Federal funds sold; (D) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States, and issues of U.S. Government agencies and instrumentalities;
(E) repurchase agreements; (F) commercial paper and other short-term corporate obligations, including those with floating or variable rates of interest which, when purchased, is rated A-1 by Standard & Poor's Corporation ("Standard & Poor's) and/or Prime-1 by Moody's Investors Service, Inc. ("Moody's") or, if not rated, has been determined under procedures adopted and supervised by the Registrant's Board of Directors to be of comparable high quality,; (G)Second Tier securities to the extent permissible by Rule 2a-7 of the Investment Company Act of 1940 (no more than 5% of the Fund's assets in the aggregate and no more than 1% of the Fund's assets or one million dollars, whichever is greater, may be invested in the second tier securities of any one insurer) including commercial paper which when purchased is rated A-2 by Standard & Poor's or Prime-2 by Moody's or if not rated, has been determined under procedures adopted, and supervised by the Fund's Board of Directors to be of comparable quality; and(H) certain common money market instruments of temporary maturity.

        All of the investments for the Liquidity Fund must have a maturity or remaining maturities of 397 days or less; except for, variable rate instruments, which provide for adjustment of interest rates on set rates(currently daily or weekly) and which upon such adjustment is expected to have a market values that approximate their par values, may have a final maturity in excess of 397 days, but for purposes of calculating the average maturity will be deemed to have a maturity equal to (1)the period remaining until the next readjustment of the interest rate if it is an instrument issued or guaranteed by the United States Government or any agency thereof, or (2)the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand. The Liquidity Fund will maintain a dollar-weighted average maturity of 90 days or less. The Liquidity Fund may invest more than 25% of its assets in the banking industry through certificates of deposit and federal funds sold in the ordinary course of its business. The Liquidity Fund's portfolio of investments was comprised of items (A), (B),
(C), (D), (E), and(F), as of December 31, 2001.


         The Registrant's board of directors has established procedures designed to stabilize the per share net asset value of shares of the Liquidity Fund at $1,000.Under repurchase agreements entered into by the Registrant, the Registrant purchases government securities from a seller subject to an unconditional agreement to sell the same securities or other assets back to the seller at a higher price. If a purchaser under such a repurchase agreement does not assure its interest by taking possession of a sufficient amount of assets, or the market value of such assets does not remain sufficient, the purchaser is at risk in the event that the seller under such agreement does not fulfill its obligations under the agreement. Repurchase agreements could involve risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities. It is the Registrant's policy to minimize risk under such agreements by (a) having its custodian take possession of securities purchased under such agreements and (b) determining that the market value of the securities purchased under such an agreement is adequate to secure its interest at the time of purchase and over the life of the agreement.

         The Funds may enter into reverse repurchase agreements to meet short term liquidity needs of the Funds. These agreements may not be in excess of three business days.

         (c) The main risk factor in Fund One's performance is interest rates. The yield and share price of Fund One change daily based on changes in interest rates and market conditions, and in response to other economic, political or financial events. The Fund One's total return includes both income and price gains or losses. While income is the most important component of returns over time, Fund One's emphasis on income does not mean Fund One invests only in the highest-yielding bonds and notes available, or that it can avoid losses of principal. In general, bond and note prices rise when interest rates fall and fall when interest rates rise. Longer-term bonds and notes are usually more sensitive to interest rate changes. In other words, the longer the maturity of a bond or note, the greater the impact a change in interest rates is likely to have on the price.

             Debt securities are also subject to credit risk. Credit risk is the risk that the issuer of a debt security might not make interest and principal payments on the security as they become due. Securities directly issued by the U.S. Treasury and certain U.S. government agencies that are backed by the full faith and credit of the U.S. government have little credit risk. Securities issued by other agencies of the U.S. government generally have low credit risks.



             An additional risk factor in Fund One's performance is pre-payment risk. Many types of debt securities, including mortgage backed securities and callable bonds and notes may be subject to a prepayment risk. Prepayment risk occurs when the issuer of a security can prepay principal prior to the security's maturity. Securities subject to prepayment risk generally offer less potential for gains during a declining interest rate environment, and similar or greater potential for loss in a rising interest rate environment.

             These risk factors may adversely effect Fund One's net asset value, yield, total return and loss of money in an investment in the Fund may result.


             The main risk factor in Liquidity Fund's performance is interest rates, the fluctuation of which will cause the income of the Liquidity Fund to correspondingly change. The average portfolio maturity may cause a delayed effect before the market interest rate change is fully reflected in the Liquidity Fund's income performance.

             An additional risk factor in the Liquidity Fund's performance, to a limited extent, is credit risk. Credit risk is the chance that the issuer of the security will be unable to pay interest and principal in a timely manner. While the credit quality of the Liquidity Fund's investment portfolio is extremely high based on the principal investment strategies discussed above, the Liquidity Fund is subject to some degree of credit risk.

             The Liquidity Fund seeks to maintain, but does not guaranty a stable net asset value of $1000 per share. In addition, the shares being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, U.S. Government or its agencies.


Item 5
         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 6  Management, Organization and Capital Structure


         (a) (1)The Registrant's current operation is performed through a no-load, diversified, open-end investment fund
("Fund One") and a no-load, diversified, open-end money market fund (the Liquidity Fund") (Fund One and the Liquidity Fund are hereinafter referred to collectively as the "Funds").


                The Registrant may establish in the future other distinct investment funds with investment objectives different from those which the Registrant has adopted for the Funds. The Registrant's Charter, however, restricts the Registrant's authority to invest its assets to certain specified types of securities and other property.

                The Registrant's charter provides that its Board of Directors shall have full control of the business of the Registrant, except for certain powers retained by the Registrant's incorporators. In particular, the Board of Directors has authority to invest the Registrant's assets, subject to the limitations of the Registrant's Charter.

                The Registrant does not currently employ the services of an investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, pursuant to authority delegated by the Registrant's Board of Directors of the Bank Investment Fund, 75 Park Plaza, Boston, MA 02116. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance.

            (2) William F. Casey, Jr., President, succeeded James L. Burns, Jr., former President, as the Registrant's, primary investment officer on April 1, 2000. Mr. Casey previously held the position of Executive Vice President of the Bank Investment Fund since its Inception in 1985 on April 1, 2000. Mr. Casey is also President of the Co-operative Central Bank and served as Financial Vice President from 1980 to 1986 and Executive Vice President and Treasurer of the Co-operative Central Bank from 1986 to 2000. Mr. Casey is a Certified Public Accountant and has been employed in several executive positions in both public accounting and banking prior to 1980.

                The Registrant does not currently utilize the services of any person (other than its directors, officers or employees) to provide significant administrative or business affairs management services to the registrant.


                The Registrant does not utilize the services of a transfer agent or a dividend paying agent.


            (3) There are no legal proceedings pending to which the Registrant is a party.






         (b) The Registrant has no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest divided into two series, Fund One (Series 1) and Liquidity Fund (Series 2). Each share within each such series is equal in every respect to every other share of that series.
The shares of beneficial interest in the Registrant do not provide holders of such shares with any voting rights. The right to elect the Registrant's board of directors is vested in the Registrant's incorporators, who are the directors of the Central Bank.

                Under the Registrant's Charter, its shares may not be issued to any persons other than Massachusetts co-operative banks, Massachusetts savings banks, the Co-operative Banks Employees Retirement Association, the Central Bank, The Savings Bank Life Insurance Company of Massachusetts, the National Consumer Co-operative Bank, Massachusetts trust companies, credit unions incorporated in Massachusetts and federally chartered credit unions, savings banks and savings and loan associations with their principal places of business in Massachusetts and affiliates of other eligible investors in the Registrant. Notwithstanding these charter provisions, the Registrant is not currently offering its shares to any credit unions, the Co-operative Banks Employees Retirement Association, nor is it offering its shares to any affiliate of an eligible investor other than a wholly-owned subsidiary of an otherwise eligible investor. Moreover, shares of the Liquidity Fund are not being offered to any affiliate of any eligible investor, but rather is offered to eligible banking institutions only.
The Registrant's shares may not be transferred by eligible investors to any persons other than such eligible investors
(except that the shares may be pledged to such other persons by such investors, or may be transferred to the Central Bank).
If the Registrant's shares are acquired by any other person by operation of law or by foreclosure upon the pledge of such shares
(or through transfer in the case of the Central Bank), and if such condition is known to the Registrant, no dividend may be paid on such shares after 30 days from the date of such acquisition. Furthermore, the Registrant must offer to repurchase the shares from such person at net asset value of the shares, less any dividends paid thereon, after said thirty days. If such offer is refused, the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Registrant is limited to the net asset value of the shares as last determined during said thirty days.



Item 7  Shareholder Information

         (a) Fund One's net asset value per share is determined once daily as of approximately 4:00 p.m. New York time, (the same as Boston time), which is the normal close of trading on the New
York Stock Exchange on days when the Custodian Bank (State Street
Bank)
is open for business. The net asset value per share by Fund One is determined by adding the market values of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding. The price at which an order is effected is based on the next calculation of net asset values after the order is placed. U.S. debt securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.
              The Liquidity Fund's net asset value per share is determined once daily as of approximately 2:00 p.m. New York time, (the same as Boston time) by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Liquidity Fund is a money market fund and its investment securities are valued based on their amortized cost, which does not take into account unrealized appreciation or depreciation. The Corporation's Board of Directors has established procedures reasonably designed to stabilize the net asset value per share at $1,000.00.
              The Registrant, its custodial bank and the New York Stock Exchange generally observe the following holidays during the calendar year: New Year's Day, Martin Luther King
Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, and Christmas Day. Additionally, the New York Stock Exchange observes Good Friday as a holiday.
     The Registrant continuously offers shares of each series to all eligible investors and such shares (except shares of which the redemption price has become fixed under special conditions set forth in the Charter, as described on Capital
Structure under Item 6(b)), are sold and redeemed by each Fund only at prices equal to the net asset value of the shares of such Fund's series outstanding.

              Shares of each Fund are offered for sale on days on which both the New York Stock Exchange and the custodian bank are open for business. There is no sales charge. The minimum initial investment is $50,000.00 (although in certain cases the Registrant may require a minimum investment in accordance with requirements of applicable securities laws). Additional investments may be made in any amount in excess of the minimum.

           (b) Fund Purchase Instructions

1.	Fund One (Series 1)

         Call your correspondent bank and speak to your account officer. Tell the officer that you want to transfer funds to State Street Bank and Trust Company. Instruct the officer to wire transfer the money before 4:00 p.m., Boston time, to:
                    State Street Bank and Trust Company
                    Boston, Massachusetts
                    Routing number 0110-0002-8
                    For account of the Bank Investment
                    Fund, Fund One
Account number:  9006-930-3

2.	Liquidity Fund (Series 2)

         Call your correspondent bank and speak to your account officer. Tell the officer that you want to transfer funds to State Street Bank and Trust Company. Instruct the officer to wire transfer the money before 2:00 p.m., Boston time, to:
                    State Street Bank and Trust Company
                    Boston, Massachusetts
                    Routing number 0110-0002-8
                    For account of the Bank Investment
                    Fund, Liquidity Fund
Account number:  9006-884-2


              If your correspondent bank account is with the State Street Bank and Trust Company, contact your account officer and instruct the officer to transfer funds from your account to the account of the Bank Investment Fund, Fund One, Account number 9006-930-3, (before 4:00 p.m.)or to the account of the Bank Investment Fund, Liquidity Fund, Account number 9006-884-2
(before 2:00 p.m.).

              AFTER INSTRUCTING YOUR BANK TO TRANSFER FUNDS, PLEASE CALL THE REGISTRANT AND TELL US THE AMOUNT YOU TRANSFERRED AND
THE NAME OF THE BANK SENDING THE TRANSFER.  YOUR BANK MAY CHARGE
A FEE FOR SUCH SERVICES. REMEMBER, IT IS IMPORTANT TO DO THIS BEFORE 4:00 P.M., (FOR FUND ONE) OR 2:00 P.M., (FOR LIQUIDITY
FUND).






         The securities market, in which the Fund buys and sells securities, usually requires immediate settlement in Federal funds for all securities transactions; therefore, payment for the purchase of each Fund's shares not received in the form of Federal funds will be recorded as share subscriptions, and not invested in Fund shares until such payments are converted into Federal funds. Payments received by bank wire can be converted immediately into Federal funds; any other form of respective payment will result in a delay. Orders received prior to 4:00 p.m., Boston time, (for Fund One) and 2:00 p.m., Boston time, (for Liquidity Fund) will be invested in shares of the appropriate Fund at the next determined net asset value.





      (c) Fund Redemption Instructions


         The Registrant will redeem shares of either series from shareholders of record, without any charge, at the per share net asset value next determined for such series after a request for redemption is received. Redemption may be requested, if authorized in advance and in writing, by telephone request to the Registrant. Shareholders also may make redemption requests by signed written request addressed to the Registrant. Call the Registrant by 4:00 p.m., Boston Time, (for Fund One) or 2:00 p.m., Boston Time, (for Liquidity
Fund) (Call or Trade Date) to redeem shares the following day (Settlement Date). When the amount to be redeemed is at least $5,000, the Registrant will wire transfer the amount redeemed to a bank account designated by the shareholder.


         Payment for shares redeemed will be made by the Registrant within one business day, except the Registrant reserves the right to delay payment upon request for redemption up to seven business days after any investment that has been made with uncollected funds. Uncollected funds may exist when an initial investment with the Funds has been made by check. Those funds are deemed uncollected until check clearing has been completed. Redemption of shares or payment may be suspended at times (a) when the New York Stock Exchange is closed, (b) when trading on said Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of the net assets of the Funds, or (d) during any period when the Securities and Exchange
Commission, by order, so permits; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

         The Registrant has not established any procedure whereby a shareholder can sell its shares to the Registrant through a broker/dealer.



         The Registrant has not established any procedure which would permit it to redeem shares involuntarily in accounts below a certain number or value of shares.

     (d) The Registrant's policy is to declare dividends from net income on each day the Funds are open for business and to make payments thereof to shareholders on a monthly basis.
Distributions of realized net capital gains, if any, are declared and paid once a year.

Unless an investor elects in writing to receive dividends on a cash basis, dividends and distributions are credited to each investor's investment account as additional shares in the Registrant of the same series as the shares on which the dividend was paid, at net asset value on the date of payment. An investor wishing to change the method by which it receives dividends and distributions must notify the Registrant in writing at least one week before the effective date of such change.

(e) The Registrant has and intends to continue to meet the requirements of Subchapter M of the Internal Revenue Code for regulated investment companies with respect to Fund One and intends to meet such requirements with respect to the Liquidity
Fund and, therefore, will not be liable for federal income taxes to the extent that its earnings are distributed.
              Each of the Funds must meet several requirements to maintain its status as a regulated investment company. Among these requirements are that at least 90% of its gross income be derived from dividends, interest, payment with respect to securities loans or other disposition of securities and certain other income; that at the close of each quarter of its taxable year at least 50% of the value of its assets consist of cash and cash items, government securities, securities of other regulated investment companies and, subject to certain diversification requirements, other securities; and that no more than 30% of its gross income be derived from sales of securities held for less than three months.
               Dividends derived from interest, together with distributions of any short-term capital gains, are taxable as ordinary (interest) income whether or not reinvested in shares of the Registrant. Dividends of the Registrant will not qualify for the 85% dividends received provisions of the Internal Revenue Code for corporations. Investors in the Registrant may be proportionately liable for taxes on income and gains of the Registrant. The Registrant will inform its shareholders of the amount and nature of any income or gains.

               Shares of either Fund One or the Liquidity Fund may be exchanged for shares of the other Fund on the basis of the respective net asset values of the shares involved. Such exchange will be treated as a sale of the surrendered shares and any gain or the transaction may be subject to federal and state income taxes.


Item 8   Distribution Arrangements

(a)No sales charge will be made and no sales load will be involved in the distribution of any series of the Registrant's shares.

(b)The Registrant, by action of its Board of Directors, has adopted a plan under Rule 12b-1 of the 1940 Act for the payment of distribution expenses for the Funds (the "Plan"). The Plan provides for quarterly review by the Registrant's Board of Directors of the amount of and purposes for which expenditures were made under the Plan and an additional, more extensive annual review in determining whether the Plan will be continued. By its terms, continuation of the Plan from year to year is contingent on an annual approval (1) by a majority of the Registrant's Directors and (2) by a majority of the Directors who are not "interested persons" as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the Plan or any related agreements ( All the Directors of the Registrant are the Plan directors as described in (1) and (2) above.) The Plan may be terminated at any time by vote of a majority of the Plan directors.

    The principal types of activities for which payments will be made pursuant to the Plan are: (1) fees for membership in trade associations, including associations in which investors eligible to invest in one or more of the Funds are members; (2) sponsorship of program activities at conferences attended by eligible investors, or attendance at such conferences by the Registrant's personnel, and related travel, meal and other expenses; (3) meals and other expenses, including travel expenses, related to business meetings with investors and potential investors in one or more of the Funds; (4) personal items marked with the name or logo of the Registrant for distribution to investors or eligible investors in the Funds;(5) printing and postage expenses for written materials to be sent to eligible investors who are not shareholders in the funds; (6) subscription to publications for re-distribution to eligible investors of the Registrant; (7) formulation and implementation of marketing and promotional activities;(8) compensation to officer responsible for sales and customer service and (9) any other activities of a substantially similar nature which may result in the sale of Shares, either directly or through other persons with which the Registrant may enter into agreements related to the Plan in accordance with Rule 12b-1.



         The Plan is applicable to both Fund One and the Liquidity Fund. Any expenses incurred pursuant to the Plan which directly relate to the sale or distribution of shares of either Fund, e.g., printing and mailing of offering materials, will be allocated to and paid by the applicable Fund. Expenses which do not directly relate to the sale and/or distribution of shares of either Fund will be allocated between the Funds in accordance with the annual budget as determine by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the board of Directors of the Corporation may determine from time to time to be fair and equitable.

     Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of each Fund's average daily net assets. Fund One paid or accrued $58,126 (.06% of average net assets) and the Liquidity Fund paid or accrued $109,646 (.02% of average net assets) pursuant to this plan for the year ended December 31, 2001.

(c)	Not applicable as the Registrant does not maintain
 any Multiple Class Fund or Master-Feeder Fund.

Item 9 Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.





PART B


STATEMENT OF ADDITIONAL INFORMATION
FUND ONE (SERIES 1)
AND
LIQUIDITY FUND (SERIES 2)
CO-OPERATIVE BANK INVESTMENT FUND (REGISTRANT) d/b/a Bank Investment Fund

This Statement of Additional Information is not a prospectus, and should be read in conjunction with Part A of the Registrant's Statement dated March 31, 2002 under the Investment Company Act of 1940 of which this Statement of Additional Information is a part. A copy of the entire Registration Statement, including Part A, may be obtained, without charge, upon request from the Bank Investment Fund, 75 Park Plaza, Boston, Massachusetts 02116-3934, (617) 695-0415 ( collect)

Dated:  March 31, 2002






Item 10(b).   Table of Contents

Item No.                          Title                Page  No.

11                Fund History                                15

12 Description of The Fund and Its Investments 15 and Risks

13                Management of the Fund                      20

14                Control Persons and Principal Holders       27
                  of Securities

15                Investment Advisory and Other Services      28

16                Brokerage Allocation and Other Practices    30

17                Capital Stock and Other Securities          31

18                Purchase, Redemption and Pricing of         32
                  Shares

19                Taxation of The Fund                        34

20                Underwriters                                34

21                Calculations of Performance Data            34

22                Financial Statements                        35








Item 11.  Fund History

          The Registrant commenced active operations as an investment company on October 18, 1985. General information regarding the Registrant is included under Item 6(a)(1) The Registrant is a corporation organized effective April 7, 1985 pursuant to a special act of the Commonwealth of Massachusetts (Massachusetts
Acts of 1984, Chapter 482, as amended by Massachusetts Acts of
1986, Chapter 244, Massachusetts Acts of 1990, Chapter 277, Massachusetts Acts of 1991, Chapter 285, and Massachusetts Acts of 1993, Chapter 147) (collectively, the "Charter"). The Registrant's chartered name is the Co-operative Bank Investment Fund, and the Registrant does business under the name Bank Investment Fund. The Registrant commenced active operations on October 18, 1985. The Registrant was established to provide one or more mutual investment funds for Massachusetts cooperative banks and other institutions.
From October 18, 1985 through October 12, 1988, the Registrant's operations were performed through a single investment fund.
On October 12, 1988, the Registrant organized a second fund as a money market fund. The Registrant is regulated by the Massachusetts Commissioner of Banks.

Item 12   Description of the Fund and its Investments and Risks

           (a) The Registrant is an open-end management company. The Registrant operates as a diversified management company, but reserves the freedom of action to change its portfolio concentration to that of a non-diversified management company.

               The Registrant's current operation is
performed through a no-load, diversified, open-end investment fund ("Fund One") and a no-load, diversified, open-end money market fund (the "Liquidity Fund") (Fund One and the Liquidity Fund are hereinafter referred to collectively as the "Funds").

         (b) Fund One invests principally in short and intermediate term marketable debt securities issued by the United States Government or by agencies of the United States, repurchase agreements, reverse repurchase agreements and money market instruments.
             Asset investments for Fund One include a) cash on hand and checking accounts due from banks, b) certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings bank, c) bonds and other direct obligations of the United States or such obligations as are unconditionally guaranteed as to principal and interest by the United States, including GNMA's, d) federal agency obligations which have unexpired terms of five years or less, e) repurchase agreements, f) any other debt instrument deemed eligible for legal liquidity by the Commonwealth or its agent, and g) certain common money market instruments of temporary maturity.





             The Liquidity Fund invests principally in short-term marketable debt securities issued by the United States Government or by agencies of the United States, bank money instruments, repurchase agreements, short-term corporate debt instruments, commercial paper, and reverse repurchase agreements.

             Asset investments for Liquidity Fund include : a) cash on hand and checking accounts due from banks; b) certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings banks, co-operative bank or savings & loan association ; c) Federal Funds sold ; d) bonds and other direct obligations of the United States which are unconditionally guaranteed as to principal and interest by the United States, and issues of U.S. Government agencies and instrumentalities: e)repurchase agreements; f) commercial paper and other short-term corporate obligations, including those with floating or variable rates of interest which, when purchased, is rated A-1 by Standard & Poor's Corporation ("Standard & Poor's") and/or Prime-1 by Moody's Investors Service, Inc. ("Moody's") or, if not rated, has been determined under procedures adopted and supervised by the Fund's Board of Directors to be of comparable high quality ; g) Second Tier securities to the extent permissible by Rule 2a-7 of the Investment Company Act of 1940 (see investment restrictions) including commercial paper which when purchased is rated A-2 by Standard & Poor's or Prime-2 by Moody's or if not rated, has been determined under procedures adopted, supervised and approved by the Fund's Board of Directors to be of comparable quality, and ;h) certain common money market instruments of temporary maturity. All the above eligible investment must have original maturities or remaining maturities of 397 days or less. In addition, the Fund will maintain a dollar weighted average maturity of 90 days or less.

             The main risk factor in Fund One's performance is interest rates. The yield and share price of Fund One change daily based on changes in interest rates and market conditions, and in response to other economic, political or financial events. The Fund's total return includes both income and price gains or losses. While income is the most important component of returns over time, Fund One's emphasis on income does not mean the Fund invests only in the highest-yielding bonds and notes available, or that it can avoid losses of principal. In general, bond and note prices rise when interest rates fall and fall when interest rates rise. Longer-term bonds and notes are usually more sensitive to interest rate changes. In other words, the longer the maturity of a bond or note, the greater the impact a change in interest rates is likely to have on the price.










          Debt securities are also subject to credit risk. Credit risk is the risk that the issuer of a debt security might not make interest and principal payments on the security as they become due. Securities directly issued by the U.S. Treasury and certain U.S. government agencies that are backed by the full faith and credit of the U.S. government have little credit risk. Securities issued by other agencies of the U.S. government generally have low credit risks.

          An additional risk factor in the Fund One's performance is prepayment risk. Many types of debt securities, including mortgage securities and callable bonds and notes may be subject to a prepayment risk. Prepayment risk occurs when the issuer of a security can prepay principal prior to the security's maturity. Securities subject to prepayment risk generally offer less potential for gains during a declining interest rate environment, and similar or greater potential for loss in a rising interest rate environment.

             These risk factors may adversely effect Fund One's net asset value, yield, total return and loss of money in an investment in the Fund may result.

             The main risk factor in the Liquidity Fund's performance is interest rates, the fluctuation of which will cause the income of the Liquidity Fund to correspondingly change. The average portfolio maturity may cause a delayed effect before the market interest rate change is fully reflected in the Liquidity Fund's income performance.

             An additional risk factor in the Liquidity Fund's performance, to a limited extent, is credit risk. Credit risk is the chance that the issuer of the security will be unable to pay interest and principal in a timely manner. While the credit quality of the Liquidity Fund's investment portfolio is extremely high based on the principal investment strategies discussed above, the Liquidity Fund is subject to some degree of credit risk.




         (c)(1) The restrictions and investment policies of the Registrant for Fund One and Liquidity Fund are described as follows:


         (i) The Registrant does not have any authority to issue any securities, including senior securities, other than the shares of beneficial interest which will be sold to eligible investors pursuant to the Registrant's Charter.



         (ii) The Registrant may borrow money under its Charter, provided that the term of such borrowing may not be in excess of three business days. This authority is designed to meet short-term liquidity needs of the Registrant which might otherwise require liquidation of portfolio assets. Any such borrowing, including reverse repurchase agreements, would be limited to borrowing allowable under Section 18 of the 1940 Act and applicable regulations promulgated thereunder.

         (iii) The Registrant has no power under its Charter to underwrite securities of other issuers, or to acquire securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public.

         (iv) The Registrant's Charter provides that no more than 5% of the Registrant's assets may be invested in the securities of any one issuer except for: (1) direct obligations of the United States; (2) obligations unconditionally guaranteed by the United States; (3) obligations of, or instruments issued by and fully guaranteed by, the Federal National Mortgage Association; (4) debentures, bonds or other obligations issued by a Federal Home Loan Bank or consolidated Federal Home Loan Bank debentures or bonds issued by the Federal Home Loan Bank Board under the Federal Home Loan Bank Act; (5) debentures issued by the central bank for co-operatives, or consolidated debentures issued by said central bank and the 12 regional banks for co-operatives under the Farm Credit Act of 1933 or any successors thereto; (6) collateral trust debentures or other similar obligations issued by any federal intermediate credit bank or consolidated debentures or other similar obligations issued by the 12 federal intermediate credit banks under the Federal Farm Loan Act; (7) farm loan bonds issued by and federal loan bank representing domestic farm labor housing loans authorized by
Section 514 of the Federal Housing Act of 1949, as amended by the Federal Housing Act of 1961.



         Fund One's investment policy restricts it from investing more than 25% of its assets in the securities of any particular industry other than U.S. Government or Federal agency securities.

        The Liquidity Fund may invest more than 25% of its assets in the banking industry through Certificates of Deposit and Federal Funds sold in the ordinary course of its business.

         The Registrant is not authorized to, and does not, invest in shares of common or preferred stock or in foreign investments of any kind in either Fund One or Liquidity Fund.





         (v) The Registrant's Charter allows the Registrant to make and acquire certain real estate mortgage loans. The Registrant does not currently intend to exercise such power.


         The Registrant has no power under its Charter to engage in the purchase or sale of commodities or commodity contracts.


         (vi) Other than the securities which are of the nature excepted from Item 13 (b) (8) of Form N-1A, the Registrant does not make loans to other persons, except that the Registrant may make short-term loans of portfolio securities to broker/dealers collateralized by securities received from such broker/dealers of like quality and value of which the Registrant will take possession.

         (vii) Fundamental investment policies and restrictions of the Registrant for Fund One and Liquidity Fund, followed in connection with the Registrant's operations, are described under Items 4 (a) of Part A of the Registration Statement of which this Statement of Additional Information is a part. The Registrant does not treat any other policy as a matter of "fundamental policy" pursuant to Section 8(b)(3) of the 1940 Act.

         The Registrant does not have any significant investment policies other than as described above and in Item 4 of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

         The Board of Directors of the Corporation has investment discretion with regard to Fund One and Liquidity Fund assets.


         (d)  Not applicable

         (e) The portfolio turnover ratio for Fund One was 120.13% in 2001 as compared to 6.42% in 2000. The increased portfolio turnover can be attributed to the actions of the Federal Open Market Committee
(FOMC) of the Federal Reserve during the year wherein the FOMC reduced overnight rates a record eleven times for a total of 4.75%. By year end this rate was 1.75%. During this large drop in the overnight rate, securities in the portfolio were called at an accelerated rate, resulting in the larger than normal turnover rate in the portfolio and the lower yields as discussed above. In the prior year 2000, the FOMC had increased short-term interest rates three times for a total of 100 basis points from 5.50% at the start to 6.50%. These 2000 increases resulted in a total short-term rate increase of 1.75% since June 30, 1999. As might be expected during that rising interest environment, portfolio turnover was minimal, only 6.42% in 2000, due to the lack of securities being called.




 Item 13  Management of The Fund

   (a)

   (1)             (2) & (3)       (4)            (5)        (6)

                  Position(s)
   Name, Age      Held with      Principal     Number of    Other
   And Address    Registrant     Occupation(s) Portfolios   Director-
                     and         during past   in Fund      ships of
                  Term of Office 5 years       Complex      Public
                  And Length of                Overseen by  Companies
                  Time Served                  Director     Held

William F.
Casey, Jr.,57     President      President         2         None
75 Park Plaza     (since April   and Treasurer
Boston, MA        1 2000 ; Exec- of the Co-
02116-3934        utive Vice     operative
                  President      Central Bank
                  prior thereto) Boston,
                                 Massachusetts
                    yearly       (since April
                  since 1985     1, 2000)
                                 Executive Vice
                                 President and
                                 Treasurer
                                 of The
                                 Co-operative
                                 Central Bank,
                                 prior thereto

Susan L.
Ellis,53        Vice President   Vice President    2        None
75 Park Plaza   and Treasurer    of The
Boston, MA                       Co-operative
02116-3934         yearly        Central Bank
                 since 1985      Boston
                                 Massachusetts,


Jeremiah J.
Foley,61       Executive         Executive         2       None
75 Park Plaza  Vice President    Vice President
Boston, MA     and Clerk of      of The
02116-3934     the Corporation   Co-operative
               (since April 1    Central Bank
               2000 ; and Vice  (since April 1
               President and     2000) Vice
               Clerk prior       President of
               thereto)          Co-operative
                                 Central Bank ,
                yearly           prior thereto
               since 1985







 Item 13  Management of The Fund


   (a)

   (1)             (2) & (3)       (4)            (5)       (6)

                  Position(s)
   Name, Age      Held with      Principal     Number of    Other
   And Address    Registrant     Occupation(s) Portfolios   Director-
                     and         during past   in Fund      ships of
                  Term of Office 5 years       Complex      Public
                  And Length of                Overseen     Companies
                  Time Served                  by Director  Held



Robert E.
Haley,50       Vice President   Vice President     2        None
75 Park Plaza                   of the
Boston, MA         yearly       Registrant
02116-3934       since 1990



Annemarie
Lee,43         Vice President   Assistant Vice     2        None
75 Park Plaza  (since December  President
Boston, MA     1993 and         with The
02116-3937     Assistant Vice   Co-operative
               President        Central Bank
               prior thereto)   Boston,
                                Massachusetts


Claire R.
Bothwell,64      Director and    Chairman of       2        None
13 Old           Chairman of     the Board
Gilbertville Rd  the Board       the Ware
Ware, MA 01082                   Co-operative
                 Term:ends 2002  Bank Ware,
                 since 1994      Massachusetts


James F
Culhane,71      Director         President        2        None
75 Charles                       of the North
Diersch St.     Term:ends 2003   Cambridge
E. Weymouth     since 2000       Co-operative
MA. 02189                        Bank
                                 Cambridge,
                                 Massachusetts




Item 13  Management of The Fund


(a)

   (1)             (2) & (3)       (4)          (5)          (6)

                  Position(s)
   Name, Age      Held with      Principal     Number of    Other
   And Address    Registrant     Occupation(s) Portfolios   Director-
                     and         during past   in Fund      ships of
                  Term of Office 5 years       Complex      Public
                  And Length of                Overseen by  Companies
                  Time Served                  Directors    Held





Alfonso
De Vito,65      Director         President         2        None
26 Rustic St.                    of the
Newton,         Term:ends 2003   Newton
MA. 02458       since 1999       South
                                 Co-operative
                                 Bank
                                 Newton,
                                 Massachusetts


Ronald E.
Lestan,61      Director*         President         2    None
305 Bullard                      of the
St. Walpole,   Term:ends 2004    Walpole
MA. 02081      since 1998        Co-operative
                                 Bank
                                 Walpole,
                                 Massachusetts


* Ronald E. Lestan, President of the Walpole Co-operative Bank, served as Director until January 8, 2002. At the Annual Meeting of the Incorporators held on March 19, 2002, Lawrence D.
  Beane, President of the Greenfield Co-operative Bank, was
  Elected Director to fill the remaining two years of Mr.
  Lestan's term.














Item 13  Management of The Fund


(a)

   (1)             (2) & (3)       (4)            (5)       (6)

                  Position(s)
   Name, Age      Held with      Principal     Number of    Other
   And Address    Registrant     Occupation(s) Portfolios   Director-
                     and         during past   in Fund      ships of
                  Term of Office 5 years       Complex      Public
                  And Length of                Overseen by  Companies
                  Time Served                  Directors      Held




Edward T.
Mulvey,66         Director         Chairman          2       None
50 Pond St.                        the Board
Cohasset,         Termn:ends 2002  Pilgrim
MA, 02025         since 1999       Co-operative
                                   Bank Cohasset,
                                   Massachusetts




John H.
Pearson, Jr.,52  Director and      President         2       None
62 Fairmount     Clerk of the      of Butler
St. Lowell,      Board             Bank, a
MA, 01852                          Co-operative
                 Term:ends 2004    Bank Lowell,
                 since 1998        Massachusetts




Barry H.
Whittaker,48     Director          President         2       None
62 Bolas Rd                        of the
Duxbury,         Term:ends 2003    Holbrook
                 since 2000        Co-operative
                                   Bank Holbrook
                                   Massachusetts



                (5) The number of portfolios in the fund complex overseen by the directors above are two (Fund One & Liquidity Fund.)

                (6) There are no other directorships held by the directors listed above.









                 Board of Directors

         (b)(1) The business of the Corporation is conducted by a Board of Directors elected by the Corporation's Incorporators and the Directors have investment discretion relative to Corporation assets. The Incorporators of the Corporation are the Directors of the Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts's co-operative banks.

         (b)(2)  Audit Committee

(i) The Audit Committee is appointed by the Board of Directors of the Bank Investment Fund (the "Registrant") to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

       monitor the integrity of the Registrant's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

       monitor the independence and performance of the Registrant's independent auditors and internal auditor; and

provide an avenue of communication among the independent auditors, management, the internal auditor and the Board of Directors.

       The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to the independent auditors as well as anyone in the company.

              (ii) There are two directors that serve on the Audit
Committee: Mr. Alfonso De Vito and Mr. Ronald E. Lestan (thru
01/08/2002).At the regularly scheduled board meeting held on 03/19/2002, Mr. Edward T. Mulvey was appointed to the Audit Committee to replace Mr. Lestan.

              (iii) The Audit Committee meets two times during the fiscal year.

              (iv) Not Applicable

         (b)(3) thru (b) (10) Not Applicable


      Compensation

         (c) The following table sets forth, for each of the three highest paid officers and directors of the Registrant whose total direct or indirect remuneration from the Registrant exceeded $60,000 and for all directors and officers of the Registrant as a group, all direct and indirect remuneration paid or accrued by the Registrant for services in all capacities during the year ended December 31, 2001.


     (1)               (2)and(5)            (3)             (4)
Name of Person,      Aggregate        Pension or       Estimated
Position             Compensation     Retirement       Annual
                     From Registrant  Benefits Accrued Benefits
                     (1)              As Part of       Upon(2)
                                      Fund Expenses    Retirement
-----------------------------------------------------------------
Claire R. Bothwell
Director                  $  2,000             0                0

James F. Culhane
Director                     1,500             0                0

Alfonso De Vito
Director                     2,100             0                0

Ronald E. Lestan
Director                     2,100             0                0

Edward T. Mulvey
Director                     2,000             0                0

John H. Pearson, Jr.
Director                     1,500             0                0

Barry H. Whittaker.
Director                     2,000             0                0

Jeremiah J. Foley
Executive Vice President    42,400         2,993           92,471
and Clerk of the Corporation

Susan L. Ellis
Vice President              58,300         4,880          129,385
Treasurer











Robert E. Haley
Vice President             121,360        12,080           67,396

Officers and              $275,360       $23,963         $547,532
 Directors
 as a Group
 (twelve
 persons
 including
 the above)



__________________________

(1) Includes Directors fees; does not include health and hospitalization insurance benefits provided to all salaried employees of the Registrant pursuant to plans which do not discriminate in favor of officers and directors; Does not include remuneration paid by the Co-operative Central Bank for services provided to such Bank.



(2) Includes all estimated benefits accrued with respect to the Co-operative Banks Employees' Retirement Association (the retirement association for the Central Bank, the Registrant, Massachusetts co-operative banks, and certain other institutions), whether attributable to the Central Bank or the Registrant.



_______________________________

         (d)  Not Applicable

     Code of Ethics

         (e) This policy establishes the standards of ethical business behavior and personal conduct for the members of the Board of Directors, officers and employees of the Bank Investment Fund (the "Corporation") in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.











             Access persons are restricted from making any purchases or sales of securities on the approved securities list (restricted transaction securities) within 15 days following the initial approved listing or within 15 days following the purchase or sale of such listed security by the Corporation. Access persons should also seek to avoid purchases and sales of such securities within 15 days prior to any purchases and sales of such securities by the Corporation. Access persons are encouraged to contact the review officer for pre-approval of any individual proposed purchases and sales of such securities.

Item 14.   Control Persons and Principal Holders of Securities



         (a) No person is in a control relationship with the Registrant.


         (b) As of February 28, 2002 the following five (5) investors of Fund One and no investors of Liquidity Fund owned of record 5% or more of the shares of beneficial interest.
The shares of beneficial interest do not provide the holders of such shares with any voting rights.

                                              % of ownership,
                                              both beneficially
                         Holder                 and of record

Fund One

         The Co-operative Central Bank                 13.69%
         Boston, Massachusetts

         Fall River Five Cents Savings Bank
         Fall River, Massachusetts                      8.01%

         Needham Co-operative Bank
         Needham, Massachusetts                         6.42%

         Southbridge Savings Bank
         Southbridge, Massachusetts                     5.59%

         Bank of Canton
         Canton, Massachusetts                          5.03%


Liquidity Fund

         None









      (c) The directors and officers of the Registrant are not eligible to hold the equity securities of the Registrant; the Registrant's Charter limits its eligible shareholders to certain Massachusetts's banks and certain other institutions. The directors are also directors and/or officers of co-operative banks which own beneficial interests in shares of the Funds.


Item 15.  Investment Advisory and Other Services

         (a)-(f) The Registrant as underwriter does not currently utilize the services of any investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, subject to authority delegated by the Registrant's Board of Directors. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance. No person other than a director, officer or employee of the Registrant furnishes advice to the Registrant with respect to investments.

         (g ) See Item 8(b) of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the Plan adopted by the Registrant pursuant to which it will incur expenses related to the distribution of each series of Shares. The expenditures to be made pursuant to the Plan may not exceed an amount calculated at the rate of .12% per annum of the average daily net assets of each of the Funds with respect to direct expenses and of both of the Funds with respect to indirect expenses.


         (1)  The Registrant spent $167,772 ($58,126
              Fund One and $109,646 Liquidity Fund) in the year ended December 31, 2001 for the following activities indicated under the Plan:

                    (i)  $438 and $850 for advertising in
                    trade journals and similar publications for Fund One and Liquidity Fund which the Registrant determines are likely to be read by representatives of eligible investors;

                    (ii)  $5,218 and $5,218 for printing and
                    mailing the offering materials for Fund
                    One and Liquidity Fund to eligible
                    investors which are not currently owners of shares of such Funds;

                    (iii, iv & vi) No amounts were spent for the activities described in Item 15(g)(iii) and
                    (iv) of the instructions to Form N-lA; and



                    (v)  $25,111 and $48,745 for compensation,
                    payroll taxes and benefits to officer
                    responsible for sales and customer service;

                    (vii-a) $4,759 and $9,238 for sponsorship of annual subscriptions on behalf of participating investors to IDC Financial
                    Publishing, Inc.;

                    (vii-b) $11,798 and $22,902 for other
                    promotional material;

                    (vii-c) $1,498 and $2,908 for sponsorship of and/or attendance at conferences and conventions of banking and other groups including eligible investors as members or participants; and

                    (vii-d) $9,304 and $19,785 for other related expenses (telephone, travel, etc.).

         (2) and (3) Not Applicable

         (4) Because more than one fund will be operated by the Corporation, operating expenses and expenses incurred pursuant to the Plan related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in accordance with the annual budget as determined by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

         (5) No interested person of the Registrant or director of the Registrant who is not an interested person of the Registrant has or will have any direct or indirect financial interest in the operation of the Plan, except that compensation, payroll taxes and other benefits to an officer responsible for sales and customer service are deemed by the Registrant to be expenses related to the distribution of the Registrant's shares and counted toward the limits of the Plan.






         (6) The Registrant is required by applicable state statute to distribute offering materials and periodic reports to all entities which are eligible investors of the Funds. The Registrant believes that the investors in the Funds will benefit from expenditures made to ensure that the Funds are operated in accordance with applicable state law and from the spread of the Funds, operating expenses over a larger pool of Fund assets resulting from increased subscriptions to the Funds.

     (h) (1), (2) and (4) Not Applicable



     (h) (3) The portfolio securities of the Registrant are held by a commercial bank pursuant to a custodian agreement.

         The Registrant's custodian is State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110. This custodian holds cash and investments, other than Federal funds sold, and investments held under custody include certificates of deposit. The Fund maintains Federal funds sold balances with qualified national banks located in Massachusetts and Massachusetts state chartered banks, including State Street Bank and Trust Company. While the banks utilized have been determined by the officers and directors of the Fund to qualify as custodian banks themselves, the Fund acts as self custodian for Federal funds sold.

         The Registrant's independent public accountant is Parent, McLaughlin & Nangle, Certified Public Accountants, Inc., 70 Federal Street, Boston, Massachusetts 02110. This firm functions as the Registrant's auditors in the preparation of annual financial statements required by federal and state law, and provides general accounting services to the Registrant.

         The Registrant has also made arrangements with Parent McLaughlin and Nangle for the audit scope to include the confirmation of its federal funds sold position at least three times during the fiscal year, at least two of which shall be chosen by such accountants without prior notice to the Fund, in accordance with paragraph (f) of Rule 17f-2.

Item 16  Brokerage Allocation

         (a) Transactions in portfolio securities are effected, by or through broker/dealers chosen by the Registrant.
Securities are received, delivered or exchanged by the Registrant's custodian bank in connection with such transactions upon written instructions received from such brokers or representatives of the Registrant. The Registrant has to date purchased and sold securities at prices reflecting broker/dealer markup for which no separate commission has been paid. Information regarding the amount of broker/dealer markups are not provided by broker/dealers and it is not possible to calculate the aggregate amount of such markups; however, the Registrant monitors securities prices available from a number of broker/dealers to ensure that competitive prices for securities purchases are obtained.


      (b)  Not applicable




      (c) The Registrant selects broker/dealers on the basis of prior securities trading experience of the Registrant's management with various broker/dealers and monitors the reliability and quality of their trading executions to ensure that services rendered are comparable, and that securities prices paid and commissions paid, if any, are competitive, with those of other qualified broker/dealers.

         (d)  Not applicable

         (e)  Not applicable

Item 17  Capital Stock and Other Securities

         (a) (1) Section 3 of the Registrant's Charter provides that the Registrant will have no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest without par value divided into Fund One(Series 1) shares and Liquidity Fund (Series 2) shares. Such shares are referred to as the Registrant's shares.

             (2)(i) Fund shares may not be transferred by banks holding such shares to any persons other than an eligible bank (except that the shares may be pledged to such other persons or they may be transferred to The Co-operative Central Bank, hereinafter the "Central Bank"). If the Fund shares are acquired by any other persons by operation of law or by foreclosure upon the pledge of such shares (or through transfer, in the case of the Central Bank), the Corporation must offer to repurchase the shares from such person at net asset value of the shares. If such offer is refused, no dividend may be paid by the Corporation or Fund on such shares, and the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Corporation or Fund is limited to the net asset value of the shares on the date of the Corporation's offer.

         (ii) In the event of any transfer, it is extremely important to notify the Corporation immediately of any purchase, sale or transfer of Fund shares not made through the Corporation or its transfer agent. Immediate notification should be furnished to the Corporation by telephone, with written notification as a follow-up thereto. Prompt notification is essential to avoid any delay in redemption offer and loss of earnings. Please remember that a statutory restriction exists on the Corporation and it would be unable to pay a dividend to an ineligible holder after expiry of the 30-day repurchase period which is statutorily available following such transfer. The Registrant is not aware any material obligation or potential liabilities associated with owning The Fund shares beyond the investment risks that were discussed in Item 4(c) of Part A of the Registration Statement of which the statement of Additional Information is a part.

         (iii)  The declaration of dividends is in the
discretion of the Registrant's Board of Directors, subject to certain limitations specified in the Registrant's Charter.


         (iv)  For the reasons stated in the response to Item
6, "Capital Stock and other Surplus," of Part A of the
Registration Statement of which this Statement of Additional
Information is a part, there are no securities of the Registrant having voting rights.

         (v) All shares if each series of the Registrant s shares have equal rights upon any liquidation to the assets of the Fund for which such series of shares was issued.

         (vi) Holders of the Registrant's shares do not have pre-emptive rights

         (vii) Holders of the Registrant's shares do not have any conversion rights.

         (viii)  (F) See Item 7 (c), "Redemption of
Repurchase," of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the redemption provisions applicable to the Registrant's shares.

         (ix) There are no sinking fund provisions applicable to the Registrant's shares.

         (x) Holders of the Registrant's shares have no liability to further calls or to assessments by the Registrant.

         (b)  Not applicable

Item 18  Purchase, Redemption and Pricing of Shares

         (a)  See Item 7 (b) of Part A of the Registration
Statement of which this Statement of Additional Information is a part as to the manner in which the Registrant's shares are offered to eligible investors.


         (b)  Not applicable



         (c) The Registrant's shares are offered and sold pursuant to a private offering to eligible investors. The offering price of the shares of each Fund's series is the net asset value per share of that Fund's shares as of the date of purchase of such shares. The net asset value per share for each series of the Registrant's shares is determined by the Registrant as of the close of trading on the New York Stock Exchange (currently 4:00 p.m. New York Time) on days when the Registrant's custodian bank is open for business. The net assets value per share for each Fund is computed by taking the value of all assets of the applicable Fund, subtracting its liabilities , and dividing by the number of such Fund's series outstanding.


         With respect to Fund One, investments in United States government and Federal agency debt securities held by the Registrant are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and take into account appropriate factors such as institutional size, trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data.

         The Liquidity Fund's investment securities are valued based on their amortized cost without taking into account unrealized appreciation or depreciation. This method of valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which values, as determined by amortized cost, is higher or lower than the price the Liquidity Fund would receive if it sold the instrument.


         The valuation of portfolio instruments based upon their amortized cost and the maintenance of the Liquidity
Fund's per share net asset value of $1,000 is permitted in accordance with Rule 2a-7 of the 1940 Act, subject to the adherence by the Liquidity Fund to certain conditions. The Liquidity Fund must (I) maintain a dollar-weighted average maturity of 90 days or less, (ii) purchase only instruments having remaining maturities of one year or less, and (iii) invest only in securities determined by the Registrant's Board of Directors to present minimal credit risks and which are of high quality as determined by a major rating service, or, in the case of any instrument which is not rated, which are of comparable quality as determined by the Registrant's Board of Directors.
The Board of Directors has established procedures designed to stabilize the Liquidity Fund's net asset value per share at $1,000. Such procedures will include review of the Liquidity Fund's investments by the Board of Directors, at such intervals as they may deem appropriate, to determine whether the Liquidity Fund's net asset value calculated by using available, market quotations deviates from $1,000 per share and, if so, whether such deviation may result in material dilution or is otherwise unfair to existing shareholders. In the event the Board of Directors determines that such a deviation exists, it will take such corrective action as it regards as necessary and appropriate, including (i) the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, (ii) withholding dividends, or (iii) establishing a net asset value per share by using available market quotations.





         The information requested in Instructions 2 and 3 of
Item 18 are not applicable to either of the Registrant's Funds.
A specimen price make up sheet, as requested by Instruction 4, is furnished as part of Exhibit 19.


         (d) The Registrant has not received an order of exemption from Section 18(f) of the 1940 Act from the Commission nor filed a notice of election pursuant to Rule 18f-1.


Item 19  Taxation of the Fund

         See discussion under Item 7(c) of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

Item 20  Underwriters

         Not Applicable




Item 21  Calculations of Performance Data

         (a) (1) Yield. The yield for the Liquidity Fund for the seven-day period ended December 31, 2001 was 2.53%. Yield is calculated based on the 7-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 21 (a) (2) of Form N-1A. A schedule of the computation of yield is furnished as part of Exhibit 16

         (b) (1) Total Return. The total return for Fund One for the year ended December 31, 2001 was 6.91%; total return for the five years ended December 31, 2001 was 6.25%; Total return for the ten years ended December 31, 2001 was 5.73%.

         Fund One's total return for each of the foregoing periods was computed by finding, through the use of the formula prescribed by Item 21 (b) (1) of Form N-1A, the average annual compounded rates of return over the period that equates an assumed $1,000 invested to the value of the investment at the end of the period. For purposes of computing total return, income dividends and capital gains distributions paid on shares of Fund One are assumed to have been reinvested when received. A schedule of the computation of total return is furnished as part of Exhibit 16

         (b) (2) Yield. The yield for Fund One for the thirty-day period ended December 31, 2001 was 3.02%. Yield is calculated based on the 30-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 21 (b) (2) of Form N-1A. A schedule of the computation of yield is furnished as part of Exhibit 16

Item 22  Financial Statements

         Financial Statements of Fund One of the Registrant for the year ended December 31, 2001 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 2001 are included herewith.
Financial Statements of the Liquidity Fund of the Registrant for the year ended December 31, 2001 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 2001 are also included herewith.






BANK INVESTMENT FUND  FUND ONE
(Series 1)

FINANCIAL STATEMENTS

For the year ended December 31, 2001




                        BANK INVESTMENT FUND  FUND ONE

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 2001


ASSETS:
  INVESTMENTS IN SECURITIES, at value
   (Identified cost $105,599,769)                              $107,122,638

  REPURCHASE AGREEMENTS                                           7,340,000

  INTEREST RECEIVABLE                                             1,435,288

  OTHER ASSETS                                                       11,531

  CASH                                                               72,376
                                                               ------------

      TOTAL ASSETS                                              115,981,833
                                                               ------------

LIABILITIES:
  PAYABLE FOR INVESTMENTS PURCHASED                               6,500,000

  DIVIDENDS PAYABLE                                                 274,910

  ACCRUED EXPENSES                                                  117,496
                                                               ------------

      TOTAL LIABILITIES                                           6,892,406
                                                               ------------

NET ASSETS: (Equivalent to $998.0943 per share based on
 109,297.7153 shares of beneficial interest outstanding)       $109,089,427
                                                               ============

REPRESENTED BY:
  Paid-in Capital                                              $124,814,868
  Accumulated net losses on investments                         (17,248,305)
  Unrealized appreciation of investments-net                      1,522,864
                                                               ------------

      TOTAL NET ASSETS                                         $109,089,427
                                                               ============


                        BANK INVESTMENT FUND FUND ONE

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 2001


INVESTMENT INCOME:                                                    $5,748,159

EXPENSES:
  Compensation, payroll taxes and benefits-officers      $94,107
  Compensation, payroll taxes and benefits-other          68,146
  Distribution expenses                                   58,126
  Occupancy                                               46,000
  Professional fees                                       24,200
  Other expenses                                          18,549
  Equipment and data processing                           15,600
  Meetings and travel                                      9,600
  Postage and telephone                                    8,300
  Shareholder reports                                      5,217
  Directors' fees                                          4,500
  Stationary and supplies                                  3,800
  Other bank fees                                          3,700
  Insurance expense                                        2,200
  Interest expense                                         1,283
                                                         -------
      TOTAL EXPENSES                                                     363,328
                                                                      ----------
      INVESTMENT INCOME-NET                                            5,384,831
                                                                      ----------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
  Net realized gain on investments                                        23,510
  Change in net unrealized appreciation on
   investment securities                                               1,652,809
                                                                      ----------
      Net realized and unrealized gain on investments                  1,676,319
                                                                      ----------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                                           $7,061,150
                                                                      ==========


                        BANK INVESTMENT FUND  FUND ONE

                     STATEMENT OF CHANGES IN NET ASSETS

                                                          Year Ended December 31,
                                                     ------------------------------
                                                          2001              2000
                                                          ----              ----

INCREASE IN NET ASSETS FROM OPERATIONS:
  Investment income-net                              $  5,384,831      $  6,198,536
  Net realized gain (loss) on investments                  23,510           (26,774)
  Unrealized appreciation-net                           1,652,809         2,800,867
                                                     ------------------------------

      Net increase in net assets resulting
       from operations                                  7,061,150         8,972,629

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income-net                                (5,384,831)       (6,198,536)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST-NET
 INCREASE (DECREASE)                                      877,521        (9,443,947)
                                                     ------------------------------

      TOTAL INCREASE (DECREASE) IN NET ASSETS           2,553,840        (6,669,854)

NET ASSETS:
  Beginning of year                                   106,535,587       113,205,441
                                                     ------------------------------

  End of year                                        $109,089,427      $106,535,587
                                                     ==============================


                        BANK INVESTMENT FUND-FUND ONE

                          PORTFOLIO OF INVESTMENTS
                              December 31, 2001

Obligations of Federal Agencies-98.1%

                                 Par        Coupon      Maturity Date            Value
                                 ---        ------      -------------            -----

Federal Home Loan Bank      $ 5,000,000      6.48%        01/08/02           $  5,003,691
                              2,000,000      5.58         09/09/04*             2,046,587
                              3,000,000      5.415        09/22/04*             3,023,437
                              4,000,000      4.26         10/08/04*             4,000,000(1)
                              2,500,000      4.30         10/08/04*             2,500,000(1)
                              2,500,000      5.30         10/12/04*             2,522,606
                              2,000,000      5.385        12/14/04*             2,028,750
                              3,000,000      5.05         01/11/05*             3,076,371
                              2,000,000      7.15         01/28/05*             2,102,118
                              2,000,000      7.25         02/10/05*             2,106,557
                              5,000,000      5.01         03/07/05*             5,026,863
                              2,000,000      5.40         03/21/05*             2,061,175
                              3,000,000      5.43         03/28/05*             3,093,762
                              2,000,000      5.27         04/04/05*             2,055,619
                              4,000,000      4.15         04/11/05*             3,988,444
                              2,000,000      5.24         04/25/05*             2,045,313
                              3,000,000      5.32         04/25/05*             3,029,531
                              4,000,000      5.555        05/09/05*             4,048,125
                              4,000,000      4.00         05/13/05*             3,963,087
                              3,000,000      5.52         06/13/05*             3,079,688
                              4,000,000      5.005        06/20/05*             4,046,250
                              2,000,000      4.61         06/27/05*             2,009,063
                              2,000,000      5.385        06/27/05*             2,059,607
                              2,000,000      5.43         06/28/05*             2,032,122
                              2,000,000      6.00         01/30/06*             2,043,983
                              2,000,000      5.80         02/21/06*             2,064,973
                              2,000,000      5.65         02/23/06*             2,066,030
                            -----------                                      ------------
                            $76,000,000              (Cost $ 76,000,000)     $ 77,123,752
                            -----------                                      ------------

-------------------
*     May be subject to call by issuer prior to maturity date.
(1)   When-issued securities.

                     See notes to financial statements.


                        BANK INVESTMENT FUND-FUND ONE

                    PORTFOLIO OF INVESTMENTS (continued)
                              December 31, 2001

Obligations of Federal Agencies-98.1% (continued)

                                 Par        Coupon      Maturity Date            Value
                                 ---        ------      -------------            -----

Federal Home Loan Mortgage
 Corporation                $ 1,000,000      5.125%       11/04/04*          $  1,019,844
                              2,000,000      7.35         02/03/05*             2,092,027
                              7,000,000      4.09         04/22/05*             6,954,683
                            -----------                                      ------------
                            $10,000,000              (Cost $ 10,000,000)     $ 10,066,554
                            -----------                                      ------------

Federal National Mortgage
 Association                $ 2,500,000      6.375%       01/16/02           $  2,504,206
                              4,000,000      5.91         08/25/03              4,188,944
                              2,000,000      5.66         01/05/04              2,082,425
                              2,000,000      5.50         02/12/04*             2,007,684
                              2,000,000      5.60         08/14/04*             2,008,300
                              2,000,000      4.15         12/13/04*             2,006,247
                              2,000,000      4.48         12/27/04*             2,016,713
                              3,000,000      4.85         09/26/05*             3,017,813
                            -----------                                      ------------
                            $19,500,000              (Cost $ 19,499,769)     $ 19,832,332
                            -----------                                      ------------

Certificates of Deposit-0.1%

NCB Savings Association     $   100,000      3.00%        05/17/02           $    100,000
                            -----------                                      ------------
                                                     (Cost $    100,000)

                                                     (Cost $105,599,769)     $107,122,638
                                                                             ------------

Repurchase Agreement-6.7%

$7,340,000                  Repurchase Agreement dated December 31, 2001
                            with Morgan Stanley Dean Witter, Inc. due
                            January 2, 2002 with respect to $7,494,000
                            U.S. Treasury Bills due January 17, 2002-
                            maturity value $7,340,628 for an effective
                            yield of 1.54%.
                                                     (Cost $  7,340,000)     $  7,340,000
                                                                             ------------
Total Investments-104.9%                             (Cost $112,939,769)     $114,462,638
                                                                             ------------
Liabilities in excess of other assets-(4.9)%                                   (5,373,211)
                                                                             ------------
Net assets-100%                                                              $109,089,427
                                                                             ============

-------------------
*     May be subject to call by issuer prior to maturity date.

                     See notes to financial statements.


                        BANK INVESTMENT FUND-FUND ONE

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1. Organization

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under its chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual investment funds derived from the voluntary subscriptions made by eligible investors.

      Fund One (the "Fund") is a no-load, diversified, open-end investment fund. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts, the National Cooperative Bank, and directly or indirectly wholly-owned subsidiaries of such institutions.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Investment security valuation:

      U.S. debt securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). In computing net investment income prior to January 1, 1997, the Fund did not amortize premiums or accrete discounts on fixed income securities in the portfolio, except those original issue discounts for which amortization is required for federal income tax purposes. Since January 1, 1997, the Fund amortizes premiums or accretes discounts on related fixed income securities, which change had an immaterial effect on investment income. Premiums, if any, and discounts are amortized or accreted on a straight line basis, which approximates the income method. Additionally, with respect to market discount on bonds issued after July 18, 1984, a portion of any capital gain realized upon disposition may be recharacterized as taxable ordinary income in accordance with the provisions of the 1984 Tax Reform Act. Realized gains and losses on security transactions are determined on the identified cost method.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required. The Fund realized a tax basis gain of $53,535 during 2001, which was applied towards the available capital loss carryforward, resulting in a remaining capital loss carryforward of ($3,848,457) at December 31, 2001. Such capital loss carryforward will reduce the Fund's taxable income arising from future net realized gain on investments, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Fund of any liability for federal income tax. Such capital loss carryforward will expire on December 31, 2003 ($3,826,009) and December 31, 2008 ($22,448).

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of otherwise taxable realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by adding the appraised value of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding.

NOTE 3. Security Transactions:

      The cost of securities purchased and the proceeds from the sales of securities, all of which were Obligations of Federal Agencies, (excluding short-term investments) aggregated $117,000,000 and $113,223,085, respectively for the year ended December 31, 2001. As of December 31, 2001, unrealized appreciation of investments was $1,522,864; accumulated net realized loss on investment transactions totaled ($17,248,305).

NOTE 4. Borrowed Funds:

      The maximum amount of borrowed funds and the average balance for the year ended December 31, 2001 was $2,000,000 and $5,479, respectively. The average interest rate on these borrowings was 3.85%. Total interest expense of $1,283 is posted on the Statement of Operations for the year ended December 31, 2001.

NOTE 5. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, for certain other direct or indirect marketing expenses, direct payments to sales personnel, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $58,126 (.06% of average net assets) pursuant to this Plan for the year ended December 31, 2001.

NOTE 6. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the Plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 2001 were $16,179.

NOTE 7. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share). As of December 31, 2001 capital paid-in aggregate was $124,814,868.

      Transactions in shares of beneficial interest are summarized as follows:

                                                    Year Ended                        Year Ended
                                                 December 31, 2001                 December 31, 2000
                                            ----------------------------      -----------------------------
                                               Shares          Amount           Shares            Amount
                                               ------          ------           ------            ------

Sold                                        73,514.2997      $73,300,000       8,406.1018       $ 8,000,000
Issued in reinvestment of dividends          2,431.5414        2,415,965       2,889.1199         2,771,711
                                            ---------------------------------------------------------------
                                            75,945.8411       75,715,965      11,295.2217        10,771,711
Redeemed                                    75,148.4359       74,838,444      21,158.2089        20,215,658
                                            ---------------------------------------------------------------
Net increase (decrease)                        797.4052      $   877,521      (9,862.9872)      $(9,443,947)
                                            ===============================================================

NOTE 8. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund reimburses The Co-operative Central Bank and reimburses or receives from the Bank Investment Fund-Liquidity Fund for its proportionate share of expense items used in common. All fees and expenses for the Fund are estimated and accrued daily. Actual operating expenses for the year ended December 31, 2001 were .34% of average net assets. As reimbursement of allocated expenses, the Fund paid or accrued to The Co-operative Central Bank for the year ended December 31, 2001 $40,800. The Fund received form the Bank Investment Fund-Liquidity Fund for the year ended December 31, 2001 the amount of $234,600.


The following sheets are perforated for your removal and use in the establishment or updating of your account.


                            BANK INVESTMENT FUND
                                  FUND ONE
                          ACCOUNT APPLICATION FORM

REGISTRATION. The account should be registered as follows:

                                                         DATE: ____________
NAME:  ____________________________________________________________________
POST OFFICE BOX:  _________________________________________________________
STREET ADDRESS:  __________________________________________________________
CITY/TOWN:  _____________________________________  STATE:  ________________
ZIP CODE:  ___________________________  TELEPHONE NUMBER:  ________________
TAX ID NUMBER  ____________________________________________________________
INITIAL INVESTMENT: $  _________________________________  (Minimum $50,000)

                           MONTHLY CASH DIVIDENDS

[ ] Check if dividends are to be paid monthly in cash. Otherwise dividends will be AUTOMATICALLY REINVESTED in additional shares of the Fund.

                         TELEPHONE REDEMPTION ORDERS

      Redemption proceeds will be sent ONLY to the bank or trust company listed below, for credit to the investor's account. The investor hereby authorizes the BANK INVESTMENT FUND to honor telephone or written instructions, without a signature guarantee, for redemption of Fund shares. THE FUND and its Agents will not be liable for any loss, expense or cost arising out of such transactions.

      Enclose a specimen copy of your check or deposit slip (marked VOID) for the bank account listed below. To facilitate the wiring of your redemption proceeds the indicated bank should be a commercial bank.

Name of Bank:  ____________________________________________________________
Bank Account No.  _________________________________________________________
Bank Address:  ____________________________________________________________
               street
               ____________________________________  MA  __________________
               city                                              zip
Name on Account:  _________________________________________________________
Bank Routing/Transit No.:  ________________________________________________

          AUTHORIZED PERSONS-TELEPHONE INVESTMENTS AND REDEMPTIONS

          Authorized person              Title                Initials
          -----------------              -----                --------

1.  _______________________________________________________________________
2.  _______________________________________________________________________
3.  _______________________________________________________________________
4.  _______________________________________________________________________
5.  _______________________________________________________________________

                            CORPORATE RESOLUTIONS

      We have enclosed with this application form the necessary corporate resolutions to authorize corporate officers to make wire or cash payment transfers to the Bank Investment Fund and to purchase, sell or exchange shares of beneficial ownership in the Bank Investment Fund, Fund One.

                         SIGNATURE AND CERTIFICATION

      We have received and read the Offering Circular, and agree to its terms and conditions by signing below. By the execution of this Application, the undersigned represent and warrant that they are duly authorized to sign this Application and to purchase or redeem shares of the Fund on behalf of the investor.

      The undersigned hereby certify under penalty of perjury that the above Taxpayer Identification Number is correct and that the investor is not subject to backup withholding.

      We further certify and agree that the certifications, authorizations and appointments in this document will continue until the Bank Investment Fund receives actual written notice of any change thereof.

Signature  _________________________________  Title  ______________________

Signature  _________________________________  Title  ______________________

Two signatures are required, one of which should be the Secretary or Clerk of the corporation.

                             SIGNATURE GUARANTEE

      In order to facilitate telephone redemptions, you must have your signature(s) on this application guaranteed by a commercial bank or stock exchange member firm.

___________________________________________________________________________
Name of Bank or Investment Dealer

___________________________________________________________________________
By (signature of authorized person)

___________________________________________________________________________
Title (authorized person)

                     CERTIFICATE OF CORPORATE RESOLUTION

      For Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts, the National Cooperative Bank and directly or indirectly wholly-owned subsidiaries of such institutions only. This form authorizes the individuals below to redeem shares by telephone or exchange.

      The undersigned is Secretary or Clerk of _____________________ and hereby
certifies that the following individuals:      (name of corporation)

                   Name                          Title
                   ----                          -----

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

are duly authorized by corporate resolution or otherwise to act on behalf of the eligible bank in connection with its ownership of shares in the Bank Investment Fund, Fund One and in particular to give instructions for the purchase, sale or exchange of any said shares and to execute any necessary forms in connection therewith.

      The Bank Investment Fund will consider this authorization to be in full force and in effect until otherwise notified in writing.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate the _______________ day of ___________________ 20__________.


___________________________________________________________________________
Secretary or Clerk


                            FINANCIAL STATEMENTS

      As required by applicable statutes, semi-annual financial statements are furnished to the shareholder, the Commissioner of Banks and the Securities and Exchange Commission.

                           ADDITIONAL INFORMATION

      The Bank Investment Fund (the "Corporation") has filed with the Securities and Exchange Commission in Washington, D.C., under the chartered name the "Co-operative Bank Investment Fund" a registration statement on Form N-1A (together with all amendments and exhibits thereto, hereinafter referred to as the "Registration Statement") under the Investment Company Act of 1940. This Offering Circular does not contain all of the information in the Registration Statement. The Registration Statement may be reviewed and copied at the Public Reference Room of the Securities and Exchange Commission; or:

      By Phone:      1-800-Sec-0330
      By mail:       Public Reference Section
                     Securities and Exchange Commission
                     Washington, D.C. 20549-6009
                     (duplicating fee required)
      On the Internet: www.sec.gov
      (Investment Company Act File No. 811-4421)

      The Corporation will provide, without charge to any person to whom this Offering Circular is delivered on the written or oral request of any such person, a copy of the Registration Statement and the additional information contained therein and documents relating to certain exemptions from the Investment Company Act of 1940 (see ORGANIZATION). Written requests should be directed to the Bank Investment Fund, 75 Park Plaza, Boston, MA 02116-3934. Telephone requests may be directed collect to 617-695-0415.

                   =======================================

                            BANK INVESTMENT FUND

                                  FUND ONE


                                   [LOGO]


                                75 Park Plaza
                            Boston, MA 02116-3934
                                617-695-0415

                   =======================================










BANK INVESTMENT FUND  LIQUIDITY FUND
(Series 2)

FINANCIAL STATEMENTS

For the year ended December 31, 2001



                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 2001


ASSETS:
  INVESTMENTS, at cost which approximates value               $369,803,350

  REPURCHASE AGREEMENTS                                        304,340,000

  INTEREST RECEIVABLE                                            3,766,172

  CASH                                                             316,037
                                                              ------------

      TOTAL ASSETS                                             678,225,559
                                                              ------------

LIABILITIES:
  PAYABLE FOR INVESTMENTS PURCHASED                             10,000,000

  DIVIDENDS PAYABLE                                                670,871

  ACCRUED EXPENSES                                                 133,639
                                                              ------------

      TOTAL LIABILITIES                                         10,804,510
                                                              ------------

NET ASSETS: (Equivalent to $1,000 per share based on
 667,421.0490 shares of beneficial interest outstanding)      $667,421,049
                                                              ============

REPRESENTED BY:
  Paid-in Capital                                             $667,421,049
                                                              ============

                     See notes to financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 2001


INVESTMENT INCOME:                                                     $20,118,078

EXPENSES:
  Compensation, payroll taxes and benefits-officers      $180,234
  Compensation, payroll taxes and benefits-other          130,514
  Distribution expenses                                   109,646
  Occupancy                                                89,574
  Other expenses                                           41,836
  Other bank fees                                          33,665
  Professional fees                                        32,512
  Equipment and data processing                            30,149
  Meetings and travel                                      18,747
  Postage and telephone                                    15,934
  Directors' fees                                           8,700
  Stationary and supplies                                   7,521
  Shareholder reports                                       5,217
  Insurance expense                                         4,426
                                                         --------
      TOTAL EXPENSES                                                       708,675
                                                                       -----------
      INVESTMENT INCOME-NET                                             19,409,403
                                                                       -----------

      NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS                                                      $19,409,403
                                                                       ===========

                     See notes to financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                      STATEMENT OF CHANGES IN NET ASSETS

                                                Year Ended December 31,
                                            ------------------------------
                                                2001              2000
                                                ----              ----

INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS:
  Investment income-net                     $ 19,409,403      $ 10,749,969

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income-net                      (19,409,403)      (10,749,969)

TRANSACTIONS IN SHARES OF BENEFICIAL
 INTEREST-NET INCREASE                       482,829,099         8,936,349
                                            ------------------------------

      TOTAL INCREASE IN NET ASSETS           482,829,099         8,936,349

NET ASSETS:
  Beginning of year                          184,591,950       175,655,601
                                            ------------------------------

  End of year                               $667,421,049      $184,591,950
                                            ==============================

                     See notes to financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                          PORTFOLIO OF INVESTMENTS
                              December 31, 2001

Obligations of Federal Agencies-16.1%

                                           Par          Coupon       Maturity Date           Cost
                                           ---          ------       -------------           ----

Federal Home Loan Bank                $  5,000,000      2.27%*         01/11/02         $  4,996,532
                                         5,000,000      3.75           07/17/02            5,000,000
                                         3,000,000      3.70**         08/28/02            3,000,000
                                         5,000,000      3.445**        10/02/02            5,000,000
                                         5,000,000      3.46**         10/03/02            5,000,000
                                         6,000,000      3.625**        10/07/02            6,000,000
                                         9,000,000      2.82**         10/09/02            9,000,000
                                        11,000,000      3.00**         10/11/02           11,000,000
                                         5,000,000      3.50**         11/04/02            5,000,000
                                         5,000,000      2.25           12/13/02            5,000,000
                                         5,000,000      2.30**         12/27/02            5,000,000
                                      ------------                                      ------------
                                      $ 64,000,000               (Value $ 64,240,276)   $ 63,996,532
                                      ------------                                      ------------

Federal Home Loan Mortgage
 Corporation                          $  2,500,000      5.50%          05/15/02         $  2,517,417
                                         3,000,000      3.81**         07/03/02            3,000,000
                                         3,000,000      3.65**         09/27/02            3,000,000
                                         5,000,000      2.375**        12/27/02            5,000,000
                                      ------------                                      ------------
                                      $ 13,500,000               (Value $ 13,545,965)   $ 13,517,417
                                      ------------                                      ------------

Federal National Mortgage
 Association                          $  5,000,000      2.28%*         01/10/02         $  4,996,834
                                         5,000,000      2.16*          01/24/02            4,992,800
                                         5,000,000      3.32*          01/30/02            4,985,705
                                         5,000,000      2.35**         12/27/02            5,000,000
                                      ------------                                      ------------
                                      $ 20,000,000               (Value $ 19,988,439)   $ 19,975,339
                                      ------------                                      ------------

Student Loan Marketing
 Association                          $ 10,000,000      2.52**         01/24/03         $ 10,000,000(1)
                                      ------------                                      ------------
                                                                 (Value $ 10,000,000)

Total Federal Agencies                                                                  $107,489,288
                                                                                        ============

-------------------
*     Annualized yield on date of purchase.
**    May be subject to call by issuer prior to maturity date.
(1)   When issued securities.

                     See notes fo financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     PORTFOLIO OF INVESTMENTS (continued)
                              December 31, 2001

Certificates of Deposit - 2.0%

                                          Par          Coupon       Maturity Date           Cost
                                          ---          ------       -------------           ----

Bank of Fall River,
 a Cooperative Bank                   $    500,000      3.00%          01/14/02         $    500,000
Fidelity Cooperative Bank                  500,000      4.25           01/23/02              500,000
First Trade Union Bank                      90,000      3.01           11/08/02               90,000
Foxborough Savings Bank                    250,000      4.25           01/14/02              250,000
Lowell Cooperative Bank                    200,000      4.00           01/31/02              200,000
Mechanics Cooperative Bank                 500,000      3.25           06/26/02              500,000
Mt. Washington Cooperative Bank            450,000      4.50           01/07/02              450,000
Mt. Washington Cooperative Bank            600,000      3.00           01/10/02              600,000
Mt. Washington Cooperative Bank            300,000      4.00           02/25/02              300,000
NCB Savings Bank, FSB                    5,000,000      2.35           03/14/02            5,000,000
NCB Savings Bank, FSB                      100,000      3.20           04/01/02              100,000
NCB Savings Bank, FSB                    5,000,000      2.55           06/14/02            5,000,000
                                      ------------                                      ------------
                                      $ 13,490,000               (Value $ 13,490,000)   $ 13,490,000
                                      ------------                                      ------------

Commercial Paper-8.6%

Coca Cola & Co.                       $  6,000,000      1.98%*         01/07/02         $  5,997,690
Coca Cola & Co.                          5,000,000      1.98*          01/17/02            4,995,325
Coca Cola & Co.                          5,000,000      1.98*          01/22/02            4,993,950
Coca Cola & Co.                          5,000,000      1.80*          02/19/02            4,987,500
GE Capital Corp.                         5,000,000      2.02*          01/03/02            4,999,159
Proctor & Gamble Co.                     5,000,000      1.92*          01/07/02            4,998,133
Proctor & Gamble Co.                     7,000,000      1.95*          03/14/02            6,972,321
Receivables Capital Corp.                5,000,000      1.98*          01/08/02            4,997,800
Receivables Capital Corp.                5,000,000      1.98*          01/09/02            4,997,525
Receivables Capital Corp.                4,500,000      2.05*          01/10/02            4,399,493
Receivables Capital Corp.                5,000,000      2.08*          01/17/02            4,995,089
                                      ------------                                      ------------
                                      $ 57,500,000               (Value $ 57,338,760)   $ 57,333,985
                                      ------------                                      ------------

-------------------
*     Annualized yield on date of purchase.

                     See notes fo financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     PORTFOLIO OF INVESTMENTS (continued)
                              December 31, 2001

Short-Term Corporate Bonds and Notes - 23.1%

                                          Par          Coupon       Maturity Date           Cost
                                          ---          ------       -------------           ----

AIG Funding, Inc.                     $  2,000,000      5.45%          01/04/02         $  1,999,953
American General Corp.                   1,855,000      5.70           04/26/02            1,866,398
American General Corp.                   4,000,000      7.45           07/01/02            4,074,824
American General Corp.                   1,000,000      6.625          07/10/02            1,014,152
Associates Corp. of N.A.                 1,500,000      8.22           02/01/02            1,507,947
Associates Corp. of N.A.                 1,500,000      5.50           02/15/02            1,502,835
Associates Corp. of N.A.                 3,650,000      7.50           04/15/02            3,686,146
Associates Corp. of N.A.                13,325,000      6.50           07/15/02           13,522,914
Associates Corp. of N.A.                 2,700,000      6.375          07/15/02            2,740,145
Associates Corp. of N.A.                 2,150,000      6.50           08/15/02            2,187,511
Associates Corp. of N.A.                 4,000,000      6.50           10/15/02            4,115,439
Chase Manhattan Bank                       750,000      7.22           02/15/02              753,265
Chase Manhattan Bank                     6,300,000      8.625          05/01/02            6,395,626
Chase Manhattan Bank                       850,000      8.125          06/15/02              865,571
Citigroup Inc.                           7,345,000      7.45           06/06/02            7,459,751
Ford Motor Credit Corp.                  6,200,000      8.20           02/15/02            6,226,129
Ford Motor Credit Corp.                  9,250,000      6.50           02/28/02            9,276,077
Ford Motor Credit Corp.                  2,025,000      6.55           09/10/02            2,062,137
GMAC Corp.                               2,500,000      6.00           02/01/02            2,501,619
GMAC Corp.                               4,800,000      6.75           02/07/02            4,808,419
GMAC Corp.                               5,000,000      5.91           03/11/02            5,009,934
GMAC Corp.                               1,185,000      7.75           03/25/02            1,192,105
GMAC Corp.                               6,000,000      7.40           06/07/02            6,082,315
GMAC Corp.                               2,000,000      6.30           07/08/02            2,023,978
Household Finance Corp.                  2,000,000      6.55           02/14/02            2,002,682
Household Finance Corp.                  1,300,000      6.43           04/10/02            1,307,285
Household Finance Corp.                  9,080,000      6.125          07/15/02            9,221,077
IBM Corp.                                2,500,000      7.00           01/28/02            2,503,616
IBM Corp.                                2,000,000      6.39           07/30/02            2,027,598
Merrill Lynch & Co.                        800,000      8.00           02/01/02              804,090
Merrill Lynch & Co.                        250,000      5.73           02/26/02              250,734
Merrill Lynch & Co.                      7,500,000      7.52           05/03/02            7,592,796
Merrill Lynch & Co.                      3,700,000      7.36           07/24/02            3,774,998

                     See notes fo financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     PORTFOLIO OF INVESTMENTS (continued)
                              December 31, 2001

Short-Term Corporate Bonds and Notes - 23.1% (continued)

                                          Par          Coupon       Maturity Date           Cost
                                          ---          ------       -------------           ----

Merrill Lynch & Co.                   $  1,000,000      7.25%          07/26/02         $  1,029,355
Merrill Lynch & Co.                      2,995,000      6.64           09/19/02            3,091,068
Morgan Stanley Dean Witter & Co.         4,950,000      5.625          04/12/02            5,000,888
Morgan Stanley Dean Witter & Co.         3,000,000      8.10           06/24/02            3,078,087
Morgan Stanley Dean Witter & Co.         4,500,000      6.375          08/01/02            4,571,972
Paccar Financial Corp.                   5,000,000      6.27           05/15/02            5,046,234
Wal-Mart, Inc.                           2,000,000      6.75           05/15/02            2,023,632
Wal-Mart, Inc.                           6,000,000      6.875          08/01/02            6,108,593
Wells Fargo & Co.                        1,500,000      8.75           05/01/02            1,532,941
                                      ------------                                      ------------
                                      $151,960,000               (Value $154,277,760)   $153,842,836
                                      ------------                                      ------------

Federal Funds Sold-5.3%

Citizens Bank                         $  2,340,595      1.563%         01/02/02         $  2,340,595
Fleet Bank, N.A.                         3,306,646      1.375          01/02/02            3,306,646
Peoples Bank, N.A.                      30,000,000      1.60           01/02/02           30,000,000
                                      ------------                                      ------------
                                      $ 35,647,241               (Value $ 35,647,241)   $ 35,647,241
                                      ------------                                      ------------

Federal Funds Sold-Term-0.3%

BayState Federal Savings Bank         $  2,000,000      2.00%          02/12/02         $  2,000,000
                                      ------------                                      ------------
                                                                 (Value $  2,000,000)

                                                                 (Value $370,528,441)   $369,803,350
                                                                                        ------------


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     PORTFOLIO OF INVESTMENTS (continued)
                              December 31, 2001

Repurchase Agreement - 45.6%

$304,340,000                          Repurchase Agreement dated December 31, 2001
                                      with Morgan Stanley Dean Witter, Inc. due
                                      January 2, 2002 with respect to various U.S.
                                      Governments and Federal Agencies ranging from:
                                        Par Value        $1,000-$62,055,000-Totaling $372,785,415
                                        Rate Range       4.50%-8.50%
                                        Maturity Range   01/17/2002-10/01/2031
                                      Maturity value of $304,366,038 for an effective yield of 1.54%.

                                                                                 (Value $304,340,000)     $304,340,000
                                                                                                          ------------

Total Investments-101.0%                                                         (Value $674,868,441)     $674,143,350
                                                                                                          ------------

Liabilities in excess of other assets-(1.0)%                                                                (6,722,301)
                                                                                                          ------------

Net assets-100.0%                                                                                         $667,421,049
                                                                                                          ============


                    BANK INVESTMENT FUND - LIQUIDITY FUND

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1. Organization

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under the chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual funds derived from the voluntary subscriptions made by eligible banks.

      Liquidity Fund (the "Fund") is a no-load, diversified, open-end money market fund, which commenced operations on October 12, 1988. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts and the National Cooperative Bank.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The Fund's investment securities are carried at their amortized cost, which does not take into account unrealized appreciation or depreciation. Interest income is accrued on all debt securities on a daily basis and includes accretion of original issue discount. Premiums, if any, and discounts are amortized or accreted on a straight line basis, which approximates the income method.

Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required.

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Fund has established procedures reasonably designed to stabilize the net asset value per share at $1,000.

NOTE 3. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended by Chapter 244, Acts of 1986, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share).

      Transactions in shares of beneficial interest are summarized as follows:

                                        Year  Ended                          Year Ended
                                     December 31, 2001                    December 31, 2000
                            ----------------------------------      ------------------------------
                                Shares              Amount             Shares            Amount
                                ------              ------             ------            ------

Sold                        2,289,591.8871      $2,289,591,887      899,192.4522      $899,192,452
Issued in reinvestment
 of dividends                  10,559.3568          10,559,357        6,257.5241         6,257,524
                            ----------------------------------------------------------------------
                            2,300,151.2439       2,300,151,244      905,449.9763       905,449,976
Redeemed                    1,817,322.1450       1,817,322,145      896,513.6270       896,513,627
                            ----------------------------------------------------------------------
Net increase                  482,829.0989      $  482,829,099        8,936.3493      $  8,936,349
                            ======================================================================

NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, for certain other direct or indirect marketing expenses, direct payments to sales personnel, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $109,646 (.02% of average net assets) pursuant to this Plan for the year ended December 31, 2001.

NOTE 5. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 2001 were $31,405.

NOTE 6. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposits insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund paid the Bank Investment Fund-Fund One $234,600 for the year ended December 31, 2001 as a net reimbursement for the proportionate share of expense items used in common by both funds. All fees and expenses for the Fund are estimated and accrued daily. Actual operating expenses for the year ended December 31, 2001 were .14% of average net assets.


            The following sheets are perforated for your removal and use in the establishment or updating of your account.


                     CERTIFICATE OF CORPORATE RESOLUTION

      For Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts and the National Cooperative Bank only. This form authorizes the individuals below to redeem shares by telephone or exchange.

      The undersigned is Secretary or Clerk of _____________________ and hereby
certifies that the following individuals:      (name of corporation)

                Name                               Title
                ----                               -----

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

are duly authorized by corporate resolution or otherwise to act on behalf of the eligible bank in connection with its ownership of shares in the Bank Investment Fund, Liquidity Fund and in particular to give instructions for the purchase, sale or exchange of any said shares and to execute any necessary forms in connection therewith.

      The Bank Investment Fund will consider this authorization to be in full force and in effect until otherwise notified in writing.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate the _______________ day of___________________ 20__________.

___________________________________________________________________________
Secretary or Clerk


                            BANK INVESTMENT FUND
                               LIQUIDITY FUND
                          ACCOUNT APPLICATION FORM

REGISTRATION. The account should be registered as follows:

                                               DATE: ______________________
NAME:  ____________________________________________________________________
POST OFFICE BOX:  _________________________________________________________
STREET ADDRESS:  __________________________________________________________
CITY/TOWN:  __________________________________ STATE:  ____________________
ZIP CODE:  ________________________ TELEPHONE NUMBER:  ____________________
TAX ID NUMBER  ____________________________________________________________
INITIAL INVESTMENT: $____________________________________ (Minimum $50,000)

                           MONTHLY CASH DIVIDENDS

[ ] Check if dividends are to be paid monthly in cash. Otherwise dividends will be AUTOMATICALLY REINVESTED in additional shares of the Fund.

                         TELEPHONE REDEMPTION ORDERS

      Redemption proceeds will be sent ONLY to the bank or trust company listed below, for credit to the investor's account. The investor hereby authorizes the BANK INVESTMENT FUND to honor telephone or written instructions, without a signature guarantee, for redemption of Fund shares. THE FUND and its Agents will not be liable for any loss, expense or cost arising out of such transactions.

      Enclose a specimen copy of your check or deposit slip (marked VOID) for the bank account listed below. To facilitate the wiring of your redemption proceeds the indicated bank should be a commercial bank.

Name of Bank:  ____________________________________________________________
Bank Account No.  _________________________________________________________
Bank Address:  ____________________________________________________________
               street
               ___________________________________ MA  ____________________
               city                                            zip
Name on Account:  _________________________________________________________
Bank Routing/Transit No.:  ________________________________________________

          AUTHORIZED PERSONS-TELEPHONE INVESTMENTS AND REDEMPTIONS

          Authorized person             Title              Initials
          -----------------             -----              --------
1.  _______________________________________________________________________

2.  _______________________________________________________________________

3.  _______________________________________________________________________

4.  _______________________________________________________________________

5.  _______________________________________________________________________


                            CORPORATE RESOLUTIONS

      We have enclosed with this application form the necessary corporate resolutions to authorize corporate officers to make wire or cash payment transfers to the Bank Investment Fund and to purchase, sell or exchange shares of beneficial ownership in the Bank Investment Fund.

                         SIGNATURE AND CERTIFICATION

      We have received and read the Offering Circular, and agree to its terms and conditions by signing below. By the execution of this Application, the undersigned represent and warrant that they are duly authorized to sign this Application and to purchase or redeem shares of the Fund on behalf of the investor.

      The undersigned hereby certify under penalty of perjury that the above Taxpayer Identification Number is correct and that the investor is not subject to backup withholding.

      We further certify and agree that the certifications, authorizations and appointments in this document will continue until the Bank Investment Fund receives actual written notice of any change thereof.

Signature  ____________________________________ Title  ____________________

Signature  ____________________________________ Title  ____________________

Two signatures are required, one of which should be the Secretary or Clerk of the corporation.

                             SIGNATURE GUARANTEE

      In order to facilitate telephone redemptions, you must have your signature(s) on this application guaranteed by a commercial bank or stock exchange member firm.

___________________________________________________________________________
Name of Bank or Investment Dealer

___________________________________________________________________________
By (signature of authorized person)

___________________________________________________________________________
Title (authorized person)


                            FINANCIAL STATEMENTS

      As required by applicable statutes, semi-annual financial statements are furnished to the shareholder, the Commissioner of Banks and the Securities and Exchange Commission.

                           ADDITIONAL INFORMATION

      The Bank Investment Fund (the "Corporation") has filed with the Securities and Exchange Commission in Washington, D.C., under the chartered name the "Co-operative Bank Investment Fund" a registration statement on Form N-1A (together with all amendments and exhibits thereto, hereinafter referred to as the "Registration Statement") under the Investment Company Act of 1940. This Offering Circular does not contain all of the information in the Registration Statement. The Registration Statement may be reviewed and copied at the Public Reference Room of the Securities and Exchange Commission; or:

      By Phone:      1-800-Sec-0330
      By mail:       Public Reference Section
                     Securities and Exchange Commission
                     Washington, D.C. 20549-6009
                     (duplicating fee required)
      On the Internet: www.sec.gov
      (Investment Company Act File No. 811-4421)

      The Corporation will provide, without charge to any person to whom this Offering Circular is delivered on the written or oral request of any such person, a copy of the Registration Statement and the additional information contained therein and documents relating to certain exemptions from the Investment Company Act of 1940 (see ORGANIZATION). Written requests should be directed to the Bank Investment Fund, 75 Park Plaza, Boston, MA 02116-3934. Telephone requests may be directed collect to 617-695-0415.

                        =============================

                            BANK INVESTMENT FUND

                               LIQUIDITY FUND





                                75 Park Plaza
                            Boston, MA 02116-3934
                                617-695-0415

                        =============================








                                 PART C

                         OTHER INFORMATION NOT REQUIRED
                               IN PROSPECTUS


Item 23  Exhibits

       (a) Copy of the Registrant's charter, being Chapter 482 of the Acts of 1984 of the Commonwealth of Massachusetts, as amended by Chapter 244 of the Acts of 1986 of the Commonwealth of Massachusetts and Chapters 277 and 285 of the Acts of 1990 and 1991, respectively, of the Commonwealth of Massachusetts (filed as Exhibit 1 to Amendment 11 of the Registrant's Registration Statement on Form N-1A, dated March 30, 1992, and incorporated herein by reference) and as further amended by Chapter 147 of the Acts of 1993 of the Commonwealth (filed as Exhibit 1 to Amendment 13 of the Registrant's Registration Statement on Form N-1A, dated March 25, 1994, and incorporated herein as reference).

       (b) Copy of the By-Laws of the Registrant as amended and restated as of March 20, 1997 ( filed as Exhibit 2 of the Registration Statement on Form N-1A, dated March 31, 1998 and incorporated herein by reference).

       (c)  None

       (d)  None

       (e)  None

       (f) Copy of the Defined Contribution Plan (Plan A) of the Cooperative Banks Employees Retirement Program (2001 Restated
As filed with the Internal Revenue Service for determination)dated January 1, 2001. A Copy of Defined Pension Plan (Plan C) of the Cooperative Banks Employees Retirement Program (2001 Restated as filed with the Internal Revenue Service for determination)dated January 1, 2001. dated January 1, 2001. (Exhibit 7).


         (g) Copy of the safekeeping agreements between the Registrant and the State Street Bank and Trust Company dated December 20, 1996. (filed as Exhibit 8 to Amendment 16 of the Registrant's Registration Statement on Form N-1A, dated March 27, 1997, and incorporated herein by reference).

         (h) None.

         (i) Not applicable.



         (j) Independent Auditor's Consent (Exhibits 17)

         (k) Not applicable.

         (l) None.

         (m) Plan of Distribution Pursuant to Rule 12b-1, as amended (filed as Exhibit 15 to Amendment 16 of the Registrant's
Registration statement in Form N-1A, dated March 27, 1996, and incorporated herein by reference).


         (n)  None.

(p) Code of Ethics (filed as Exhibit 18 of the Registration
Statement on Form N-1A, Dated March 31, 2001 and incorporated herein by reference.)

         Specimen price make up sheet required by Instruction 5 of Item 18(c)(4).(Exhibits 19)

Item 24  Persons Controlled by or Under Common Control with registrant

         Not applicable

Item 25  Indemnification

         Section 1 of Article XII of the Registrant's By-Laws provides that the Registrant shall indemnify each officer and director of the corporation against all expenses incurred by such officer or director in connection with any proceeding in which he or she is involved as a result of (a) serving or having served as an officer of director of the corporation; (b) serving or having served as a director, officer or employee of any wholly-owned subsidiary, or (c) serving or having served any other corporation, organization, partnership, joint venture, trust or other entity a the request or direction of the corporation.

         No indemnification shall be provided to an officer or director with respect to a matter as to which such person shall not have acted in good faith and with the reasonable belief that his or her action was in the best interest of the corporation.
The registrant may purchase and maintain insurance to protect itself and any officer or director against liability of any character asserted against and incurred by the Registrant or any such officer or director, or arising out of any such status, whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of the By-laws, except such person shall not be insured in the event of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.
         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26  Business and Other Connection of Investment Advisor

         Not applicable, as the Registrant does not currently contemplate the utilization of the services of an investment advisor.

Item 27  Principal Underwriters

         Not applicable, as the Registrant does not use an underwriter in connection with the distribution of its securities.

Item 28  Location of Accounts and Records

         The accounts, books and other documents of the Registrant are physically maintained a the principal offices of the Registrant at 75 Park Plaza, Boston, Massachusetts 02116-3934

Item 29  Management Services

         There are no management-related service contracts under which services are provided to the Registrant.


Item 30  Undertakings

         Not applicable, as this Registration Statement does not relate to the Securities Act of 1933

















                               SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amended
Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 31st day of March, 2002.

                               CO-OPERATIVE BANK INVESTMENT
                               FUND d/b/a BANK INVESTMENT FUND

                               By:
                                  William F. Casey, Jr.
                                  President


                            1940 ACT FILE NO. 811-4421


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                         EXHIBITS TO FORM N-lA
                           AMENDMENT NO. 21



                   REGISTRATION STATEMENT UNDER THE
                    INVESTMENT COMPANY ACT OF 1940






                   CO-OPERATIVE BANK INVESTMENT FUND
                      d/b/a Bank Investment Fund


                             75 Park Plaza
                   Boston, Massachusetts 02116-3934

                            (617) 695-0415









Exhibit 7


THE PLAN A 2001 RESTATEMENT
CONSISTS OF THE PLAN A 1998
RESTATEMENT EXECUTED ON DECEMBER
30, 1998, THE FIRST AMENDMENT
EXECUTED ON APRIL 20, 2001, AND
CERTAIN OTHER CHANGES GENERALLY
DESIGNED TO COMPLY WITH RECENT
LAW AND REGULATIONS.











THE DEFINED CONTRIBUTION PLAN (PLAN A)

OF THE

COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM

(2001 RESTATEMENT)












FOREWORD


This is The Defined Contribution Plan (Plan A) (the "Plan") which forms part of The Cooperative Banks Employees Retirement Program (the "Retirement Program"). The Retirement Program was originally established in 1946 and has been amended and restated periodically thereafter. The Retirement Program was amended and restated as of November 1, 1976 to comply with the Employee Retirement Income Security Act of 1974 ("ERISA") and was again amended and restated as of November 1, 1984 to comply with the applicable requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. The Plan was amended and restated, effective as of January 1, 1989, to add a cash or deferred arrangement described in section 401(k) of the Internal Revenue Code of 1986, as amended, and to comply with the applicable requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, and other applicable statutory and regulatory requirements. The Plan was restated in 1993 to incorporate the provisions of three amendments since being restated in 1989, as well as to make additional changes. The Plan was further amended, generally effective as of January 1, 1989, by the 1994 Restatement to incorporate the provisions of an amendment to the 1993 Restatement, as well as to make additional desired changes and to fully comply with the current requirements of applicable law and regulations.
 The Plan was further amended by the 1998 Restatement to incorporate the provisions of six amendments to the 1994 Restatement, as well as to make additional desired changes and to comply with the current requirements of applicable law and regulations. The Plan has now been further amended by this 2001 Restatement to incorporate the first amendment to the 1998 Restatement and to fully comply with changes in the law, including changes made by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Uruguay Rounds Agreements Act and Department of Treasury and Department of Labor regulations, rulings and other guidance. This 2001 Restatement is generally effective as of January 1, 2001; provided, however, any provision of the Plan which is required by law to be effective as of an earlier date will be effective as of such date. Furthermore, this 2001 Restatement contains provisions designed to comply in good faith with certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 which are generally effective as of January 1, 2002.

The Plan is intended to be a "single plan" within the meaning of Code section 414(l).




THE DEFINED CONTRIBUTION PLAN (PLAN A)
OF THE
COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM
1998 RESTATEMENT

Table of Contents

ARTICLE	PAGE
ARTICLE 1.  INTRODUCTION.	70
1.1.  Purpose	70
1.2.  Application of the restated Defined Contribution Plan (Plan
A)	70
1.3.  Defined terms	70
1.4.  Applicable law	70
1.5.  Headings	70
ARTICLE 2.  DEFINITIONS OTHER THAN SERVICE DEFINITIONS.	71
2.1.  "Account"	71
2.2.  "Adoption Agreement"	71
2.3.  "Affiliate"	71
2.4.  "Association"	72
2.5.  "Beneficiary"	72
2.6.  "By-Laws"	72
2.7.  "Code"	72
2.8.  "Compensation"	72
2.9.  "Deferred Retirement Date"	74
2.10.  "Disability"	74
2.11.  "Discretionary Contribution"	74
2.12.  "Early Retirement Age"	74
2.13.  "Early Retirement Date"	74
2.14.  "Elective Contribution"	74
2.15.  "Eligible Employee"	74
2.16.  "Employee"	75
2.17.  "Employee Contribution"	75
2.18.  "Employer"	75
2.19.  "Entry Date"	75
2.20.  "ERISA"	75
2.21.  "Highly Compensated Employee"	75
2.22.  "Investment Medium"	75
2.23.  "Matching Contribution"	75
2.24.  "Normal Retirement Date"	75
2.25.  "Participant"	76
2.26.  "Participating Employer"	76
2.27.  "Participating Employer's Participation Date"	76
2.28.  "Plan"	76
2.29.  "Plan Year"	76
2.30.  "Qualified Domestic Relations Order"	76
2.31.  "Qualified Nonelective Contribution"	76
2.32.  "Retirement Program"	76
2.33.  "Rollover Contributions"	76
2.34.  "Terminated Eligible Employee"	76
2.35.  "Trustee"	77
2.36.  "Trust"	77
2.37.  "Valuation Date"	77
2.38.  "Withdrawal Date"	77
ARTICLE 3.  SERVICE DEFINITIONS; SPECIAL SERVICE CREDITING RULES	78
3.1.  "Absence in Military Service"	78
3.2.  "Authorized Leave of Absence"	78
3.3.  "Employment Commencement Date"	78
3.4.  "Hour of Service"	78
3.5.  "One-Year Break in Service"	79
3.6.  "Period of Service"	80
3.7.  "Reemployment Commencement Date"	80
3.8.  "Termination of Employment"	80
3.9.  "Vesting Service"	80
3.10.  "Year of Eligibility Service"	80
3.11.  Crediting Periods of Service earned before Employer becomes
a Participating Employer	80
3.12.  Crediting Periods of Service earned before Employer is
merged with or acquired by a Participating Employer	81
3.13.  Application of Service Definitions	81
ARTICLE 4.  PARTICIPATION.	82
4.1.  Participation requirements.	82
4.2.  Date of participation	82
4.3.  Duration of participation; reemployment	82
4.4.  Reclassification of employment status	82
ARTICLE 5.  CONTRIBUTIONS TO THE PLAN.	83
5.1.  Elective Contributions and Employee Contributions	83
5.2.  Form and Manner of Contribution Agreements	83
5.3.  Matching Contributions.	83
5.4.  Discretionary Contributions	84
5.5.  Qualified Nonelective Contributions	84
5.6.  Rollover Contributions; direct transfers	84
5.7.  Crediting of contributions	84
5.8.  Time for making contributions	85
5.9.  Certain limits apply	85
5.10.  Return of contributions	85
5.11.  Establishment of Trust Fund	85
ARTICLE 6.  LIMITS ON CONTRIBUTIONS.	86
6.1.  Code section 404 limits	86
6.2.  Code section 415 limits.	86
6.3.  Code section 402(g) limits.	87
6.4.  Code section 401(k)(3) limits.	89
6.5.  Code section 401(m) limits.	93
6.6.  Code section 410(b) limits.	97
ARTICLE 7.  PARTICIPANT ACCOUNTS.	99
7.1.  Accounts	99
7.2.  Adjustment of Accounts	99
7.3.  Investment of Accounts	99
ARTICLE 8.  VESTING OF ACCOUNTS.	101
8.1.  Immediate vesting of certain Accounts	101
8.2.  Deferred vesting of other Accounts	101
8.3.  Special vesting rules	101
8.4.  Distribution of less than entire vested percentage	101
8.5.  Changes in vesting schedule	101
8.6.  Forfeitures.	102
ARTICLE 9.  PAYMENT OF ACCOUNTS.	104
9.1.  Retirement	104
9.2.  Death	104
9.3.  Disability	104
9.4.  Other termination of employment	104
9.5.  Valuation for distribution	104
9.6.  Timing of distribution	104
9.7.  Mode of distribution	105
9.8.  Consent to distributions by Participant	106
9.9.  Beneficiary Designation.	107
9.10.  Facility of payments	108
9.11.  Payment as discharge of liability	108
9.12.  Direct rollover option	108
9.13.  Distributions to certain Participants	109
ARTICLE 10.  LOANS TO PARTICIPANTS.	111
10.1.  Loan application	111
10.2.  Rules and procedures	111
10.3.  Maximum amount of loan	111
10.4.  Minimum amount of loan	111
10.5.  Note; interest; security; default	112
10.6.  Repayment	113
10.7.  Repayment upon distribution	113
10.8.  Note as trust asset	113
10.9.  Nondiscrimination	113
ARTICLE 11.  SPECIAL TOP-HEAVY PROVISIONS.	115
11.1.  Provisions to apply	115
11.2.  Minimum contribution	115
11.3.  Special vesting schedule	116
ARTICLE 12.  ADMINISTRATION OF THE PLAN.	117
12.1.  Powers and duties of the Association	117
12.2.  Appointment of Trustee and Investment Managers	118
12.3.  Conclusiveness of various documents	118
12.4.  Indemnification	118
12.5.  Claims and review procedures.	119
12.6.  Expenses of administration	120
12.7.  Authority to correct operational defects	120
12.8.  Effect of interpretation or determination	120
ARTICLE 13.  AMENDMENT AND TERMINATION.	121
13.1.  Amendment or termination by Association	121
13.2.  Voluntary participation	121
13.3.  Withdrawal by Participating Employer	121
13.4.  Effect of withdrawal on a withdrawing Participating
Employer	122
13.5.  Effect of withdrawal on Participants and Beneficiaries	123
13.6.  Failure to maintain qualified status	123
13.7.  Merger, consolidation or transfer of Plan assets	124
ARTICLE 14.  MISCELLANEOUS.	125
14.1.  Exclusive benefit rule	125
14.2.  Limitation of rights	125
14.3.  Nonalienability of benefits	125
14.4.  Rights of Eligible Employees	125
14.5.  Payment under domestic relations order	125
14.6.  Plan mergers	126
14.7.  Veterans' reemployment and benefit rights	126
ARTICLE 15.  ADOPTION AGREEMENT.	127
15.1.  Adoption Agreement	127




INTRODUCTION.

Purpose. The Plan and its related trust are intended to qualify as a profit-sharing plan and trust under Code sections 401(a) and 501(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k). The Plan is also intended to constitute a plan described in section 404(c) of ERISA. The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code sections and Title 1 of ERISA and the provisions of the Plan and Trust shall be construed and applied accordingly.

Application of the restated Defined Contribution Plan (Plan A).
Except as otherwise specifically provided herein, the provisions of this restated Defined Contribution Plan (Plan A) shall apply only to those individuals who are Eligible Employees on or after January 1, 2001. Except as otherwise provided herein, the rights and benefits, if any, of a former Employee whose employment terminated before January 1, 2001 or other effective date specified in the Plan shall be determined in accordance with the provisions of the Retirement Program as in effect from time to time before that date. Generally, the provisions of the Plan in effect at the time an Employee terminates employment are controlling with respect to that Employee.

Defined terms. All capitalized terms used in the following provisions of the Plan have the meanings given them under the Articles entitled "Definitions Other Than Service Definitions" and "Service Definitions; Special Service Crediting".

Applicable law. The provisions of the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent to which the Plan is governed by federal law.

Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.


DEFINITIONS OTHER THAN SERVICE DEFINITIONS.

Where used in the Plan, the words and phrases contained in Article
2 and Article 3 have the meanings specified below, unless a different meaning is plainly required by the context. Wherever used in this instrument, a singular word shall be deemed to include the singular and plural in all cases where the context requires.

"Account"
means, for any Participant, each account established under the Plan to which contributions made for the Participant's benefit, and any allocable income, expense, gain and loss, are allocated. The term "Account" shall refer, as the context indicates, to any or all of the following:

"Matching Contribution Account" means the Account to which are credited Matching Contributions allocated to a Participant, and earnings thereon.
"Discretionary Contribution Account" means the Account to which are credited Discretionary Contributions allocated to a Participant, and earnings thereon.
"Rollover Contribution Account" means the Account to which are credited a Participant's Rollover Contributions and direct transfer amounts, and earnings thereon. A Participant shall be fully vested at all times in his or her Rollover Account.
"Elective Contribution Account" means the Account to which are credited pre-tax contributions made for the Participant pursuant to his or her Compensation reduction agreement, and earnings thereon.
 A Participant shall be fully vested at all times in his or her Elective Contribution Account.
"Employee Contribution Account" means the Account to which are credited a Participant's voluntary after-tax contributions, and earnings thereon. A Participant shall be fully vested at all times in his or her Employee Contribution Account.
"Adoption Agreement"
means the agreement described in the Plan made by and between a Participating Employer and the Trustee.

"Affiliate"
of a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws means (i) any corporation after it becomes a member of a controlled group of corporations (as defined in section 414(b) of the Code) with such Bank or other organization, (ii) any trade or business, whether or not incorporated, after it comes under common control (as defined in section 414(c) of the Code) with such Bank or other organization, (iii) any trade or business that is a member of an affiliated service group (as defined in section 414(m) of the Code) of which such Bank or other organization is also a member, or (iv) any other entity required to be aggregated with such Bank or other organization under section 414(o) of the Code.

"Association"
means the Cooperative Banks Employees Retirement Association, organized and operated pursuant to the provisions of Sections 30, 31 and 32 of Chapter 170 of the General Laws of Massachusetts, as amended from time to time.

"Beneficiary"
means any person designated by a Participant to receive any benefits which become payable under the Plan upon the death of the Participant.

"By-Laws"
means the By-Laws of the Association, as amended from time to time in accordance with the provisions thereof.

"Code"
means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.

"Compensation"
means:

for purposes of determining contributions under the Plan, the amount of compensation described in (i), (ii), or (iii) below, as elected by the Participating Employer in its Adoption Agreement, where is the basic salary and wages paid to a Participant during a Plan Year by the Participating Employer, increased by any amounts that would have been received by the Participant from the Participating Employer as basic salary and wages but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code, but excluding all additional amounts such as overtime, commissions, bonus payments, or other distributions;

is the basic salary and wages paid to a Participant during a Plan Year by the Participating Employer, increased by draws against commissions, mortgage originator's commissions (up to the amount, if any, elected by a Participating Employer in its Adoption Agreement) and any amounts which would have been received by the Participant from the Participating Employer as basic salary and wages but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code, but excluding all additional amounts such as overtime, commissions (including the commissions against which such draws are taken), bonus payments, or other distributions, and is the total salary and wages paid to a Participant during the Plan Year by the Participating Employer, including overtime, bonus payments, commissions, and any other distributions (but excluding taxable fringe benefit payments), increased by any amounts which would have been received by the Participant from the Participating Employer as total salary and wages but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code.

A Participating Employer may elect in its Adoption Agreement a different amount of Compensation under subparagraphs (a)(i), (ii) or (iii) above for purposes of determining different types of contributions under the Plan.
 for purposes of Code section 415 limits and minimum contributions under Code section 416, the Participant's salary, wages and other amounts received from a Participating Employer or its Affiliate, as defined under Code section 415(c)(3) and the regulations promulgated thereunder. To the extent permitted under Code sections 415 and 416, Compensation under this paragraph will also include amounts which would have been received by the Participant from a Participating Employer or its Affiliate as salary and wages but for an election under sections 125, 132(f), 401(k) or 403(b) of the Code.
 for purposes of the discrimination testing requirements of Code sections 401(k) and 401(m), the Participant's salary, wages and other amounts as defined in section 414(s) of the Code, increased, if elected by the Association for a given Plan Year, by any amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such Compensation but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code.
for purposes of determining the status of an individual as a Highly Compensated Employee, or as a key Employee under Code section 416, the Participant's salary, wages and other amounts received from a Participating Employer or its Affiliate, as defined in Code section 415(c)(3) and the regulations promulgated thereunder, increased by amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such salary and wages but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code.
in no event may the amount of Compensation taken into account under paragraphs (a), (b) or (c) above exceed the amount determined from time to time under Code section 401(a)(17). For 2001, the 401(a)(17) limit is $170,000. For each Plan Year beginning after December 31, 2001, the 401(a)(17) limit is $200,000, adjusted from time to time for cost-of-living increases in accordance with Code section 401(a)(17)(B). The Association may prescribe procedures for applying such limit consistent with the applicable requirements of Code section 401(a)(17).
"Deferred Retirement Date"
means the first day of any calendar month coinciding with or next following the date a Participant elects to retire at any time after his or her Normal Retirement Date.

"Disability"
means an Eligible Employee's physical or mental incapacity which has terminated his or her Eligible Employee status if the Participating Employer, on the basis of the certification of a licensed physician acceptable to it and such other medical substantiation as it may reasonably require from time to time, has determined that the Eligible Employee is unable to perform his or her regular duties with his or her Participating Employer. In such event, the Eligible Employees' Disability shall be deemed to commence 90 days following the date on which he or she terminated his or her Eligible Employee status by reason of such physical or mental incapacity, and shall end on the date which is the earlier of (a) his or her Normal Retirement Date, or (b) the date on which the Participating Employer determines (either on the basis of the certification of a licensed physician acceptable to it or on the basis of the Eligible Employee's failure to submit such medical substantiation as the Participating Employer may reasonably require from time to time) that the Eligible Employee is no longer disabled. For purposes of this Section, medical substantiation of Disability shall not be required more frequently than semiannually.

"Discretionary Contribution"
means a contribution (other than a Qualified Nonelective Contribution) made for the benefit of a Participant by a Participating Employer in its discretion pursuant to its Adoption Agreement.

"Early Retirement Age"
means the earliest of the date on which a Participant has (a) attained his or her 62nd birthday, (b) attained his or her 55th birthday and completed at least 5 years of Vesting Service, or (c) attained his or her 50th birthday and completed at least 15 years of Vesting Service.

"Early Retirement Date"
means the first day of any calendar month, prior to a Participant's Normal Retirement Date and coinciding with or following the date he or she attains his or her Early Retirement Age, on which he or she elects to retire.

"Elective Contribution"
means a contribution made to the Plan for the benefit of a Participant pursuant to a Compensation reduction contribution agreement with his or her Participating Employer.

"Eligible Employee"
means an individual who is a common-law employee of a Participating Employer. In no event shall a "leased employee" (as defined in Code section 414(n)) become an Eligible Employee until he or she becomes actually employed by a Participating Employer.

"Employee"
means an individual who is a common-law employee of a Participating Employer or its Affiliate, and to the extent required by section 414(n) of the Code, any leased employee (as defined in section 414(n) of the Code) who performs services for such Employer. Notwithstanding the foregoing, if such leased employees constitute less than 20% of an Employer's non-highly compensated workforce within the meaning of section 414(n)(5)(c)(ii) of the Code, the term Employee shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code.

"Employee Contribution"
means a voluntary after-tax contribution made by a Participant under the Plan pursuant to a contribution agreement with his or her Participating Employer.

"Employer"
means (i) a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws and (ii) any Affiliate of each such Bank or other organization, and any successor to any of the foregoing, either singly or as a group, as the context may require.

"Entry Date"
means the first day of the month.


"ERISA"
means the Employee Retirement Income Security Act of 1974, as from time to time amended. Reference to any section or subsection of ERISA refers to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.

"Highly Compensated Employee"
means an Eligible Employee who (I) was a five-percent owner (as defined in Code section 416(i) at any time during the determination year or the preceding year, or (ii) for the preceding year had Compensation in excess of $85,000, as adjusted from time to time under Code section 414(q).

"Investment Medium"
means any fund, contract, obligation or other mode of investment to which a Participant may direct the investment of assets of his or her Account.

"Matching Contribution"
means a contribution made by a Participating Employer for the benefit of a Participant under the Plan on account of an Elective Contribution or Employee Contribution.

"Normal Retirement Date"
means the first day of the calendar month coinciding with or next following the Participant's 65th birthday.

"Participant"
means an Eligible Employee or Terminated Eligible Employee who participates in the Plan pursuant to its provisions.

"Participating Employer"
means an Employer that has adopted the Plan in accordance with the By-Laws and has entered into an Adoption Agreement.

"Participating Employer's Participation Date" means the date as of which such Participating Employer adopts the Plan for the benefit of its Eligible Employees.

"Plan"
means The Defined Contribution Plan (Plan A) of the Cooperative Banks Employees Retirement Program.

"Plan Year"
means the calendar year.

"Qualified Domestic Relations Order"
means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

"Qualified Nonelective Contribution"
means a contribution made in the discretion of the Participating
Employer which is designated by the Participating Employer as a Qualified Nonelective Contribution pursuant to its Adoption Agreement.

"Retirement Program"
means The Cooperative Banks Employees Retirement Program as from time to time in effect.

"Rollover Contributions"
means a contribution made by a Participant as a rollover contribution, or as a direct transfer from another plan which satisfies the applicable requirements of the Code for rollover contributions and direct transfers, and any administrative requirements imposed by the Association.

"Terminated Eligible Employee"
means an individual who has ceased to be an Eligible Employee (other than on account of death) prior to becoming eligible to retire on his or her Normal Retirement Date or Early Retirement Date.

"Trustee"
means any person or persons who are at any time acting as Trustee under the Trust.

"Trust"
means the Trust established under a trust agreement between the Association and the Trustee for purposes of the Plan.

"Valuation Date"
means such date or dates selected by the Association for valuing Plan Assets during the Plan Year.

"Withdrawal Date"
means the date as of which a Participating Employer withdraws from the Plan pursuant to the provisions of the Plan.


SERVICE DEFINITIONS; SPECIAL SERVICE CREDITING RULES

"Absence in Military Service"
means an absence of an Employee in military or governmental service for the United States of America for the period during which the Employee retains rights to re-employment with his or her Participating Employer or its Affiliate under the federal laws of the United States of America; provided, that the Employee in fact returns to the active service of his or her Participating Employer or its Affiliate within the period during which he or she is entitled to such re-employment rights.

"Authorized Leave of Absence"
means any absence of an Employee granted by his or her Participating Employer or its Affiliate in accordance with rules of uniform application to all Employees similarly situated.

"Employment Commencement Date"
means the date on which an Employee first performs an Hour of Service.

"Hour of Service"
means, for purposes of determining the beginning of an Employee's period of Vesting Service, each hour described in paragraph (a) below, and for purposes of determining an Employee's Years of Eligibility Service, each hour described in paragraphs (a), (b), (c) and (d) below, where is each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for a Participating Employer or its Affiliate, each such hour to be credited to the Employee for the period of service in which the duties were performed;
is each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Employer or its Affiliate (including payments made or due from a trust fund or insurer to which the Participating Employer or its Affiliate contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether a Termination of Employment has occurred) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence, each such hour to be credited to the Employee for the period of Eligibility Service in which such period of time occurs, subject to the following rules:
No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;

Hours of Service shall not be credited under this paragraph
(b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws; and

If the period during which the Employee performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees;

is each hour not counted under paragraph (a) or (b) for which back pay, irrespective of mitigation of damages, has been awarded or agreed to be paid by the Participating Employer or its Affiliate, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitations and special rules set forth in clauses (i), (ii) and (iii) of paragraph (b); and is each non-compensated hour while an Employee that is not credited under (a), (b) or (c) above during a period of Authorized Leave of Absence or Absence in Military Service from the Participating Employer or its Affiliate, or within such longer period as may be specified by the Participating Employer or its Affiliate for which the Employee returns for work.
Hours of Service to be credited to an individual under (a), (b) and (c) above shall be calculated and credited pursuant to paragraphs
(b) and (c) of Section 2530.200(b)-2 of the Department of Labor Regulations which are incorporated herein by reference. Hours of Service to be credited to an individual during an absence described in
(d) above shall be determined by the Employer with reference to the individual's most recent normal work schedule. If the Employer cannot so determine the number of Hours to be credited, there shall instead be credited 8 Hours of Service for each day of absence.

"One-Year Break in Service"
means, for any Employee or former Employee, a 12-month period commencing on his or her Termination of Employment or any anniversary thereof during which the Employee or former Employee failed to perform an Hour of Service for an Employer. Solely for purposes for determining whether an Employee has incurred a One-Year Break in Service, if an Employee is absent from work (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the date of an Employee's Termination of Employment shall be twelve (12) months after the date otherwise determined. The preceding sentence shall be construed and applied in a manner consistent with the Family Medical Leave Act of 1993.

"Period of Service"
means, for each Employee, the period or periods of time elapsed between his or her Employment Commencement Date or Reemployment Commencement Date and his or her Termination of Employment. Each Period of Service shall be measured in years and days.

"Reemployment Commencement Date"
means the date on which a rehired former Employee of a Participating Employer first performs an Hour of Service on or following such reemployment.

"Termination of Employment"
means the date on which an Employee quits, is discharged, retires or dies.

"Vesting Service"
means, for any Participant, the aggregate of all his or her Periods of Service, but excluding, except as otherwise provided in this Article, any Period of Service rendered prior to his or her Participating
Employer's Participation Date.

In addition, if an Employee has a Reemployment Commencement Date within 12 months after the date of his or her Termination of Employment, such Employee's Vesting Service shall include the period of severance measured from his or her date of Termination of Employment until his or her subsequent Reemployment Commencement Date.
Vesting Service shall also include any period not otherwise included in a Period of Service during which a Participant is absent due to Disability, Authorized Leave of Absence, Absence in Military Service or absent on maternity, paternity leave described in the definition of One-Year Break in Service.
Two or more Periods of Service or periods of severance that are included in a Participant's Vesting Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of 365 days constituting a year.
"Year of Eligibility Service"
means a 12-consecutive-month period commencing on an Employee's Employment Commencement Date, or any Plan Year thereafter which commences after such Employment Commencement Date, during which he or she completes at least 1,000 Hours of Service.

Crediting Periods of Service earned before Employer becomes a Participating Employer. All or any portion of periods of service earned by an Employee prior to his or her Participating Employer's Participation Date shall be credited on a non-discriminatory basis under the Plan as of such Participation Date for vesting purposes if the Association approves such crediting and if his or her Participating Employer agrees, on or prior to such Participation Date, to pay the cost, if any, of crediting such periods of service under the Plan.

Crediting Periods of Service earned before Employer is merged with or acquired by a Participating Employer. All or any portion of periods of service earned by an Employee prior to his or her employer's merger with or acquisition by a Participating Employer shall be credited on a non-discriminatory basis under the Plan for eligibility or vesting purposes (or both) if and to the extent the Association approves such crediting and if such Participating Employer agrees to pay the cost, if any, of crediting such periods of service under the Plan.

Application of Service Definitions. All provisions of the Plan relating to the crediting of service shall be construed and applied consistent with the requirements of Code section 413(c).


PARTICIPATION.

Participation requirements.

Age and Service. Unless waived or reduced under (b) below, to become a Participant in the Plan each Eligible Employee must have attained age 21 and completed one Year of Eligibility Service.
Waiver. Under its Adoption Agreement, a Participating Employer may elect to waive or reduce either or both of the age and service requirements described in (a) above.
Date of participation. An Eligible Employee will become a Participant in the Plan on the Entry Date coinciding with or next following the date on which he or she satisfies the participation requirements of Section 4.1 provided he or she is an Eligible Employee on such date.

Duration of participation; reemployment. An individual who has become a Participant will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. No contributions shall be made by or for (and no forfeitures may be allocated with respect to) a Participant who is not an Eligible Employee. A Participant or former Participant who is reemployed as an Eligible Employee will again become eligible to receive or make contributions, and may enter into a contribution agreement, immediately upon reemployment.

Reclassification of employment status. Notwithstanding anything herein to the contrary, an individual who is not characterized or treated as a common law employee of the Participating Employer shall not be eligible to participate in the Plan. However, in the event that such an individual is reclassified or deemed to be reclassified as a common law employee of the Participating Employer, the individual shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible Employee hereunder). If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.


CONTRIBUTIONS TO THE PLAN.

Elective Contributions and Employee Contributions.  Each
Participant may enter into a contribution agreement with his or her Participating Employer specifying Elective Contributions or Employee Contributions, or both. Such Elective Contributions or Employee Contributions shall be expressed as a percentage (which may be any percentage allowed by the Association under its administrative procedures) of the Participant's Compensation. Unless the Participating Employer elects otherwise in its Adoption Agreement, during any period for which a Matching Contribution is being made for a Participant, the Participant shall be required, as a condition of continued employment, to enter into and to continue a contribution agreement specifying Elective Contributions or Employee Contributions in an amount equal to at least one (1) percent of his or her Compensation. By agreeing to Elective Contributions, the Participant agrees to a reduction in Compensation in the amount designated and the Participating Employer agrees in consideration of such reduction to contribute an equivalent amount to the Trust for the Participant. By agreeing to Employee Contributions, the Participant agrees to contribute the designated amount to the Trust out of after-tax Compensation and the Participating Employer agrees to facilitate such contributions through payroll deductions.

Effective January 1, 2002, each Participant who has attained age 50 before the close of a Plan Year may elect to have a catch-up Elective Contribution made on his or her behalf for the Plan Year in accordance with, and subject to, the limitations of Code section 414(v) of the Code. Such catch-up Elective Contribution shall not be taken into account for purposes of the provisions of the Plan implementing the requirements of Code section 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of code sections 401(k)(3), 401(k)(11), 401(k)(16), 410(b) or 416 as applicable, by reason of the making of such catch-up Elective Contributions.
Form and Manner of Contribution Agreements. Each contribution agreement or authorization shall be in such form as the Association shall prescribe, and may be changed by the Participant from time to time in accordance with such procedures as the Association shall prescribe.

Matching Contributions.

Formula Matching Contributions. In its Adoption Agreement, a Participating Employer may specify an amount of Matching
Contributions up to a specified percentage of Compensation to be made to the Trust for a Plan Year for the benefit of each Participant on whose behalf a contribution agreement with the Participating Employer was in effect during the Plan Year. Formula
 Matching Contributions for a Plan Year shall be expressed as a percentage (which may be any percentage allowed by the Association under its administrative procedures), as specified by the Participating Employer of Elective Contributions and/or Employee Contributions for the Plan Year and shall be credited to the Matching Contribution Accounts of Participants on that basis. Discretionary Matching Contributions. If so provided in its Adoption Agreement, a Participating Employer, in addition to formula Matching Contributions, may determine whether a discretionary Matching Contribution shall be made to the Trust for a Plan Year, and if so, the amount to be contributed with respect to Elective Contributions and/or Employee Contributions for the Plan Year. The Participating Employer must notify the Association in writing of the amount of such discretionary Matching
Contribution and the matching formula.
Discretionary Contributions.  If so provided in its Adoption
Agreement, a Participating Employer, in its discretion, may determine whether a Discretionary Contribution shall be made to the Trust for a Plan Year, and if so, the amount to be contributed. The Discretionary Contribution of a Participating Employer for a Plan Year shall be allocated among and credited to the Discretionary Contribution Accounts of all Participants who are eligible to receive such Contribution, as determined in accordance with the Adoption Agreement, in proportion to their relative amounts of Compensation for that portion of the Plan Year during which they were both a Participant and an Eligible Employee.

Qualified Nonelective Contributions. If so provided in its Adoption Agreement, to the extent necessary to satisfy the Code section 401(k)(3) limits with respect to Elective Contributions or the Code section 401(m) limits with respect to Matching Contributions, a Participating Employer, in its discretion, may determine whether a Qualified Nonelective Contribution shall be made to the Trust for a Plan Year and, if so, the amount to be contributed. A Qualified Nonelective Contribution for a Plan Year shall be allocated among and credited to the QNEC Accounts of Participants in such manner as the Participating Employer shall determine in order to accomplish its intended purpose.

Rollover Contributions; direct transfers. An Eligible Employee may make a Rollover Contribution to the Plan upon demonstration satisfactory to the Association that the contribution is eligible for transfer to the Plan pursuant to the rollover or direct transfer provisions of the Code.


Crediting of contributions.  Each type of contribution for a Plan
Year shall be allocated among and credited to the respective Accounts of Participants eligible to share in the contributions as of the Valuation Date coinciding with or next following the date the contributions are received by the Trustee (but in no event later than the last Valuation Date of the Plan Year).

Time for making contributions. Elective Contributions and Employee Contributions will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Participating Employer, but in any event within the time required under the Code and ERISA. Any Matching Contributions, Discretionary Contributions, or Qualified Nonelective Contributions for a Plan Year will be contributed in cash to the Trust at such time as the Participating Employer determines, but in any event no later than the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its taxable year in or with which the Plan Year ends. In addition, Qualified Nonelective Contributions and Matching Contributions for a Plan Year must be made no later than the last day of the 12-month period immediately following the Plan Year (or in the case of Qualified Nonelective Contributions, such earlier date as may be required by the Code).

Certain limits apply. All contributions to the Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described elsewhere in the Plan. In addition, certain minimum allocations may be required under Code sections 410(b) and 416, as also further described elsewhere in the Plan.

Return of contributions. If any contribution by a Participating Employer to the Trust is made by reason of a good faith mistake of fact, or believed by the Participating Employer in good faith to be deductible under Code section 404, but the deduction is disallowed, the Trustee shall, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

Establishment of Trust Fund. The Association will enter into a trust agreement with a Trustee under which agreement the Trustee shall accept, hold and invest such contributions as the Participating
Employers shall deliver to it and pay such benefits as the Participating Employers shall direct in writing. Contributions with respect to a Participating Employer will be accounted for separately. The contributions, together with any income, gains, or profits, less distributions and losses, shall constitute the Trust Fund.



LIMITS ON CONTRIBUTIONS.

Code section 404 limits. The sum of the contributions made by each Participating Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by a Participating Employer are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6)).

Code section 415 limits.

Incorporation by reference. Code section 415 is hereby incorporated by reference into the Plan and the provisions of this Section shall be construed and applied in accordance with Section 415.
Annual addition. The Association shall determine an "annual addition" within the meaning of Code section 415 for each Participant for each limitation year.
General limitation on annual additions. The annual addition to a Participant's Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such Year under all other defined contributions plans maintained by the Participating Employer and its Affiliates, shall not exceed the lesser of (i) $35,000, or (ii) 25% of the Participant's Compensation for such limitation year. Effective for limitation years beginning after December 31, 2001, the annual addition to a Participant's Accounts for any limitation year, when added to the annual additions, if any, to his or her accounts for such year under all other plans maintained by the Participating Employer and its Affiliates, shall not exceed the lesser of (1) $40,000, as adjusted for cost-of-living increases under Code section 415(d), or
(ii) 100% of the Participant's Compensation for such limitation year.
Limitation year.  For purposes of determining the Code section
415 limits under the Plan, the "limitation year" shall be the calendar year.
To the extent necessary to satisfy the limitations of Code
section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced after the Participant's annual addition is reduced under any other defined contribution plan.
If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, any Elective Contributions and Employee Contributions made pursuant to a contribution agreement together with earnings thereon made by or on behalf of the Participant for the Limitation Year, to the extent necessary, will be returned to the Participant.
 Any contributions so returned will be disregarded for purposes of the limits under Code sections 402(g) and 401(k)(3) and 401(m)(2).
 If the remaining annual addition for the Participant still exceeds the Code section 415 limits for the limitation year, Qualified Nonelective Contributions followed by Discretionary Contributions, followed by Matching Contributions (including forfeitures applied to reduce any such Participating Employer contributions), together with earnings thereon, will not be allocated to the Participant's Account to the extent necessary for the limitation year, but will be used to reduce Participating Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if the Participant is covered by the Plan as of the end of the limitation year. However, if the Participant is not covered by the Plan as of the end of the limitation year, the excess amounts will not be distributed to Participants or former Participants, but will be held unallocated for that limitation year in a suspense account. If the suspense account is in existence at any time during any subsequent limitation year, all amounts in the suspense account will be allocated to the Discretionary Contribution Accounts of all Participants in proportion to their relative amounts of Compensation for the subsequent limitation year, before any other contributions which would be part of an annual addition are made to the Plan for the subsequent limitation year. No investment gains or losses will be allocated to any suspense account described in this paragraph; instead, any such gains or losses shall be allocated among the remaining Accounts in proportion to their respective balances.
Code section 402(g) limits.

In general. The maximum amount of Elective Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of an Affiliated Employer with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Code section 402(g), except to the extent permitted with respect to "catch-up" Elective Contributions described in Section 5.1 of the Plan. For purposes of the Plan, an individual's elective deferrals for a taxable year are the sum of the following:
Any elective contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includable in the individual's gross income for the taxable year on account of Code section 402(a)(8) (before applying the limits of Code section 402(g) or this section);

Any employer contribution to a simplified employee pension
(as defined in code section 408(k) to the extent not includable in the individual's gross income for the taxable year on account of Code section 402(h)(1)(B) (before applying the limits of Code section 402(g));

Any employer contribution to a custodial account or annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)), and any elective contribution pursuant to an eligible deferred compensation plan under Code section 457 made prior to 2002, to the extent not includable in the individual's gross income for the taxable year on account of Code section 403(b) or 457 before applying the limits of Code section 402(g); and

Any employee contribution designated as deductible under a trust described in Code section 501(c)(19) (before applying the limits of Code section 402(g)).

A Participant will be considered to have made "excess deferrals" for a taxable year to the extent that the Participant's elective deferrals for the taxable year exceed the applicable limit described above for the year.

Distribution of excess deferrals. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Association on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Association shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The Participant will be deemed to have notified the Association before March 1 of any excess deferral arising under a plan maintained by an Affiliated Employer. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's Elective Contribution Account balance as of the beginning of the taxable year plus the Participant's Elective Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant or recharacterized for the Plan Year beginning with or within such taxable year.
Treatment of excess deferrals. For other purposes of the Code, including Code sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416), excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30). Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.
Code section 401(k)(3) limits.

In general. Elective Contributions made under the Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time. A Participating Employer may elect in its Adoption Agreement contribution provisions which will cause the Plan for such Participating Employer to become a safe harbor plan within the meaning of Code section 401(k)(12). In such event, the Plan for such Participating Employer will be administered in all respects as such a safe harbor plan in accordance with the applicable requirements of Code section 401(k)(12).
Actual deferral ratios. For each Plan Year, the Association will determine the "actual deferral ratio" for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions (plus any Qualified Nonelective Contributions treated as Elective Contributions) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio, Elective Contributions will be taken into account only if each of the following requirements are satisfied:

the Elective Contribution is allocated to the Participant's Elective Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

the Elective Contribution relates to Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan, or is attributable for services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

To the extent Elective Contributions which meet the requirements of (A) and (B) above constitute excess deferrals, they will be taken into account for each Highly
Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee.

in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have elective deferrals (and qualified nonelective or qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by a Participating Employer or its Affiliate, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Association may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive Elective Contributions shall be treated as Elective Contributions to the extent permitted by Regulation section 1.401(k) 1(b)(5);

in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

an employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made; and

Elective Contributions which are made on behalf of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation sections 1.401(m)-1(b)(5).

Actual deferral percentages. The actual deferral ratios for all Highly Compensated Employees who are eligible for Elective Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:
the actual deferral percentage for the highly compensated group for the Plan Year does not exceed 125% of the prior year actual deferral percentage for the prior year nonhighly compensated group; or

the excess of the actual deferral percentage for the highly compensated group for the Plan Year over the prior year actual deferral percentage for the prior year nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group for the Plan Year does not exceed twice the prior year actual deferral percentage of the prior year nonhighly compensated group.

For purposes of satisfying the above tests for a Plan Year, the "prior year actual deferral percentage for the prior year nonhighly compensated group" refers to the actual percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Association may elect, in accordance with Code section 401(k)(3) and applicable Regulations, to use the actual deferral percentage for the nonhighly compensated group determined for the current Plan Year.
Adjustments by Association. If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Association determines that Elective Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Association may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective
Contribution elections to the extent the Association deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.
Excess contributions. If the Code section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Association will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees in the manner prescribed by Code section 401(k)(8).
Distribution of excess contributions. Unless a Participant elects to have his or her excess contributions recharacterized, the Participant's excess contributions, adjusted for income, will be designated by the Participating Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution. The method for allocating such gain or loss will be determined by the Association consistent with the requirements of Code section 401(k). Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year.
Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.
Recharacterization. In lieu of receiving a distribution of excess contributions, a Highly Compensated Employee may elect, at such time and in such manner as the Association may prescribe, to have all or a portion of his or her excess contributions recharacterized as Employee Contributions. Excess contributions may be recharacterized only to the extent that additional Employee Contributions otherwise could have been contributed by the Highly Compensated Employee for the Plan Year under the Plan, and must be recharacterized no later than two and one-half months after the close of the Plan Year to which the recharacterization relates. If a Highly Compensated Employee elects recharacterization, the Association will (i) timely provide such forms to the Highly
Compensated Employee and his or her Participating Employer, and take such other action, as the Internal Revenue Service shall require, and (ii) account for such recharacterized amounts as contributions by the Highly Compensated Employee for purposes of Code sections 72 and 6047. Recharacterized excess contributions shall continue to be treated as Elective Contributions for all purposes under the Plan other than determination of the Code section 401(k)(3) and 401(m) limits (see Section 6.5(b)(vii)).
Special rules. For purposes of recharacterizing or distributing excess contributions, the amount of excess contributions that may be recharacterized or distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.
Recordkeeping requirement. The Association, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which Qualified Nonelective
Contributions are taken into account in determining the actual deferral ratios.
Effect on Matching Contributions. A Participant's Elective Contributions which are returned or recharacterized as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching
Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be forfeited to the extent they are not vested, or distributed to the extent they are vested to the Participant at the same time as the Elective Contributions are returned or recharacterized.
Excise tax where failure to correct. If the excess contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10 percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2 1/2 month period. Special rule for early participation. Effective January 1, 1999, the Association may elect to follow the rules set forth in Code section 401(k)(3)(F) for purposes of determining the applicable Code section 401(k)(3) limits.
Code section 401(m) limits.

In general. Employee and Matching Contributions made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m)(11) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time. A Participating Employer may elect in its Adoption Agreement contribution provisions which will cause the Plan for such Participating Employer to become a safe harbor plan within the meaning of Code section 401(m). In such event, the Plan for such Participating Employer will be administered in all respects as such a safe harbor plan in accordance with the applicable requirements of Code section 401(m)(11).
Actual contribution ratios. For each Plan Year, the Association will determine the "actual contribution ratio" for each Participant who is eligible for Employee Contributions or Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Employee Contributions, Matching Contributions, and Qualified Nonelective Contributions which are not treated as Elective Contributions made by and on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year.
 For purposes of determining a Participant's actual contribution ratio,
An Employee Contribution shall be taken into account for the Plan Year in which the Contribution is made to the Trust. A payment by the Participant to an agent of the Trustee
(including a Participating Employer) shall be treated as a contribution to the Trust at the time of payment to the agent if the funds are transmitted to the Trust within the time allotted by the Plan. A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Employee or Elective
Contributions for the Plan Year;

In the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have matching contributions or employee contributions (including amount treated as matching contributions) allocated to his or her accounts under two or more plans maintained by an Affiliated Employer which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

The applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under regulations, the Association may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

Elective Contributions not applied to satisfy the Code
section 401(k)(3) limits and Qualified Nonelective
Contributions not treated as Elective Contributions may be treated as Matching Contributions to the extent permitted by Regulation section 1.401(m)-1(b)(5).

In the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

Elective Contributions which are recharacterized as Employee
Contributions shall be taken into account as Employee
Contributions for the Plan Year that includes the time at which the excess contributions are includable in the gross income of the Participant;

Actual contribution percentages. The actual contribution ratios for all Highly Compensated Employees who are eligible for Employee Contributions or Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Employee Contributions or Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:
The actual contribution percentage for the highly compensated group for the Plan Year does not exceed 125% of the prior year actual contribution percentage for the prior year nonhighly compensated group; or

The excess of the actual contribution percentage for the highly compensated group for the Plan Year over the prior year actual contribution percentage for the prior year nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group for the Plan Year does not exceed twice the prior year actual contribution percentage of the prior year nonhighly compensated group.

For purposes of satisfying the above tests for a Plan Year, the "prior year actual contribution percentage for the prior year nonhighly compensated group" refers to the actual contribution percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Association may elect, in accordance with Code section 401(m)(2) and applicable regulations, to use the actual contribution percentage for the nonhighly compensated group calculated for the current Plan Year. Multiple use test. For Plan Years beginning prior to 2002, in the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and
(ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m) 2(b)(3), the Association shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below.
Adjustments by Association. If, prior to the time all Employee Contributions or Matching Contributions for a Plan Year have been contributed to the Trust, the Association determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Association may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Association deems appropriate.
Excess aggregate contributions. If the Code section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Employee and Matching Contributions (and any Qualified Nonelective Contribution or elective deferral taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be "excess aggregate contributions". The Association shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee in the manner prescribed by Code section 401(m)(6)(C).
Distribution of excess aggregate contributions.  A
Participant's excess aggregate contributions, adjusted for income will be designated by the Participating Employer as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, plus the allocable gain or loss for the period between the end of the taxable year and the date of distribution. The method for allocating such gain or loss will be determined by the Association consistent with the requirements of Code section 401(k). Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan.
Special Rules. For purposes of distributing excess aggregate contributions, distribution of excess aggregate contributions (in each case adjusted for income or loss) shall be accomplished in the following order:
unmatched Employee Contributions;

Matched Employee Contributions;

Matching Contributions attributable to Employee
Contributions; and

Matching Contributions attributable to Elective
Contributions.

Recordkeeping requirement. The Association, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Elective Contributions and Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.
Excise tax where failure to correct. If the excess aggregate contributions are not corrected within 2 1/2 months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10 percent excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this section for the Plan Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2 1/2 month period.
Special rule for early participation. Effective January 1, 1999, the Association may elect to follow the rules set forth in Code section 401(m)(5)(C) for purposes of determining the application Code section 401(m) limits.
Code section 410(b) limits.

Notwithstanding anything to the contrary, if the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of Code sections 410(b)(1) or 410(b)(2)(A)(i), because a Participating Employer's contribution would not be allocated to a sufficient number of Participants, then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who are not in the service of the Company on the anniversary date, as may be necessary to satisfy the applicable tests under the above Code sections. The Participants who will become eligible to share in the contribution will be those participants who, when compared to Participants who are similarly situated, completed the greatest number of hours of service in the Plan Year before the termination of their service.
The preceding paragraph will not be construed to permit the reduction of any Participant's Account balance, and any amounts which were allocated to Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Participating Employer will make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Participating Employer's Contribution, even if it would cause the contributions of the participating Employer for the Plan Year to exceed the amount which is deductible by the participating Employer for such Plan Year under Code section
404. Any adjustments pursuant to this paragraph will be considered to be a retroactive amendment of the Plan which was adopted by the last day of the Plan Year.



PARTICIPANT ACCOUNTS.

Accounts. The Association will establish and maintain (or cause the Trustee to establish and maintain) for each Participant, such Accounts as are necessary to carry out the purposes of this Plan.

Adjustment of Accounts. As of each Valuation Date, each Account will be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,

each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date; and each Account balance will be decreased by its allocable share
(as determined by the Administrator) of any expenses of administration paid from the Trust Fund in accordance with Section
12.6.
Any expenses relating to a specific Account or Accounts, or commissions or sales charges with respect to an investment in which the Account participates, may be charged solely to the particular Account or Accounts.
Investment of Accounts. Participant's Accounts will be invested in accordance with the provisions of the Trust. The Trust shall permit each Participant to direct the Trustee to invest his or her Accounts from among such investment options as the Association may make available from time to time. It is the intention of the Association to make such investment options available under the Trust as will fully satisfy the requirements of Section 404(c) of ERISA and the regulations promulgated thereunder. The Plan is intended to be an "ERISA Section 404(c) plan" as described in Section 404(c) of ERISA and shall be administered and interpreted in a manner consistent with that intent. The Association shall prescribe the form and manner in which such directions shall be made, as well as the frequency with which such directions shall be made or changed, the dates as of which they shall be effective, and the allocation of Accounts with respect to which no directions are submitted, in each case consistent with Section 404(c) of ERISA and the regulations promulgated thereunder so that Participants will have a reasonable opportunity within the meaning of such regulations to give investment instructions (in writing or otherwise with an opportunity to obtain written confirmation of such instructions) to the Association which is the "identified plan fiduciary" for purposes of ERISA Section 404(c) obligated to comply with such instructions, except as otherwise provided under such regulations. Any other assets of the Trust not specified above in this Section shall be invested by the Trustee in the sole discretion of the Trustee and in accordance with the provisions of the Trust; provided, that if an investment manager or other named fiduciary has been appointed with respect to all or a portion of such assets, the Trustee shall invest such portion as the investment manager or other named fiduciary directs.



VESTING OF ACCOUNTS.

Immediate vesting of certain Accounts. A Participant will at all times be 100% vested in his or her Elective Contribution Account, Qualified Non Elective Contribution Account, Employee Contribution Account, and Rollover Contribution Account.

Deferred vesting of other Accounts. Each Participant will have a vested interest in a percentage of his or her Matching Contribution Account and Discretionary Contribution Account determined in accordance with the following schedule and based on his or her Years of Service for
Vesting:


Years of Vesting	Applicable
__Service__	Percentage

fewer than 2	   0%
2 but fewer than 3	  20%
3 but fewer than 4	  40%
4 but fewer than 5	  60%
     	5 but fewer than 6	  80%
6 or more	 100%

Special vesting rules. Notwithstanding any provision of the Plan to the contrary, a Participant will be fully vested in 100% of the Accounts maintained for his or her benefit upon the happening of any one of the following events:

the Participant's attainment of his or her Early Retirement Age while an Employee;
the Participant's death while an Employee;
the termination or partial termination of the Plan or the complete cessation of contributions to the Plan, to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance.
Distribution of less than entire vested percentage. If a distribution has been made to a Participant from an Account at a time when he or she has a vested percentage in such Account equal to less than 100%, at any relevant time after the distribution, the Participant's vested interest will be equal to (P*(AB+D))-D, where P is the Participant's vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution.

Changes in vesting schedule. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly adversely affects the computation of a Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed 3 Years of Service for Vesting may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of the date on which such amendment becomes effective; and the date on which the Participant is issued written notice of such amendment by the Association.
Forfeitures.

In general. Any portion of a Participant's Account in which he or she is not vested upon separation from service for any reason will be forfeited as of the earlier of the expiration of 5 consecutive One Year Breaks in Service, or the distribution of the vested portion of the Account if such distribution is made as a result of the Participant's separation from service.

Certain Restorations. Notwithstanding the preceding paragraph, if a Participant forfeits any portion of an Account as a result of the complete distribution of the vested portion of the Account but thereafter returns to the employ of a Participating Employer, the amount forfeited will be recredited to the Participant's Account if he or she repays to the Plan the entire amount attributable to Matching Contribution and Discretionary Contribution Accounts previously distributed, without interest, prior to the earlier of
(i) the close of the fifth consecutive One Year Break in Service or
(ii) the fifth anniversary of the date on which the Participant is reemployed. The Participant's vested percentage in the amount so recredited will thereafter be determined under the terms of the Plan as if no forfeiture had occurred. The money required to effect the restoration of a Participant's Account shall come from other Accounts forfeited during the Plan Year of restoration, and to the extent such funds are inadequate, from a special contribution by the Participant's Participating Employer. Application of forfeitures. Any forfeitures occurring in a Plan Year with respect to an Employee of a Participating Employer first, will be applied to the restoration of any Accounts of Employees of the Participating Employer as required for such Year; and

to the extent amounts remain after the application of (i) above, will be applied against the Participating Employer's Matching Contributions for the Plan Year in which the forfeitures occurred, and to the extent any forfeitures remain after such application, they will be applied against the Employer's Matching Contributions for the next Plan Year.


PAYMENT OF ACCOUNTS.

Retirement. Each Participant may elect to retire on his or her Early Retirement Date, his or her Normal Retirement Date, or his or her Deferred Retirement Date, and receive his or her Account in accordance with Section 9.7. If elected by the Participating Employer in the Adoption Agreement, a Participant who attains his or her Normal Retirement Age may elect to receive his or her Account in accordance with Section 9.7 even though such Participant does not have a Termination of Employment.

Death. The Accounts of any Participant who dies shall be paid to his or her Beneficiary in accordance with Section 9.7.

Disability. If a Participant incurs a Disability prior to a Termination of Employment, he or she may elect to receive his or her entire Account, other than his or her Matching and Discretionary
Contribution Accounts, in a single sum cash payment.

Other termination of employment. If a Participant has a Termination of Employment prior to attaining his or her Early Retirement Age for any reason other than death, he or she may receive the vested and non-forfeitable portion of his or her Account payable in accordance with Section 9.7.

Valuation for distribution. For the purposes of paying the amounts to be distributed to a Participant or his or her Beneficiary or Beneficiaries under the provisions of this Article, the value of the Trust Fund and the value of the Participant's Accounts therein shall be determined in accordance with the provisions of Article 7 on the date of any payment under this Article. There shall be added to such amount the additional contributions which have been or are to be allocated to the Participant's Accounts since that date.

Timing of distribution. Unless the Participant elects otherwise, in no event shall the payment of any Participant's Account be made any later than the 60th day after the latest of the following:

the close of the Plan Year in which occurs the date on which the Participant would first be eligible for normal retirement under
Section 9.1;
the close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; and the close of the Plan Year in which the Participant ceases to be an Employee.
Notwithstanding the foregoing, distribution of a Participant's Account under the Plan shall occur no later than the Participant's required beginning date (as defined in section 401(a)(9) of the Code) and may continue to the Participant or to his or her Beneficiary no longer than the maximum period permitted under section 401(a)(9). To the maximum extent permitted by law, the provisions of Code section 401(a)(9) are incorporated herein by reference.
With respect to distributions under the Plan made for Plan Years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under Code section 401(a)(9) that were proposed in January 2001, notwithstanding any provisions of the Plan to the contrary. The provisions of this paragraph will continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

Mode of distribution. A Participant's Account shall be paid to him or her (or to his or her Beneficiary), subject to the limitations of
Section 9.6, as follows:

Any Participant who qualifies under Section 9.1 to receive his or her Account because he or she has attained (or elected to retire on) his or her Early Retirement Date, Normal Retirement Date or Deferred Retirement Date under Section 9.1, may elect (on a form provided by the Association) to receive his or her entire Account in a single cash payment; or

to receive his or her entire Account in installment payments in such amount, with such frequency and over such period as the Participant shall specify, subject to such administrative rules and procedures as the Association may specify, and further subject to the applicable requirements of Code section 401(a)(9); or

to transfer his or her entire Account to The Defined Benefit Pension Plan (Plan C) of The Cooperative Banks Employees Retirement Program (hereinafter referred to as "Plan C") for the purpose of applying the transferred amount to the payment of benefits from Plan C in the form of an annuity that is available thereunder; or

to receive his or her Employee Contributions in a single cash payment and to transfer the balance of his or her Account to Plan C for the purpose described in subparagraph (iii) above;
or

to receive his or her entire Account, other than his or her Matching and Discretionary Contribution Accounts, and to transfer the balance of his or her Account to Plan C for the purpose described in subparagraph (iii) above; or

subject to the provisions of Section 9.6, to defer receipt of his or her entire Account or to receive his or her entire Account, other than his or her Matching Contribution Account, and to defer receipt of his or her Matching Contribution Account.

Any Participant who has a Termination of Employment under
Section 9.4 may elect
to receive his or her entire Account in a single cash payment; or

subject to the provisions of Section 9.6, to defer receipt of his or her entire Account or to receive his or her entire Account other than his or her Matching Contribution Account and Discretionary Contribution Account and to defer receipt of his or her Matching Contribution Account and Discretionary Contribution Account; or

when and if the Participant attains his or her Early
Retirement Age, any of the payment options described in 9.7(a) above.

A Participant who has elected to defer receipt of any portion of his or her Account under this Section may subsequently elect to receive his or her Account in accordance with such procedures as the Association shall prescribe. The Beneficiary distribution options under this Section will be the same as the options that would have been available to the Participant had he or she retired or terminated employment immediately before his or her death.

Consent to distributions by Participant. Subject to the provisions of Section 9.6, no distribution shall be made to any Participant unless the Association has (i) provided the Participant with a written notice, not less than 30 days (unless the Participant waives in writing the 30 days' notice consistent with the applicable requirements of the Code) nor more than 90 days prior to his or her annuity starting date (as defined in section 417(f)(2) of the Code), informing the Participant of his or her right to defer receipt of such distribution, and thereafter (ii) obtained the Participant's prior written consent to such distribution within 90 days prior to his or her annuity starting date; or the value of the vested and nonforfeitable portion of the Participant's Account, determined in accordance with the applicable rules of Code section 411(a)(11), does not exceed $1,000, in which event the Association will direct the Trustee to pay the Participant the value of his or her Account in cash in a single lump sum.
Beneficiary Designation.

Except as provided in this Section 9.9, a Participant may
designate the Beneficiary or Beneficiaries who shall receive, on or after his or her death, his or her interest in the Trust Fund.
Such designation shall be made in such form and manner as may be prescribed by the Association for that purpose. Except as provided in this Section 9.9, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made in such form and manner as may be prescribed by the Association for that purpose. If a Participant names a trust as his or her Beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in Beneficiary.
  No designation, revocation, or change of Beneficiaries shall be valid and effective unless and until filed with the Association in such form and manner as may be prescribed by the Association for that purpose.
A Participant who does not establish to the satisfaction of the Association that he or she has no spouse may not designate someone other than his or her spouse to be his or her Beneficiary unless:
(i)(A)	such spouse (or the spouse's legal guardian,
if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

(1) to the specific Beneficiary or Beneficiaries designated by the Participant; or

(2) to the Participant's right to designate any Beneficiary without further consent by the spouse;

  (B) such instrument acknowledges the effect of the election to which the spouse's consent is being given; and

  (C)  such instrument is witnessed by a Plan
representative or notary public;

(ii)  the Participant:

  (A)  establishes to the satisfaction of the
Association that his or her spouse cannot be located; or

  (B) furnishes a court order to the Association establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained; or

(iii) the spouse has previously given consent in accordance with this subsection (c) and consented to the Participant's right to designate any Beneficiary without further consent by the spouse.

The consent of a spouse in accordance with this subsection (c) shall not be effective with respect to other spouses of the Participant prior to the Participant's annuity starting date (as defined in section 417(f)(2) of the Code), and an election to which paragraph (ii) of this subsection
(c) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's annuity starting date (as so defined).
  If a Participant has no Beneficiary under subsection (a) of this Section 9.9, if the Participant's Beneficiary(ies) predecease the Participant, or if the Beneficiary(ies) cannot be located by the Association, the interest of the deceased Participant shall be paid to the Participant's estate.
Facility of payments. If the Association finds that any person to whom a benefit is payable from the Trust Fund is unable to attend to his or her affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the person's spouse, child, grandchild, parent, brother or sister, or to any person deemed by the Association to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

Payment as discharge of liability. If a Participant receives a total distribution representing his or her entire vested and nonforfeitable interest under the Plan, such a distribution shall forever constitute a full and complete discharge of the Plan's liability for benefits accrued by such Participant on account of Service by such Participant prior to the date of such distribution.

Direct rollover option. Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Association, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:

An 'eligible rollover distribution' is any distribution of all or any portion of the distributee's benefit, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments
(not less frequently than annually) made for the life (or expectancy) of the distributee or the joint lives of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more, or any distribution to the extent such distribution is required under Code section 401(a)(9).
With respect to a distributee other than the Participant's surviving spouse, an 'eligible retirement plan' is an individual retirement account described in Code section 408(a), effective on and after January 1, 2002, an annuity plan described in Code section 403(b), a tax-sheltered annuity described in Code section 403(a), or a qualified trust described in Code section 401(a).
With respect to a distributee who is a Participant's surviving spouse for periods prior to January 1, 2001, an eligible retirement plan is an individual retirement account or an individual retirement annuity.
A 'distributee' includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse, who is an alternate payee under a qualified domestic relations order, are distributees with regard to the interest of the spouse or former spouse.
A 'direct rollover' is a payment by the Plan to the eligible retirement plan specified by the distributee.
Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p). Any amount distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.
Distributions to certain Participants. Notwithstanding any other provisions of the Plan to the contrary, a Participant who was a Participant in the Plan prior to January 1, 1989 may not elect any form of distribution under the Plan other than to transfer his or her entire vested Account to Plan C for the purpose of applying the transferred amount to the payment of benefits from Plan C in the normal form applicable under Plan C for married or non-married Participants, as the case may be, unless such election fully conforms to the applicable election, waiver and notice requirements of Code sections 401(a)(11) and 417 for defined contribution plans which are subject to such requirements.


 LOANS TO PARTICIPANTS.

Loan application. Upon the written request of a Participant on a loan application form approved or prescribed by the Association, the Association may direct the Trustee to make a loan to such Participant from the Participant's Account, subject to the conditions described in this Article. Effective October 19, 1989, and only for purposes of this Article, the Beneficiary of a Participant shall be treated as a Participant, provided, however, only those Participants and Beneficiaries who are "parties in interest" (as defined in section 3(14) of ERISA) with respect to the Plan may apply for a Plan loan under this Article. Notwithstanding the foregoing, effective February 15, 2001, only Participants who are Employees of a Participating Employer, or who ceased to be Employees but remain ineligible to withdraw funds from the Plan, may apply for a Plan loan under this Article.

Rules and procedures. The Association shall determine the time or times each year when loans shall be available to Participants, and shall formulate such rules and procedures as it deems appropriate relating to such loans, which rules and procedures shall be applied on a uniform and nondiscriminatory basis. The Association may assess such charges and processing fees for loans as it may deem in its sole discretion to be reasonable, which charges and fees may be paid by the Participant or out of the Participant's Account, or applied against the loan amount.

Maximum amount of loan. The amount of any loan under the Plan shall not exceed the lesser of:

$50,000, reduced by the amount of principal and accrued interest owed by the Participant with respect to any prior loans from qualified retirement plans of his or her Participating
Employer, and further reduced by the excess of (1) the highest outstanding loan balance of the Participant from such plans during the one-year period ending on the day before the loan is made, over
(2) the Participant's outstanding loan balance from such plans immediately prior to the loan; or one-half of the vested and nonforfeitable portion of the Participant's Account, reduced by the amount of principal and accrued interest owed by the Participant with respect to any prior loans from the Plan.
For purposes of this loans, the value of a Participant's Account shall be determined as of the Valuation Date coinciding with or next following receipt from the Participant and recording by the Association of a completed loan application on a form prescribed by the Association. Minimum amount of loan. No loan shall be made hereunder for less than $1,000 or such other minimum amount as the Association may from time to time prescribe.

Note; interest; security; default. Each loan shall be evidenced by a note on a form which shall be supplied by the Association and shall bear interest at a reasonable rate determined by the Association. Such interest rate shall be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made in similar circumstances, as determined by the Association after consultation with such lending institutions as the Association deems appropriate. Each loan must be secured by the Participant's Account. In its sole discretion, the Association may require such additional security as it deems necessary.

If an event of default occurs before a loan is repaid in full, then the unpaid principal of the loan, together with any accrued but unpaid interest, shall become immediately due and payable. The Participant (or his or her Beneficiary, in the event of the Participant's death) shall repay the loan by paying the unpaid principal of the loan, together with any accrued but unpaid interest, within such time as may be specified in the note evidencing such loan. If the loan is not repaid in full within the time specified in such note, such unpaid principal, together with such accrued but unpaid interest, shall be deducted from the vested portion of the Participant's Account, in the manner described below, before making any payments otherwise due under the Plan to the Participant or his or her Beneficiary. For purposes of this paragraph, an event of default occurs if (i) the Participant dies, (ii) the loan is not fully repaid by the time the note matures, (iii) the Participant attempts to revoke any payroll deduction authorization for repayment of the loan without the consent of the Association, (iv) the Participant fails to pay any installment of the loan when due and the Association treats such failure as a default in a manner and at a time consistent with the applicable requirements of the Code; or (v) any other event occurs which the Association, in its sole discretion, believes may jeopardize the repayment of the loan.
The Association shall give written notice to the Participant of an event of default described in the immediately preceding paragraph. If an event of default occurs and the loan is not repaid within the time specified in the note evidencing such loan (which time shall be consistent with the applicable requirements of the Code), the amount of the Participant's vested interest in his or her Account (excluding his or her Elective Contribution, amounts in his or her Employee Contribution Account that are attributable to Elective Contributions which have been recharacterized as Employee Contributions, Matching and/or Discretionary Contributions that have been allocated fewer than 24 months prior to the date of reduction to his or her Account if he or she has not been a Participant for a period of at least 60 months and has not had a separation from service) to the extent such Account is security for the loan, shall be reduced by the amount of the unpaid principal of the loan, together with any accrued but unpaid interest, and the Participant's indebtedness shall thereupon be discharged to the extent of the reduction. In addition, if the value of the Participant's total vested interest in his or her Account (exclusive of his or her Elective Contribution Account and Matching and/or Discretionary Contributions which have been allocated within fewer than 24 months prior to the date of reduction if he or she has not been a Participant for a period of at least 60 months and has not had a separation from service) pledged as security for the loan is insufficient to discharge fully the Participant's indebtedness, his or her Elective Contribution Account and amounts in his or her Employee Contribution Account that are attributable to Elective Contributions which have been recharacterized as Employee Contributions shall be used to reduce the Participant's indebtedness at such time as the Participant is entitled to a distribution from his or her Elective Contribution Account, and any remaining amounts in his or her Matching Contribution Account and/or Discretionary Contribution Account shall be used to reduce the Participant's indebtedness at such time as the Participant has a separation from service, the Participant completes 60 months of participation, or such amounts have been allocated to the Participant for more than 24 months. Such action shall not operate as a waiver of the rights of the Association, the Trustee, or the Plan under applicable law. The Participating Employer also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant's Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.
Repayment. Each loan shall be repaid by payroll deduction (or in the case of a loan granted to Participant described in Section 10.1 who has ceased to be an Employee of a Participating Employer, by a direct payment) over such period of time as the Association determines, and on the basis of substantially level payments made no less frequently than quarterly. Such period of time shall not exceed 5 years unless the loan is used to acquire a dwelling unit which is to be used within a reasonable time as a principal residence of the Participant. Notwithstanding the foregoing, a loan initiated on or after January 1, 2001 will be fully due and payable when a Participant ceases to be an Employee.

Repayment upon distribution. If, as of the time benefits are to be paid to a Participant or his or her Beneficiary under the Plan, there remains any unpaid balance of a loan hereunder, such unpaid balance shall become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's Account before any such distribution of benefits is made. No loan shall be made hereunder after the time distributions to a Participant are to be paid.

Note as trust asset. A note evidencing a loan to a Participant under this Article shall be an asset of the Trust which is allocated to the Account of the Participant, and shall for purposes of the Plan be deemed to have a fair market value at any given time equal to the unpaid balance of the note plus the amount of any accrued but unpaid interest.

Nondiscrimination. Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Association may make reasonable distinctions based upon credit worthiness, other obligations of the Participant, state law restrictions affecting payroll deductions and other factors that may adversely affect the ability to assure repayment. The Association may reduce or refuse a requested loan where it determines that timely repayment of the loan is not assured.


  SPECIAL TOP-HEAVY PROVISIONS.

Provisions to apply. The provisions of this Article shall apply for any top-heavy plan year (within the meaning of Code section 416) notwithstanding anything to the contrary in the Plan. The provisions of this Article are intended to comply with the requirements of Code section 416. To the maximum extent permitted by law, the provisions of Code section 416 are incorporated herein by reference. If any of the requirements of Code section 416 are changed, such changes are also incorporated herein by reference.

Minimum contribution. For any Plan Year which is a top-heavy plan year, the Participating Employers shall contribute to the Trust a minimum contribution on behalf of each non-key employee Participant who is required to receive such a contribution under Code section 416. The minimum contribution shall, in general, equal 3% (or such other percentage required under Code section 416, the "minimum contribution percentage") of each such Participant's Compensation, but shall be subject to the following special rules:

If the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Qualified Nonelective Contributions, Matching Contributions, and Discretionary Contributions (including forfeitures applied to reduce any such Participating Employer Contributions) (or such other contributions required to be taken into account under Code section 416), is equal to less than the minimum contribution percentage, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees.
 This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.
No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Affiliate which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.
If a Participant is also covered by a top-heavy defined benefit plan of a Participating Employer or its Affiliate, the Association may use any one of the four safe harbor rules set forth in Regulation 1.416-1(M-12) or any other safe harbor rules permitted under Code section 416 for determining the minimum contribution, if any, required under the Plan.
The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any contributions under the Plan which are permitted to be used as an offset under Code section 416.
If additional minimum contributions are required under this Section, the Association will establish (or cause the Trustee to establish) a special Account to which such contributions will be allocated. Distributions from such Account will be made in accordance with the rules applicable to Discretionary Contribution Accounts.
Special vesting schedule. Each Employee who is a Participant at any time during a top-heavy plan year shall be vested in not less than the percentage of each of his or her Accounts required by Code section 416, which for 2001 is set forth in the following vesting schedule (or the Plan's general vesting schedule, if faster):

Years of Service		Vested
_for Vesting  	        		Percentage

fewer than 2			  0%
2 but fewer than 3		 20%
3 but fewer than 4		 40%
4 but fewer than 5		 60%
5 but fewer than 6		 80%
6 or more          		100%

Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift shall be considered to be an amendment to the vesting schedule for all purposes of the Plan.


  ADMINISTRATION OF THE PLAN.

Powers and duties of the Association. The Association shall administer the Plan and shall have all discretionary authority and power necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with the terms and provisions hereof, and to carry out its duties thereunder, including without limiting the generality of the foregoing, the following powers:

To interpret the provisions of the Plan and to determine any question or decide any dispute which may arise under the Plan or in connection with the administration or operation thereof;
To determine the eligibility of any employee of a Participating
Employer to become a Participant of a Plan, the eligibility of any Participant to receive a benefit under a Plan, and the amount of any such benefit;
To authorize and direct the payment of all benefits and other sums under the Plan and the disbursement of funds for expenses of administration thereof;
To require any Participating Employer or any Participant to furnish such information as the Association may request for the purpose of the proper administration of the Plan, and to prescribe forms to be used to furnish such information, to make various elections under the Plan, and for any other purpose of the Plan, which prescribed forms shall in all cases be executed and filed with the Association (unless the Association shall otherwise determine);
To make and enforce such rules and regulations for carrying out the provisions of the Plan as the Association may deem proper or desirable to enable it to administer and carry out its duties hereunder;
To employ legal counsel, accountants, actuaries, consultants, and agents, and to obtain such clerical and other services as it may deem necessary or appropriate in carrying out the provisions of the Plan;
To delegate to any trustee or trustees of the Association, or to any employee or employees thereof, the authority to perform any ministerial or routine act in connection with the administration of the Plan, and to authorize one or more trustees or employees to execute instruments and documents in the name or on behalf of the Association;
To charge interest, at such rate as the Association may from time to time determine to be reasonable, to any Participating
Employer with respect to any contribution required to be made by it to the Plan;
To establish from time to time a funding policy of the Plan consistent with the objectives of the Plan and ERISA; and To take such other actions and make such determinations as the Association deems necessary or appropriate to administer the Plan and to supply any omission or reconcile any ambiguity or inconsistency in the Plan, in such manner and to such extent as it deems expedient to carry the same into effect.
In exercising its powers and duties hereunder, and in any exercise of discretion or any action by the Association, the Association shall act in accordance with uniform rules applied without discrimination between Participants and shall treat all Participants in similar circumstances in a uniform manner.
Appointment of Trustee and Investment Managers. The Association shall expressly have authority to appoint and remove the Trustee and any successor Trustee under the Trust. Any such Trustee shall be a national banking association or trust company and shall be a member bank of the Federal Reserve Bank system.

The Association shall also have the authority at any time and from time to time to appoint and remove one or more Investment Managers for part of all of the Trust Fund. Whenever an Investment Manager shall have been appointed as aforesaid, it shall have and may exercise all of the powers and duties of a trustee under a trust agreement with respect to the investment and reinvestment of the part of the Trust Fund with respect to which the Investment Manager has been appointed. Any such Investment Manager shall meet the requirements for an investment manager under ERISA and shall acknowledge in writing that it is a fiduciary with respect to the Plan.
In accordance with the terms of the Trust, the Association shall establish and may from time to time change the investment policy with respect to the Trust Fund, which investment policy shall be consistent with the objective of the Plan and with the requirements of ERISA. In its discretion, the Association may delegate to any Trustee or Investment Manager appointed in accordance with this Section the authority to establish and change the investment policy with respect to the Trust.
Conclusiveness of various documents. Neither the Association nor any of its trustees, officers or employees shall be responsible for any reports furnished by an actuary or accountant retained or employed by the Association, but shall be entitled to rely thereon, as well as on all tables, valuations, and certificates furnished by such actuary or accountant, and on all opinions and recommendations of legal counsel.

Indemnification. Any trustee, officer, or employee of the Association (and any former trustee, officer or employee of the Association) shall be indemnified by the Association for any liability, loss, damage or injury (including amounts paid in settlement with approval of the Association), and reasonable costs and expenses related thereto, arising by reason of any act or omission affecting the Plan or affecting Participants, former or retired Participants, or their beneficiaries, to the fullest extent permitted under ERISA or other applicable law; provided, however, that the act or omission shall have occurred in the course of the person's service as a trustee, officer, or employee of the Association and that the act or omission shall have been in good faith as determined by a disinterested majority of the board of trustees of the Association (whose determination made in good faith and not arbitrarily or capriciously shall be conclusive). To the fullest extent permitted under ERISA or other applicable law, no trustee, officer, or employee of the Association shall be liable with respect to a breach of fiduciary duty, if such breach occurred before he became a fiduciary or after he ceased to be a fiduciary. The Association, by a vote of its trustees, shall expressly have the power to purchase insurance to cover potential liabilities of any trustee, officer, or employee who serves in a fiduciary capacity with respect to the Plan, and the obligation of the Association to indemnify any such trustee, officer, or employee shall be offset to the extent of any otherwise applicable insurance coverage under any such policy maintained by the Association. The Association shall also have the power, exercisable by vote of its trustees, to agree to indemnify any bank or other agent or administrative agent of the Association under the Plan, to the extent authorized by the board of trustees of the Association.

Claims and review procedures.

Claims procedure. If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Association. If any such claim is wholly or partially denied, the Association will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Association (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.
Review procedure. Within 60 days after the date on which a person receives written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a written request with the Association for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Association. The Association will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Association (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Association to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied. Expenses of administration. Subject to the applicable requirements of ERISA and, to the extent not preempted thereby, Section 30 of Chapter 170 of the Massachusetts General Laws, as amended, expenses for the administration of the Association ("Association expenses"), expenses for the administration of the Plan ("Plan expenses"), and expenses of the Trustee appointed to administer the Trust Fund (including reasonable legal fees and the compensation of the Trustee ("Trust expenses") will be paid in such manner as the Association in its sole discretion shall determine, which may include payment from the Trust fund. Plan expenses may include, but shall not be limited to, amounts due from a withdrawing Participating Employer under Section 13.4 and recordkeeping expenses charged by the Association for recordkeeping services provided to the Plan. The Association in its sole discretion shall determine what constitutes Association expenses, Plan expenses and Trust expenses. Furthermore, the Association may direct the Trustee to reimburse the Association out of the Trust Fund for any such expense which is paid by the Association prior to a determination by the Association that such expense may be paid from the Trust.

Authority to correct operational defects. The Association will have the full discretionary power and authority to correct any "operational defect" in any manner or by any method it deems appropriate in its sole discretion in order to cause the Plan (i) to operate in accordance with its terms, or (ii) to maintain its tax qualified status under the Code. For purposes of this Section, an "operational defect" is any operational or administrative action (or inaction) in connection with the Plan which, in the judgment of the Association, fails to conform with the terms of the Plan or causes or could cause the Plan to lose its tax qualified status under the Code.

Effect of interpretation or determination. Any interpretation of the Plan or other determination with respect to the Plan by the Association shall be final and binding and conclusive on all persons in the absence of clear and convincing evidence that the Association acted arbitrarily and capriciously.



  AMENDMENT AND TERMINATION.

Amendment or termination by Association. The Association may, at any time or from time to time and in such manner as it deems appropriate, amend the Plan, in whole or in part, or terminate the Plan, either prospectively or retroactively; provided, however, that the Plan shall not be amended or terminated in such a manner as would cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participant, Terminated Eligible Employees entitled to benefits, and retired Participants, or in such a manner as would cause or permit any portion of such Trust Fund to revert to, or become the property of, any Participating Employer, except as otherwise permitted under the Plan or by applicable law.

Voluntary participation. Each Participating Employer shall adopt the Plan and Trust, as to its Eligible Employees, with the bona fide intention and expectation that its participation and contributions will be continued indefinitely; but, subject to the limitations and conditions set forth herein, and subject to the provisions of any applicable collective bargaining agreement covering its Participants, the Participating Employer shall have no obligation to maintain its participation hereunder for any given length of time.

Withdrawal by Participating Employer. Notwithstanding Section 13.2 above, a Participating Employer shall withdraw from participation in the Plan upon the happening of any of the following events:

the dissolution of the Participating Employer;
merger, consolidation, or reorganization of the Participating Employer into one or more corporations or organizations, unless the surviving corporation or organization is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;
sale of all or substantially all of the assets of the Participating Employer, unless the purchaser is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;
a withdrawal date agreed to by the Participating Employer and the Association's Board of Trustees;
the resolution of the Association's Board of Trustees to terminate the participation of a Participating Employer under any Plan for failure of a Participating Employer to make proper contributions to or to comply with any other provision of the Plan or By-Laws of the Association; or any act or occurrence which either the Association's Board of Trustees determines to be a "partial termination" of the Plan as to any or all Eligible Employees of a Participating Employer, or

which has been finally and expressly determined in an administrative or judicial proceeding to be a partial termination within the meaning of section 411(d)(3) of the Code.

For purposes of paragraph (f)(i) above, the Association's Board of Trustees shall determine that the sale or other disposition of a branch, division or other unit of a Participating Employer is a "partial termination" of the Plan of such Employer as to the Eligible Employees of such Employer who are employed in such branch, division or other unit, if all of the following special conditions are satisfied:
such Participating Employer first submits a written request for such a determination to such Board of Trustees; and

such Participating Employer submits to such Board of Trustees, in addition to the written request described in subpart (A) above, a certified vote or votes of the governing body of such Employer, stating that all additional costs associated with the full vesting of such accrued benefits which are required pursuant to Section 13.5 of the Plan as a result of such partial termination shall be due and payable by such Participating Employer; and

such Board of Trustees in its sole discretion determines that under all the facts and circumstances presented, such "partial termination" will not discriminate in favor of any highly compensated employee (as defined in section 414(q) of the Code) or otherwise cause any Plan to fail to meet the applicable requirements of the Code or ERISA.

For purposes of paragraph (f)(i) above, if such Board of Trustees in its sole discretion determines that under all the facts and circumstances presented a partial termination must be declared in order to cause any Plan to continue to meet the applicable requirements of the Code or ERISA, then it shall determine that such partial termination has occurred, whether or not a Participating Employer makes the written request described in subpart (A) above or submits the certified vote described in subpart (B) above. A Participating Employer's withdrawal under the Plan shall be effective as of its Withdrawal Date which shall be the last day of the month during which any of the events set forth above occurs.
Effect of withdrawal on a withdrawing Participating Employer. In the event that the Plan participation of a Participating Employer shall be terminated as provided in Section 13.3, the following amount shall be due and payable from the withdrawing Participating Employer on the Participating Employer's Withdrawal Date: the lump sum value of the anticipated costs, estimated by the Trustee, which will be necessary to administer the Plan and to pay the expenses of making all benefit payments (excluding the amounts of such benefit payments) with respect to all Plan benefits which are or which are expected to become payable to Participants, Terminated Eligible Employees, Beneficiaries, surviving spouses, or other eligible survivors, as the result of the participation in the Retirement Program of the withdrawing Participating Employer.

Effect of withdrawal on Participants and Beneficiaries. In the event that a Participating Employer shall withdraw from participation in the Plan as provided in Section 13.3:

Any rights of Participants no longer employed by such Participating Employer as of such Participating Employer's Withdrawal Date (excluding any Participant who transfers to the employ of a new employer pursuant to the terms of the events discussed in Section 13.3 above which triggers such withdrawal), former Participants and their Beneficiaries, surviving spouses and other eligible survivors under the Plan shall be unaffected by such Participating Employer's withdrawal, to the maximum extent permitted by law;
With respect to each Participant who is an active Employee of the Participating Employer as of such Participating Employer's Withdrawal Date or who transfers to the employ of a new employer pursuant to the terms of the event described in Section 13.3 above which triggers such Participating Employer's withdrawal:
no further service for any purpose under the Plan shall be earned by the Participant as an Employee of such Participating Employer; and

notwithstanding the vesting provisions of Section 8.2, each Participant in the Plan shall have a 100% non-forfeitable right to his or her Account under the Plan, to the extent that such benefits have accrued as of the date of Plan termination.

Benefits to be provided under the Plan to a Participant, Terminated Eligible Employee, retired Participant, Beneficiary, surviving spouse or eligible survivor shall be distributed at the time and in the form set forth in Article 9.
Failure to maintain qualified status. If the participation of any Participating Employer in the Plan shall adversely affect the status of the Plan as a "qualified" plan under the applicable provisions of the Code, such Employer shall thereby be deemed to have withdrawn from the Plan and the Trustee shall forthwith, upon receipt of notice to such effect from such Employer or otherwise, segregate the funds then standing to the credit of Eligible Employees of such Participating Employer for their benefit. The funds thus segregated shall be held by the Trustee as a separate fund in a savings account, or otherwise as the Trustee may determine, to be dealt with and distributed in accordance with the written directions or instructions of such former Participating Employer. The Trustee shall be authorized to take such actions with respect to such Employer and the funds held for the account of its Employees as it shall deem necessary or desirable to maintain the Plan as a "qualified" plan under the Code.

Merger, consolidation or transfer of Plan assets. Any provision contained in this Article to the contrary notwithstanding, following a Participating Employer's withdrawal under the Plan in accordance with this Article, no merger or consolidation of the Plan with, or transfer of any assets or liabilities of the Plan to, any plan outside of the Plan shall be effected unless the Association acting through its Board of Trustees shall specifically approve such merger, consolidation or transfer. In the event of such approval, and the subsequent merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan outside of the Retirement Program, a Participant who was an actively employed Participant of the transferor plan immediately prior to the effective date of such merger, consolidation or transfer, and who is included under such other plan, shall be entitled to a benefit under such other plan (if it were terminated immediately after such merger, consolidation or transfer) which is not less than the benefit which such actively employed Participant would have been entitled to receive under the transferor plan if the transferor plan had been terminated immediately prior to such merger, consolidation or transfer.



  MISCELLANEOUS.

Exclusive benefit rule. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided or permitted under Code section 401(a)(13) and the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.

Limitation of rights. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Participating Employer or Association or Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

Nonalienability of benefits. The benefits provided hereunder will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be permitted or required under Code section 401(a)(13), as determined by the Association in its sole discretion.

Rights of Eligible Employees. Nothing herein contained shall be deemed to give any Eligible Employee the right to be retained in the service of a Participating Employer or to interfere with the right of the Participating Employer to discharge such Eligible Employee, nor shall it interfere with the Eligible Employee's right to terminate his or her service at any time.

Payment under domestic relations order. Notwithstanding any provisions of the Plan to the contrary, if there is entered any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child of other dependent of a Participant, which is made pursuant to a state domestic relations law (including a community property law) and which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the vested benefits payable with respect to such Participant, then such benefits will be paid in accordance with the applicable requirements of such judgment, decree or order, provided such judgment, decree or order is determined by the Association to constitute a qualified domestic relations order (a "QDRO") within the meaning of section 414(p) of the Code and section 206 of ERISA. For purposes of the Plan, in addition to requiring or permitting payments to be made to the alternate payee in such form and at such time as payments may be made to the Participant, the QDRO may require or permit a payment to be made, or to commence, to the alternate payee prior to the time payments may be made to the Participant.

Plan mergers. From time to time, the Association may permit, in such manner as it deems appropriate, a tax qualified defined contribution plan of another employer (the "other plan") to be merged with and into the Plan. In connection with such merger, all of the provisions of the Plan are substituted for the provisions of the other plan, except those provisions of the other plan which constitute a protected benefit right or feature within the meaning of Code section 411(d)(6), which provisions of the other plan shall continue to be in effect under the Plan to the extent required by Code section 411(d)(6) and are incorporated herein by reference. Furthermore, the rights to benefits of an individual who was a participant in the other plan prior to the effective date of the merger will be determined in accordance with the provisions of the other plan as in effect from time to time prior to the effective date of the merger.

Veterans' reemployment and benefit rights. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).


  ADOPTION AGREEMENT.

Adoption Agreement. The Adoption Agreement shall be that separate document through which the Participating Employer adopts the Plan and elects among the various options offered under the Plan, and which, when executed by the Participating Employer and the Trustee, becomes an integral part of the Plan. Any Participating Employer may change any election on the Adoption Agreement currently in effect by filing with the Trustee a duly executed Adoption Agreement containing the change in election, provided that no change in election shall retroactively reduce the benefit or vesting percentage to which any Participant, former Participant or Beneficiary is entitled under the Plan.

IN WITNESS WHEREOF, the Cooperative Banks Employees Retirement
Association has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Norwood, Massachusetts, on this ______ day of ____________, 2001.



COOPERATIVE BANKS EMPLOYEES
  RETIREMENT ASSOCIATION




By:________________________

Title:_______________________





Exhibit 7

THE PLAN C 2001 RESTATEMENT
CONSISTS OF THE PLAN C 1998
RESTATEMENT EXECUTED ON DECEMBER
30, 1998, THE FIRST AMENDMENT
EXECUTED ON DECEMBER 27, 1999,
AND CERTAIN OTHER CHANGES
GENERALLY DESIGNED TO COMPLY WITH
RECENT LAW AND REGULATIONS.













THE DEFINED BENEFIT PENSION PLAN (PLAN C)

OF THE

COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM


(2001 RESTATEMENT)













FOREWORD

This is The Defined Benefit Pension Plan (Plan C) (the "Plan") which forms part of The Cooperative Banks Employees Retirement Program (the "Retirement Program"). The Retirement Program was originally established in 1946 and has been amended and restated periodically thereafter. The Retirement Program was amended and restated as of November 1, 1976 to comply with the Employee Retirement Income Security Act of 1974 ("ERISA") and was again amended and restated as of November 1, 1984 to comply with the applicable requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. The Plan was amended and restated to comply with the applicable requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, and other applicable statutory and regulatory requirements. The Plan was restated in 1993 to incorporate the provisions of several amendments since being restated in 1989, as well as to make additional changes. The Plan was further amended, generally effective as of January 1, 1989 by the 1994 Restatement to incorporate the provisions of an amendment to the 1993 Restatement, as well as to make additional desired changes and to fully comply with the current requirements of applicable law.

The Plan was further amended by the 1998 Restatement to incorporate the provisions of two amendments to the 1994 Restatement, as well as to make additional desired changes and to comply with the current requirements of applicable law and regulations. The Plan has now been further amended by this 2001 Restatement to incorporate the First Amendment to the 1998 Restatement and to more fully comply with changes in the law made by the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Uruguay Round Agreements Act and Internal Revenue Service and Department of Labor regulations and guidance. This 2001 Restatement is generally effective as of January 1, 2001, provided, however, any provision of the Plan which is required by law to be effective as of an earlier or later date will be effective as of such date. Furthermore, this 2001 Restatement contains provisions designed to comply in good faith with certain provisions of the Economic Growth and Tax Reconciliation Act of 2001 which are generally effective as of January 1, 2002.

The Plan is intended to be a "single plan" within the meaning of Code section 414(l).


THE DEFINED BENEFIT PENSION PLAN (PLAN C)
OF THE
COOPERATIVE BANKS EMPLOYEES RETIREMENT
PROGRAM

2001 RESTATEMENT

Table of Contents

ARTICLE 	PAGE
ARTICLE 1.  INTRODUCTION	136
1.1.  Purpose	136
1.2.  Application of the restated Defined Benefit Pension Plan
(Plan C)	136
1.3.  Defined terms	136
1.4.  Applicable law	136
1.5.  Headings	136
ARTICLE 2.  DEFINITIONS OTHER THAN SERVICE DEFINITIONS	137
2.1.  "Accrued Pension"	137
2.2.  "Actuary"	137
2.3.  "Actuarial Equivalent"	138
2.4.  "Adoption Agreement"	138
2.5.  "Affiliate"	138
2.6.  "Association"	138
2.7.  "Base Benefit Percentage"	138
2.8.  "Beneficiary"	139
2.9.  "By-Laws"	139
2.10.  "Code"	139
2.11.  "Compensation"	139
2.12.  "Covered Compensation"	140
2.13.  "Deferred Retirement Date"	140
2.14.  "Disability"	140
2.15.  "Early Retirement Age"	141
2.16.  "Early Retirement Date"	141
2.17.  "Eligible Employee"	141
2.18.  "Employee"	141
2.19.  "Employer"	141
2.20.  "Employer Contribution Account Balance"	142
2.21.  "Entry Date"	142
2.22.  "ERISA"	142
2.23.  "Final Average Compensation".	142
2.24.  "Highly Compensated Employee"	142
2.25.  "Maximum Excess Allowance"	142
2.26.  "Normal Retirement Date"	143
2.27.  "Participant"	143
2.28.  "Participating Employer"	143
2.29.  "Participating Employer's Participation Date"	143
2.30.  "Pensioner"	143
2.31.  "Plan"	143
2.32.  "Plan Year"	144
2.33.  "Prior Plan"	144
2.34.  "Provisional Payee"	144
2.35.  "Qualified Domestic Relations Order"	144
2.36.  "Retirement Program"	144
2.37.  "Social Security Retirement Age"	144
2.38.  "Terminated Eligible Employee"	144
2.39.  "Trust"	144
2.40.  "Trustee"	144
2.41.  "Withdrawal Date"	145
ARTICLE 3.  SERVICE DEFINITIONS; SPECIAL SERVICE RULES	146
3.1.  "Absence in Military Service"	146
3.2.  "Authorized Leave of Absence"	146
3.3.  "Credited Service"	146
3.4.  "Employment Commencement Date"	147
3.5.  "Hour of Service"	147
3.6.  "One-Year Break in Service"	148
3.7.  "Period of Service"	149
3.8.  "Reemployment Commencement Date"	149
3.9.  "Termination of Employment"	149
3.10.  "Vesting Service"	149
3.11.  "Year of Eligibility Service"	150
3.12.  Crediting Periods of Service earned before Employer becomes
a Participating Employer	150
3.13.  Crediting Periods of Service earned before Employer is
merged with or acquired by a Participating Employer	150
3.14.  Application of service definitions	150
ARTICLE 4.  PARTICIPATION	151
4.1.  Participation requirements.	151
4.2.  Date of participation	151
4.3.  Required information	151
4.4.  Reemployed Eligible Employees	151
4.5.  Duration of Participation	151
4.6.  Reclassification of employment status	152
ARTICLE 5.  REQUIREMENTS FOR RETIREMENT BENEFITS	153
5.1.  Normal Retirement	153
5.2.  Early Retirement	153
5.3.  Deferred Retirement	153
5.4.  Deferred Commencement of Benefits	153
ARTICLE 6.  AMOUNT OF PENSION	155
6.1.  Amount of pension at Normal Retirement Date	155
6.2.  Amount of Accrued Pension at Early Retirement Date	156
6.3.  Computation of Accrued Pension prior to Normal Retirement
Date	156
6.4.  Amount of Accrued Pension at Deferred Retirement Date	156
6.5.  Non-duplication of benefits	157
6.6.  Veterans' reemployment and benefit rights	157
ARTICLE 7.  VESTING	158
7.1.  Vesting schedule	158
7.2.  Payment of vested pension	158
7.3.  Changes in vesting schedule	159
ARTICLE 8.  RESTRICTIONS ON PENSIONS	160
8.1.  Code section 415 limitations	160
8.2.  Restrictions on distributions to certain Highly Compensated
Employees	160
8.3.  Nonalienability of benefits	160
8.4.  Required distributions	160
8.5.  Rights of Eligible Employees	161
ARTICLE 9.  FORM OF PENSION	162
9.1.  Standard form of pension for Participants who are not
married	162
9.2.  Standard form of pension for married Participants	162
9.3.  Waiver of standard forms of pension	162
9.4.  Optional forms of pension	164
9.5.  Distributions required by a Qualified Domestic Relations
Order	165
9.6.  Direct rollover option	165
9.7.  Small payments	166
9.8.  Facility of payments	166
9.9.  Payment as discharge of liability	166
ARTICLE 10.  DEATH BENEFITS	167
10.1.  Death benefits limited	167
10.2.  Death of Participant prior to annuity starting date	167
10.3.  Designation of Beneficiary	167
10.4.  Death of Participants after annuity starting date	167
ARTICLE 11.  CONTRIBUTIONS AND TRUST FUND	169
11.1.  Participating Employer contributions	169
11.2.  No contributions by Participants	169
11.3.  Establishment of Trust Fund	169
11.4.  No liability imposed on the Participating Employer	169
11.5.  Exclusive benefit rule	169
11.6.  Return of contribution	169
11.7.  Direct transfers from Plan A	170
11.8.  Forfeitures	170
ARTICLE 12.  ADMINISTRATION OF THE PLAN	171
12.1.  Powers and duties of the Association	171
12.2.  Appointment of Trustee and Investment Managers	172
12.3.  Conclusiveness of various documents	172
12.4.  Indemnification	172
12.5.  Claims and review procedures.	173
12.6.  Expenses of administration	174
12.7.  Authority to correct operational defects	174
12.8.  Effect of interpretation or determination	174
ARTICLE 13.  AMENDMENT AND TERMINATION	175
13.1.  Amendment or termination by Association	175
13.2.  Voluntary participation	175
13.3.  Withdrawal by Participating Employer	175
13.4.  Effect of withdrawal on a withdrawing Participating
Employer	177
13.5.  Effect of withdrawal on Participants and Beneficiaries	177
13.6.  Effect of Plan termination	178
13.7.  Failure to maintain qualified status	178
13.8.  Merger, consolidation or transfer of Plan assets	178
13.9.  Merger of Workingmens Plan	179
ARTICLE 14.  SPECIAL TOP HEAVY PROVISIONS	180
14.1.  Provisions to apply	180
14.2.  Minimum benefits	180
14.3.  Special vesting schedule	180
14.4.  Modification of Top-Heavy Rules.	181
ARTICLE 15.  ADOPTION AGREEMENT	183
15.1.  Adoption Agreement	183
ARTICLE 16.  RETIREE MEDICAL ACCOUNT	184
16.1.  In General	184
16.2.  Benefits from the 401(h) Account	184
16.3.  Contributions to the 401(h) Account	184
16.4.  Eligible retired Participants	184





INTRODUCTION

Purpose. The Plan and its related trust are intended to qualify as a defined benefit pension plan and trust under Code sections 401(a) and 501(a). The purpose of the Plan is to provide benefits generally upon retirement to Participants in a manner consistent and in compliance with such Code sections and Title I of ERISA.
Application of the restated Defined Benefit Pension Plan (Plan C).
 Except as otherwise specifically provided herein, the provisions of this restated Defined Benefit Pension Plan (Plan C) shall apply only to those individuals who are Eligible Employees on or after January 1, 2001. Except as otherwise specifically provided herein, the rights and benefits, if any, of a former Employee whose employment terminated before January 1, 2001 or other effective dates specified in the Plan shall be determined in accordance with the provisions of the Retirement Program as in effect from time to time before that date. Generally, the provisions of the Plan in effect at the time an Employee terminates employment are controlling with respect to that Employee.
Defined terms. All capitalized terms used in the following provisions of the Plan have the meanings given them under the Articles entitled "Definitions Other Than Service Definitions" and "Service Definitions; Special Service Crediting Rules."
Applicable law. The provisions of the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent to which the Plan is governed by federal law.
Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.



DEFINITIONS OTHER THAN SERVICE DEFINITIONS

Where used in the Plan, the words and phrases contained in Article
2 and Article 3 have the meanings specified below, unless a different meaning is plainly required by the context. Wherever used in this instrument, a singular word shall be deemed to include the singular and plural, in all cases where the context requires.

"Accrued Pension"
 means, as of any determination date, the annual pension, in the standard form referred to in Section 9.1, payable at Normal Retirement Date or Deferred Retirement Date, which the Participant has earned as of such determination date in accordance with the provisions of Article 6.
 Unless otherwise provided under the Plan, each section 401(a)(17) employee's Accrued Pension under the Plan will be the greater of the Accrued Pension determined for the employee under (a) or (b) below:

the employee's Accrued Pension determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee's total years of service taken into account under the Plan for the purposes of benefit accruals, or the sum of:
the employee's Accrued Pension as of the last day of the last Plan Year beginning prior to January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations, and the employee's Accrued Pension determined under the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's years of service credited to the employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.
A section 401(a)(17) employee means an Employee whose current
Accrued Pension as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded the dollar limitation under Code section 401(a)(17). "Actuary" means the firm which (a) shall be designated by the Association from time to time to make all actuarial computations in connection with the Plan, and (b) shall act through any of its partners or employees who shall be enrolled by the Joint Board for the Enrollment of Actuaries pursuant to Section 3042 of ERISA to practice before the Department of Labor and the Internal Revenue Service.

"Actuarial Equivalent"
, or terms of similar import, means an amount having equal value as a benefit or benefits otherwise payable in a different form or at a different time under the Plan. Except as otherwise provided under Section 11.7 relating to amounts transferred from Plan A, in the case of a benefit payment which is first made or which first commences on and after January 1, 2000, in determining an amount having equal value as a benefit or benefits otherwise payable in a different form or at a different time under the Plan, (i) the mortality table to be used will be the mortality table based on the prevailing IRS Commissioner's standard table (described in Code section 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date on which distribution is made (without regard to any other subparagraph of Code section 807(d)(5)), that is prescribed by such Commissioner in revenue rulings, notices, other guidance published in the Internal Revenue Bulletin, and (ii) the interest rate to be used will be the average of annual interest rates on 30-year Treasury securities as specified by the IRS Commissioner (in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin) for August, September and October preceding the Plan Year in which distribution is made.

"Adoption Agreement"
means the agreement described in the Plan made by and between a Participating Employer and the Trustee.

"Affiliate"
of a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws means (i) any corporation after it becomes a member of a controlled group of corporations (as defined in section 414(b) of the Code) with such Bank or other organization, (ii) any trade or business, whether or not incorporated, after it comes under common control (as defined in section 414(c) of the Code) with such Bank or other organization,
(iii) any trade or business that is a member of an affiliated service group (as defined in section 414(m) of the Code) of which such Bank or other organization is also a member, or (iv) any other entity required to be aggregated with such Bank or other organization under section 414(o) of the Code.

"Association"
means the Cooperative Banks Employees Retirement Association, organized and operated pursuant to the provisions of Sections 30, 31 and 32 of Chapter 170 of the General Laws of Massachusetts, as amended from time to time.

"Base Benefit Percentage"
for a particular Plan Year means the percentage applied to Final Average Compensation in Sections 6.1(a)(i) and 6.1(b)(i). A Participating Employer may elect a Base Benefit Percentage of one-half percent (1/2%), three-fourths percent (3/4%), one percent (1%), one and one-fourth percent (1 1/4%) or one and one-half percent (1 1/2%).

"Beneficiary"
means any person designated by a Participant (or a Participant's
Beneficiary) to receive any benefits which become payable under the Plan upon the death of the Participant (or the Beneficiary).

"By-Laws"
means the By-Laws of the Association, as amended from time to time in accordance with the provisions thereof.

"Code"
means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulations issued pursuant to or with respect to such section or subsection.

"Compensation"
means:

for purposes of determining benefits under the Plan, the amount of compensation described in (i) or (ii) below, as elected by the Participating Employer in its Adoption Agreement, where is the total salary and wages paid to a Participant during the Plan Year by the Participating Employer, including overtime, bonus payments, commissions, and any other distributions (but excluding taxable fringe benefit payments), increased by the amounts which would have been received by the Participant from the Participating Employer as such total salary and wages but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code;
is the amount described in (i) above, but excluding solely in the case of an individual who is a Highly Compensated
Employee, commissions (in excess of the amount elected by the Participating Employer in its Adoption Agreement).
for purposes of Code section 415 limits and minimum benefits under Code section 416, the Participant's salary, wages and other amounts received from a Participating Employer or its Affiliate, as defined under Code section 415(c)(3) and the regulations promulgated thereunder. To the extent permitted under Code sections 415 and 416, Compensation under this paragraph will also include amounts which would have been received by the Participant from a Participating Employer or its Affiliate as salary and wages but for an election under sections 125, 132(f), 401(k) or 403(b) of the Code.
for purposes of determining the status of an individual as a Highly Compensated Employee, or as a key Employee under Code section 416, the Participant's salary, wages and other amounts received from a Participating Employer or its Affiliate, as defined in Code section 415(c)(3) and the regulations promulgated thereunder, increased by amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such salary and wages but for an election under sections 125, 132(f), 401(k), or 403(b) of the Code.
in no event may the amount of Compensation taken into account under paragraphs (a) or (b) in any Plan Year beginning after December 31, 2001 exceed $200,000. For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, Compensation for any prior Plan Year shall be limited for purposes of Code section 401(a)(17) as provided by the Participating
Employer in its Adoption Agreement.  The $200,000 limit on
Compensation will be adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). The Association may prescribe procedures for applying such limit consistent with the applicable requirements of Code section 401(a)(17).
"Covered Compensation"
of a Participant, for each Plan Year, means the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the calendar year in which the Participant attains the Social Security Retirement Age, assuming no increase in such wage base for years after the year of determination and before the Participant actually attains the Social Security Retirement Age. A Participant's Covered Compensation for a Plan Year ending after the 35-year period described in this Section is the Participant's Covered Compensation for the year during which the Participant attained the Social Security Retirement Age. A Participant's Covered Compensation for a Plan Year ending before the 35-year period described in this Section is the taxable wage base in effect as of the beginning of the Plan Year. A Participant's Covered Compensation shall be automatically adjusted for each Plan Year.

"Deferred Retirement Date"
means the first day of any calendar month coinciding with or next following the date on which a Participant elects to retire or to commence receiving a pension at any time after his or her Normal
Retirement Date.

"Disability"
means an Eligible Employee's physical or mental incapacity which has terminated his or her Eligible Employee status if the Participating Employer, on the basis of the certification of a licensed physician acceptable to it and such other medical substantiation as it may reasonably require from time to time, has determined that the Eligible Employee is unable to perform his or her regular duties with his or her Participating Employer. In such event, the Eligible Employees' Disability shall be deemed to commence 90 days following the date on which he or she terminated his or her Eligible Employee status by reason of such physical or mental incapacity, and shall end on the date which is the earlier of (a) his or her Normal Retirement Date, or (b) the date on which the Participating Employer determines (either on the basis of the certification of a licensed physician acceptable to it or on the basis of the Eligible Employee's failure to submit such medical substantiation as the Participating Employer may reasonably require from time to time) that the Eligible Employee is no longer disabled. For purposes of this Section, medical substantiation of Disability shall not be required more frequently than semiannually.

"Early Retirement Age"
means the earliest of the date on which a Participant has (a) attained his or her 62nd birthday, (b) attained his or her 55th birthday and completed at least 5 years of Vesting Service, or (c) attained his or her 50th birthday and completed at least 15 years of Vesting Service.

"Early Retirement Date"
means the first day of any calendar month, prior to a Participant's Normal Retirement Date and coinciding with or following the date he or she attains his or her Early Retirement Age, on which he or she elects to retire.

"Eligible Employee"
means an individual who is a common-law employee of a Participating Employer. In no event shall a "leased employee" (as defined in Code section 414(m)) become an Eligible Employee until he or she becomes actually employed by a Participating Employer.

"Employee"
means any individual who is a common-law employee of a Participating Employer or its Affiliate, and to the extent required by section 414(n) of the Code, any leased employee (as defined in section 414(n) of the Code) who performs services for such Employer. Notwithstanding the foregoing, if such leased employees constitute less than 20% of an Employer's non-highly compensated workforce within the meaning of section 414(n)(5)(c)(ii) of the Code, the term Employee shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code.

"Employer"
means (i) a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws, and (ii) any Affiliate of each such Bank or other organization, and any successor to any of the foregoing, either singly or as a group, as the context may require.

"Employer Contribution Account Balance"
means that portion of a Participant's account balance under The Defined Contribution Plan (Plan A) of The Cooperative Banks Employees Retirement Program as of December 31, 1988 that is attributable to contributions made by a Participating Employer and earnings on such contributions.

"Entry Date"
means the first day of the month.

"ERISA"
means the Employee Retirement Income Security Act of 1974, as from time to time amended. Reference to any section or subsection of ERISA refers to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.

"Final Average Compensation".
The highest average of three consecutive Plan Year's Compensation, out of the Participant's entire Period of Service with the Participating Employer to his or her Normal Retirement Date, Deferred Retirement Date, Early Retirement Date or the date he or she became a Terminated Eligible Employee (whichever is applicable), or other applicable determination date. If the period of the Participant's Service is less than three complete Plan Years, "Final Average Compensation" will be his or her total aggregate Compensation divided by his to her total Period of Service.

"Highly Compensated Employee"
means an Employee of an Employer who is a "highly compensated employee" within the meaning of Code section 414(q), the provisions of which are incorporated herein by reference.

"Maximum Excess Allowance"
means, (a) in the case of a Participating Employer which elects to provide Participants with an unreduced Accrued Pension as described in
Section 6.2(c), the percentage set out in Column II in the table below, and (b) in all other cases, the percentage set out in Column III in the table below.

I					II				III

Age at Retirement   		Maximum Excess Allowance  		Maximum
Excess
	Allowance

65 or older	22.75% 	22.75%
64	21.00%              	22.50%
63	19.25%              	22.21%
62	17.50%              	21.87%
61	22.43%              	22.43%
60	23.62%              	23.62%
59	23.49%              	23.49%
58	23.33%              	23.33%
57	23.16%              	23.16%
56	22.38%              	22.38%
55	21.77%              	21.77%
54	21.30%              	21.30%
53	20.92%              	20.92%
52	20.74%              	20.74%
51	20.71%              	20.71%
50	20.90%              	20.90%


"Normal Retirement Date"
means the first day of the calendar month coinciding with or next following the Participant's 65th birthday.

"Participant"
means an Eligible Employee or Terminated Eligible Employee who participates in the Plan pursuant to its provisions.

"Participating Employer"
means an Employer that has adopted the Plan in accordance with the By-Laws and has entered into an Adoption Agreement.

"Participating Employer's Participation Date" means the date as of which such Participating Employer adopts the Plan for the benefit of its Eligible Employees.

"Pensioner"
means any person who is receiving periodic payments of his or her Accrued Pension.

"Plan"
means The Defined Benefit Pension Plan (Plan C) of The Cooperative Banks Employees Retirement Program.

"Plan Year"
means the calendar year.

"Prior Plan"
means the provisions of the Past Service Plan (formerly "Plan B") and the Supplemental Plan of The Cooperative Banks Employees Retirement Program, as in effect prior to January 1, 1989.

"Provisional Payee"
means a person designated by a Participant in accordance with Article 9 to receive a joint and survivor benefit in the event of the Participant's death after his or her retirement date.

"Qualified Domestic Relations Order"
means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

"Retirement Program"
means The Cooperative Banks Employees Retirement Program as from time to time in effect.

"Social Security Retirement Age"
shall mean the age used as the retirement age for the Participant under
Section 216 of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216 of the Act were 62.

"Terminated Eligible Employee"
means an individual who has ceased to be an Eligible Employee (other than on account of death) prior to becoming eligible to retire on his or her Normal Retirement Date or Early Retirement Date.

"Trust"
means the Trust established under a trust agreement between the Association and the Trustee for purposes of the Plan.

"Trustee"
means any person or persons who are at any time acting as Trustee under the Trust.

"Withdrawal Date"
means the date as of which a Participating Employer withdraws from the Plan pursuant to the provisions of the Plan.


SERVICE DEFINITIONS; SPECIAL SERVICE RULES
"Absence in Military Service"
means an absence of an Employee in military or governmental service for the United States of America for the period during which the Employee retains rights to reemployment with his or her Participating Employer or its Affiliate under the federal laws of the United States of America; provided, that the Employee in fact returns to the active service of his or her Participating Employer or its Affiliate within the period during which he or she is entitled to such reemployment rights.

"Authorized Leave of Absence"
means any absence of an Employee granted by his or her Participating Employer or its Affiliate in accordance with rules of uniform application to all Employees similarly situated.

"Credited Service"
means for any Participant, the aggregate of all his or her Periods of Service, but excluding:

except as otherwise provided in this Article, any period prior to the adoption of the Plan by the Participant's Participating
Employer;
any period during which he or she was absent due to Disability or an Authorized Leave of Absence;
any period prior to 5 consecutive One-Year Breaks in Service which is not included in his or her Vesting Service by reason of
Section 3.10(b) hereof;
any period prior to a Termination of Employment if he or she received a distribution or commenced to receive payment of his or her Accrued Pension pursuant to Article 8, unless the Participant subsequently repaid such amount pursuant to this Section; and
any Period of Service during which he or she was not employed by a Participating Employer; provided, however, a Participating
Employer may elect to include such Period of Service in accordance with rules and procedures prescribed by the Association.
On his or her Reemployment Commencement Date, a former Participant who received a benefit hereunder shall have the right to repay the entire amount distributed. However, such repayment shall be made before the
earlier of      (i) the fifth anniversary of the date the Participant is
reemployed or (ii) the Participant's annuity starting date after reemployment. The amount of the repayment shall bear interest at the rate determined under Code section 411(c)(2)(C). Upon the timely repayment of a distribution permitted under this Section, a Participant's prior Years of Credited Service, attributable to service prior to the distribution, shall be reinstated. In the event that a Participant who received a distribution is reemployed and does not repay amounts distributed, the Participant's Accrued Pension under the Plan shall be adjusted to reflect the fact that the Participant's prior Years of Credited Service, attributable to his or her service prior to the distribution, were not restored. For purposes of Section 6.1, a Participating Employer may elect, in its Adoption Agreement, either to limit the number of years of Credited Service used in its pension formula's years-of-Credited Service multiplier to 25, or to provide that the number of such years shall be unlimited, with no maximum limit placed upon the number of such years used in such multiplier. "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

"Hour of Service"
means, for purposes of determining the beginning of an Employee's periods of Credited Service and Vesting Service, each hour described in paragraph (a) below, and for purposes of determining an Employee's Years of Eligibility Service, each hour described in paragraphs (a), (b), (c) and (d) below, where is each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for a Participating Employer or its Affiliate, each such hour to be credited to the Employee for the period of service in which the duties were performed;
is each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Employer or its Affiliate (including payments made or due from a trust fund or insurer to which the Participating Employer or its Affiliate contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether a Termination of Employment has occurred) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence, each such hour to be credited to the Employee for the period of Eligibility Service in which such period of time occurs, subject to the following rules:
No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;
Hours of Service shall not be credited under this paragraph (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; and
If the period during which the Employee performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated
Employees;
is each hour not counted under paragraph (a) or (b) for which back pay, irrespective of mitigation of damages, has been awarded or agreed to be paid by the Participating Employer or its Affiliate, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitations and special rules set forth in clauses (i), (ii) and (iii) of paragraph (b); and is each non-compensated hour while an Employee that is not credited under (a), (b) or (c) above during a period of Authorized
Leave of Absence or Absence in Military Service from his or her Participating Employer or its Affiliate or within such longer period as may be specified by the Participating Employer or its Affiliate for which the Employee returns for work.
Hours of Service to be credited to an individual under (a), (b) and (c) above shall be calculated and credited pursuant to paragraphs (b) and
(c) of Section 2530.200(b)-2 of the Department of Labor Regulations which are incorporated herein by reference. Hours of Service to be credited to an individual during an absence described in (d) above shall be determined by the Employer with reference to the individual's most recent normal work schedule. If the Employer cannot so determine the number of Hours to be credited, there shall instead be credited eight Hours of Service for each day of absence.
"One-Year Break in Service"
means, for any Employee or former Employee, a 12-month period commencing on his or her Termination of Employment or any anniversary thereof during which the Employee or former Employee failed to perform an Hour of Service for an Employer. Solely for purposes for determining whether an Employee has incurred a One-Year Break in Service, if an Employee is absent from work beginning after December 31, 1984 (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the date of an Employee's Termination of Employment shall be twelve (12) months after the date otherwise determined. The preceding sentence will be construed and applied in a manner consistent with the Family Medical Leave Act of 1993.

"Period of Service"
means for each Employee, the period of time elapsed between his or her Employment Commencement Date or Reemployment Date and his or her Termination of Employment. Each Period of Service shall be measured in years and days.

"Reemployment Commencement Date"
means the date on which a rehired former Employee of a Participating Employer first performs an Hour of Service on or following such reemployment.

"Termination of Employment"
means the date on which an Employee quits, is discharged, retires or dies.

"Vesting Service"
means, for any Participant, the aggregate of all his or her Periods of Service, but excluding, in all cases:

except as provided in this Article, any Period of Service rendered prior to his or her Participating Employer's
Participation Date;
any Period of Service rendered prior to a Termination of Employment, if:
upon Termination of Employment, the Participant did not have a nonforfeitable right to a benefit under the provisions of the Plan; and such Participant had at least 5 consecutive One-Year Breaks in Service following such Termination of Employment and preceding his or her next Reemployment Commencement Date.
In addition, if an Employee has a Reemployment Commencement Date within 12 months after the date of his or her Termination of Employment, such Employee's Vesting Service shall include the period of severance measured from his or her date of Termination of Employment until his or her subsequent Reemployment Commencement Date.
Vesting Service shall also include any period not otherwise included in a Period of Service during which a Participant is absent due to Disability, Authorized Leave of Absence, Absence in Military Service or absent on maternity, paternity leave described in the definition of One-Year Break in Service.
Two or more Periods of Service or periods of severance that are included in a Participant's Vesting Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of 365 days constituting a year.
"Year of Eligibility Service"
means a 12-consecutive-month period commencing on an Employee's Employment Commencement Date, or any Plan Year thereafter which commences after such Employment Commencement Date, during which he or she completes at least 1,000 Hours of Service.

Crediting Periods of Service earned before Employer becomes a Participating Employer. All or any portion of periods of service earned by an Employee prior to his or her Participating Employer's Participation Date shall be credited on a nondiscriminatory basis under the Plan as of such Participation Date for vesting or benefit purposes if the Association approves such crediting and if his or her Participating Employer agrees, on or prior to such Participation Date, to pay the cost, if any, of crediting such periods of service under the Plan.
Crediting Periods of Service earned before Employer is merged with or acquired by a Participating Employer. All or any portion of periods of service earned by an Employee prior to his or her employer's merger with or acquisition by a Participating Employer shall be credited on a nondiscriminatory basis under the Plan for eligibility, vesting or benefit purposes (or any combination thereof) if and to the extent the Association approves such crediting and if such Participating Employer agrees to pay the cost, if any, of crediting such periods of service under the Plan.
Application of service definitions. All provisions of the Plan relating to the crediting of service shall be construed and applied consistent with the requirements of section 413(c) of the Code.


PARTICIPATION
Participation requirements.
Age and Service. Unless waived or reduced under (b) below, to become a Participant in the Plan each Eligible Employee must have attained age 21 and completed one Year of Eligibility Service.
Waiver.  Under its Adoption Agreement, a Participating
Employer may elect to waive or reduce either or both of the age and service requirements described in (a) above.
Date of participation. An Eligible Employee will become a Participant in the Plan on the Entry Date coinciding with or next following the date on which he or she satisfies the participation requirements of Section 4.1 provided he or she is an Eligible Employee on such date.
Required information.  Upon becoming a Participant, an Eligible
Employee must give the Association correct information as to his or her date of birth and such other information as may reasonably be required in order to compute his or her benefits under the Plan. A misstatement by a Participant with respect to age or any other information reasonably required by the Association shall be corrected when it becomes known that any such misstatement of fact has occurred, and the proper adjustment in benefits shall thereupon be made; provided, however, that
(a) no such adjustment shall be made with respect to a misstatement resulting from incorrect information furnished by the Participant affected, if the adjustment would have the effect of increasing the Participant's Accrued Pension or the Participating Employer's contribution, and (b) no such adjustment shall result in the retroactive payment of benefits to the Participant.
Reemployed Eligible Employees. Any vested Participant who is rehired after a Termination of Employment shall again become a Participant on his or her Reemployment Commencement Date. Any non-vested Participant who is rehired after a Termination of Employment shall again become a Participant on his or her Reemployment Commencement Date if he or she has not incurred 5 consecutive One-Year Breaks in Service after his or her Termination of Employment. Any non-vested Participant who has incurred 5 consecutive One-Year Breaks in Service shall become a Participant again only after he or she completes a Year of Eligibility Service after his or her Reemployment Commencement Date. Duration of Participation. Participation in the Plan shall terminate on the date on which the Participant ceases to have a vested right to receive benefits under the Plan.
Reclassification of employment status. Notwithstanding anything herein to the contrary, an individual who is not characterized or treated as a common law employee of the Participating Employer shall not be eligible to participate in the Plan. However, in the event that such an individual is reclassified or deemed to be reclassified as a common law employee of the Participating Employer, the individual shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible Employee hereunder). If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the Plan retroactively to the effective date of such reclassification.


REQUIREMENTS FOR RETIREMENT BENEFITS
Normal Retirement. Each Participant who attains age 65 while an Eligible Employee shall have a fully vested and nonforfeitable interest in his or her Accrued Pension and may retire on his or her Normal Retirement Date and receive a pension, or if elected by the Participating Employer in the Adoption Agreement, may elect to receive a pension without terminating, commencing on his or her Normal Retirement Date, in the amount specified in Section 6.1.
Early Retirement. Each Participant who has attained his or her Early Retirement Age while an Eligible Employee shall have a fully vested and non-forfeitable interest in his or her Accrued Pension and may elect to retire on his or her Early Retirement Date and receive a pension, commencing on his or her Early Retirement Date or on the first day of any calendar month thereafter, but prior to his or her Normal Retirement Date, in the amount specified in Section 6.2. The
Participant's election of an early benefit commencement date will not be effective unless made within the 90-day period prior to his or her "annuity starting date" (as defined in section 417(f)(2) of the Code).
At least 30 days (or such shorter period as may be permitted under the Code) but not more than 90 days prior to his or her "annuity starting date" (as defined in section 417(b)(2) of the Code), the Association will furnish to the Participant a written notification in nontechnical terms describing the effects of an early commencement of benefits and the rights of the Participant with respect thereto. However, the foregoing election period and notification requirements will not apply if the total value of the Participant's benefit, determined in the same manner (and using the same assumptions) as under Section 9.7, is $5,000 or less.
Deferred Retirement. Each Participant described in Section 5.1 who does not terminate on his or her Normal Retirement Date, but remains in the active service of his or her Participating Employer after his or her Normal Retirement Date shall continue to have a fully vested and non-forfeitable interest in his or her Accrued Pension and may retire on his or her Deferred Retirement Date and receive a pension, commencing on his or her Deferred Retirement Date, or if elected by the Participating Employer in the Adoption Agreement, may elect to receive a pension without terminating, commencing on the first day of any month after his or her Normal Retirement Date, in the amount specified in Section 6.4. Deferred Commencement of Benefits. Notwithstanding any provisions of the Plan to the contrary, a Participant who is entitled to a normal, early or deferred retirement benefit under Articles 5 and 6, or a vested termination benefit under Article 7, may elect, in accordance with rules prescribed by the Association, to defer commencement of such benefit to the first day of any calendar month after his or her Normal Retirement
Date (or after his or her actual retirement date, if later), but not later than April 1 of the calendar year following the calendar year he or she attains age 70 1/2. Such Participant's benefit will be equal to the Actuarial Equivalent of his or her Accrued Pension, determined as of his or her benefit commencement date.


AMOUNT OF PENSION
Amount of pension at Normal Retirement Date. In the case of a Participant described in Section 5.1 who retires or is eligible to receive a pension on his or her Normal Retirement Date, his or her annual pension shall be the greater of (a) or (b), if applicable, where is
Base Benefit Percentage times the Participant's Final
Average Compensation times Years of Credited Service earned after December 31, 1988; plus
One-half percent (1/2%) times the Participant's Final
Average Compensation above the Participant's Covered
Compensation times Years of Credited Service earned after December 31, 1988; where Years of Credited Service in excess of the greater of (A) 35 less the years of service used in determining the benefit in (iii) below and (B) zero are not taken into account; plus the Participant's accrued pension determined under the Supplemental Plan of The Cooperative Banks Employees
Retirement Program as of December 31, 1988; plus the Participant's accrued pension under the Past Service
Plan of The Cooperative Banks Employees Retirement Program
(formerly "Plan B") as of December 31, 1988. See Schedule A for a listing of Participants and their accrued pensions as of December 31, 1988, and is
Base Benefit Percentage times the Participant's Final
Average Compensation times Years of Credited Service; plus
One-half percent (1/2%) times the Participant's Final
Average Compensation above the Participant's Covered
Compensation times Years of Credited Service; minus the Participant's Employer Contribution Account Balance as of December 31, 1988 converted to an Actuarial Equivalent life annuity (using a 7% interest rate with no pre-age 65 mortality but with post-age 65 mortality from the 1984 Unisex
Pension Mortality Table) payable at age 65.
Notwithstanding the above, in no event shall the amount of a Participant's Accrued Pension determined under Section 6.1(b)(ii) above exceed the amount of Accrued Pension equal to a Participant's Final Average Compensation above his or her Covered Compensation times the Maximum Excess Allowance.
Subsection (b) will apply only in the case of a Participant who was an Eligible Employee of a Participating Employer that elected to participate in the Supplemental Plan of The Cooperative Banks Employees Retirement Program prior to January 1, 1989.
Amount of Accrued Pension at Early Retirement Date. In the case of a Participant described in Section 5.2 who elects to retire on his or her Early Retirement Date, his or her Accrued Pension at his or her Early Retirement Date shall be:
a deferred pension, commencing on his or her Normal Retirement
Date, which pension shall be the amount of Accrued Pension accrued up to his or her Early Retirement Date, computed in accordance with the provisions of Section 6.3; or a pension, commencing on his or her Early Retirement Date or the first day of any calendar month thereafter, but prior to his or her Normal Retirement Date, as elected by the Participant, which pension shall be the amount of his or her Accrued Pension accrued up to his or her Early Retirement Date, computed in accordance with the provisions of Section 6.3, reduced by five-ninths of one percent (5/9%) for each month not in excess of 60 by which the annuity starting date precedes the Participant's Normal Retirement Date, and five-eighteenths of one percent (5/18%) for each month in excess of 60 but not in excess of 180 by which the annuity starting date precedes the Participant's Normal Retirement
Date.
Notwithstanding Section 6.2 (b)(i) above, a Participating
Employer may elect in the Adoption Agreement to provide its Participants with an unreduced Accrued Pension, so long as the benefit commencement date occurs on or after the date the Participant attains age 62.
Computation of Accrued Pension prior to Normal Retirement Date.
To determine the Participant's Accrued Pension under Section 6.1 at the time of his or her Termination of Employment prior to his or her Normal Retirement Date, the amount determined under Section 6.1 shall be determined based on Years of Credited Service, Final Average Compensation and Covered Compensation as of the Participant's Termination of Employment.
Amount of Accrued Pension at Deferred Retirement Date. In the case of a Participant described in Section 5.3 who continues to be employed by his or her Participating Employer after his or her Normal Retirement Date, the amount of his or her Accrued Pension or her Deferred Retirement Date shall be determined under Section 6.1, but based on his or her Final Average Compensation, and years of Credited Service as of his or her Deferred Retirement Date; provided, however, his or her Accrued Pension on his or her Deferred Retirement Date shall be no less than his or her Accrued Pension determined as of his or her Normal Retirement Date, increased to its Actuarial Equivalent on his or her Deferred Retirement Date. The provisions of this Section 6.4 shall be interpreted and applied in accordance with the applicable provisions of the Code and ERISA relating to benefits payable to a Participant who continues to be employed after his or her Normal Retirement Date. Non-duplication of benefits. Notwithstanding any provision of the Plan to the contrary, in the case of a Participant whose Credited Service includes a Period of Service with an employer which maintains a tax qualified defined benefit pension plan (other than the Plan) in which such Participant participates, such Participant's Accrued Pension shall be reduced by any benefit accrued by such Participant during such Period of Service under such other pension plan.
Veterans' reemployment and benefit rights. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).


VESTING
Vesting schedule. If a Participant becomes a Terminated Eligible Employee, he or she shall have a vested and nonforfeitable right to a percentage of his or her Accrued Pension, determined as of the date he or she becomes a Terminated Eligible Employee, based on the number of his or her years of Vesting Service as set forth in the following vesting schedule:
Years of
Percentage
Vesting Service
Vested__
Less than 2
  0%
2 but less than 3
 20%
3 but less than 4
 40%
4 but less than 5
 60%
5 but less than 6
 80%
6 or more
100%

Payment of vested pension. A Participant will be entitled to receive his or her vested Accrued Pension commencing on his or her Normal Retirement Date. In lieu of payment of his or her vested Accrued Pension commencing on his or her Normal Retirement Date, a Participant may elect to receive, commencing on what would have been his or her Early Retirement Date or on the first day of any calendar month thereafter, but prior to his or her Normal Retirement Date, his or her Accrued Pension reduced in the same manner described in Section 6.2(b) to reflect such early commencement. A Participant's election to receive a vested Accrued Pension prior to his or her Normal Retirement Date will not be effective unless made within the 90-day period prior to his or her "annuity starting date" (as defined in section 417(f)(2) of the Code). At least 30 days (or such shorter period as may be permitted under the Code), but not more than 90 days prior to his or her "annuity starting date" (as defined in section 417(f)(2) of the Code), the Association will furnish to the Participant a written notification in nontechnical terms describing the effects of an early commencement of benefits and the rights of the Participant with respect thereto. However, the foregoing election period and notification requirements will not apply if the total value of the Participant's benefit, determined in the same manner (and using the same assumptions) as under
Section 9.7, is $5,000 or less.
Changes in vesting schedule. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly adversely affects the computation of a Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed 3 Years of Service for Vesting may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of the date on which such amendment becomes effective; and the date on which the Participant is issued written notice of such amendment by the Association.


RESTRICTIONS ON PENSIONS
Code section 415 limitations. The annual benefit to which a Participant is entitled under the Plan shall not, in any limitation year, be in an amount which would exceed the applicable limitations under section 415 of the Code, which is hereby incorporated by reference. If the benefit payable under the Plan would (but for this Section) exceed the limitations of section 415 of the Code by reason of a benefit payable under another plan aggregated with this Plan under section 415(f), the benefit under this Plan shall be reduced only after all reductions have been made under such other plan. For purposes of this Section, the limitation year shall be the Plan Year.
Restrictions on distributions to certain Highly Compensated
Employees. Notwithstanding any other provision of the Plan to the contrary, the annual payments to a Highly Compensated Employee or former Highly Compensated Employee who is among the 25 such individuals entitled to benefits under the Plan with the greatest compensation shall be restricted to an amount equal to the payments that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee's Accrued Pension and the Employee's other benefits under the Plan, all as determined pursuant to, and to the extent required by, Treasury Regulation 1.401(a)(4)-5(b)(3).
 In the event of Plan termination, the benefit of any Highly Compensated Employee (and Former Highly Compensated Employee) is limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

Nonalienability of benefits. The benefits provided hereunder will not be subject to voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be permitted or required under Code section 401(a)(13) as determined by the Association in its sole discretion. Required distributions. Unless the Participant elects otherwise, in no event shall the payment of benefits to any Participant commence later than the 60th day after the latest of the following:
the close of the Plan Year in which occurs the date on which the Participant attains the age sixty-five (65);
the close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or the close of the Plan Year in which the Participant ceases to be an Employee.

Notwithstanding the foregoing, distribution of a Participant's benefit shall occur no later than the Participant's required beginning date (as defined in section 401(a)(9) of the Code) and may continue to the Participant or to his or her Beneficiary no longer than the maximum period permitted under section 401(a)(9), the provisions of which are incorporated herein by reference.
With respect to distributions under the Plan made for Plan Years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with regulations under Code section 401(a)(9) that were proposed in January 2001, notwithstanding any provisions of the Plan to the contrary. The provisions of this paragraph will continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
Rights of Eligible Employees. Nothing herein contained shall be deemed to give any Eligible Employee the right to be retained in the service of a Participating Employer or to interfere with the right of the Participating Employer to discharge such Eligible Employee, nor shall it interfere with the Eligible Employee's right to terminate his or her service at any time.


FORM OF PENSION
Standard form of pension for Participants who are not married.
Except as otherwise provided in Section 9.7, the standard form of pension payable under the Plan to a Participant who is not married on his or her "annuity starting date" (as defined in section 417(f)(2) of the Code) is a pension payable monthly to the Participant during his or her lifetime, the first payment to be due on the date of the commencement of his or her benefits under the Plan, and the last payment to be due for the calendar month in which his or her death occurs. Standard form of pension for married Participants. Except as otherwise provided in Section 9.7, the standard form of pension payable under the Plan to a Participant who is married on his or her "annuity starting date" (as defined in section 417(f)(2) of the Code) and who has not made an election under Section 9.3 below, will be a qualified joint and survivor form (which form will be of Actuarial Equivalent value to the standard form described in Section 9.1) under which a reduced pension will be payable to the Participant during his or her lifetime and following his or her death the same amount of such reduced pension will be payable to the person to whom the Participant was married on his or her "annuity starting date" (as defined above), such amount to be payable during the remaining lifetime of such person. Such qualified joint and survivor annuity form of pension will be at least as valuable (within the meaning of regulation 1.401(a)-20A-16) as any other optional form of benefit payable under the Plan at the same time. If the person to whom a survivor annuity is payable under this Section dies after the Participant's "annuity starting date" (as defined above) and while the Participant is alive, the Participant will continue to receive during his or her remaining lifetime the same amount of reduced pension payable to him or her under this Section during the joint lifetime of the Participant and such person and the last payment to be due for the calendar month in which the Participant's death occurs.
Waiver of standard forms of pension. A Participant may elect to waive the standard form of annuity described in Sections 9.1 or 9.2, but only if such election satisfies the requirements of this Section. Election period. The election period during which a Participant may elect to waive the applicable standard annuity form described in Sections 9.1 or 9.2 begins on the date which is 90 days before his or her "annuity starting date" (as defined in section 417(f)(2) of the Code) and continues until such date.
Required information. At least 30 days (or such shorter period of time as may be permitted under the Code) but not more than 90 days prior to the Participant's "annuity starting date"
(as defined in section 417(f)(2) of the Code), the Association will furnish to each Participant (including a Participant no longer in the employ of the Participating Employer) a written notification in nontechnical terms containing (i) the terms and conditions of the applicable standard form of benefit described in Sections 9.1 and 9.2, including the circumstances in which it will be provided, (ii) the Participant's right to make, and the effect of, an election to waive the applicable standard form of benefit,
(iii) the rights of the Participant's spouse, if any, under paragraph (c), (iv) the right to make, and the effect of, a revocation of an election under this Section, (v) a general description of the eligibility conditions and other material features of the optional forms of payment under the Plan
(including the right to defer a distribution until the Participant's Normal Retirement Date) and sufficient additional information to explain the relative values of the optional forms of payment, and (vi) a general explanation of the relevant financial effects on the amount of a Participant's benefit of an election under this Section.
Election procedure. A Participant may waive the applicable standard form of annuity described in Section 9.1 or 9.2 and elect an optional form at any time during the election period described in (a) above. Any such waiver and election shall specify the optional form of benefit elected and shall state the specific non-spouse beneficiary, if any, who will receive a benefit upon the Participant's death, and shall be made in such form and manner as the Administrator shall prescribe. In no event, however, shall a waiver and election by a Participant who is married on his or her "annuity starting date" (as defined above) take effect unless:
the Participant's spouse consents to, and acknowledges the effect of, the waiver and election, such consent and acknowledgment to state specifically the optional form of benefit elected and the non-spouse beneficiary, if any, elected by the Participant (including any class of beneficiaries and any contingent beneficiaries), and to be made in writing and witnessed by either a notary public or a duly authorized representative of the Association, or it is established to the satisfaction of the Association that spousal consent cannot be obtained because there is no spouse, because the spouse has died (evidenced by a certificate of death), because the spouse cannot be located
(based on information supplied by a government agency or independent investigator), or because of such other circumstances as the Secretary of the Treasury or his or her delegate may prescribe, or the Association receives from the Participant a court order certifying either that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, and a Qualified Domestic Relations Order with respect to the Participant does not otherwise require spousal consent, or the Participant, simultaneously with electing to waive the joint and survivor annuity benefit described in Section 9.2, elects an optional form of benefit that has the effect of a "qualified joint and survivor annuity" with respect to the Participant within the meaning of section 401(a)(11) and 417 of the Code and names his or her spouse as the survivor annuitant.
In the event a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may given consent under (i) above on behalf of the spouse. Any consent by or on behalf of a spouse (or establishment that spousal consent cannot be obtained) shall be effective only with respect to such spouse and such specific beneficiary and optional form selected, but shall be irrevocable once made.
Revocation. A Participant may revoke any waiver and election made under this Section without need of spousal consent by filing a written revocation with the Association at any time during the election period described in paragraph (a) above. No such revocation shall prevent the Participant from making a subsequent waiver and election under this Section during such election period.
Optional forms of pension. Any Participant who has waived the applicable standard form of pension may elect to receive his or her pension in one of the optional forms described below, each of which shall be of Actuarial Equivalent value to a single life annuity commencing at the same time, except that the joint and survivor annuity described below with a Participant's surviving spouse as the joint annuitant shall be at least as valuable (within the meaning of regulation 1.401(a)-20A-16) as any other optional form of benefit payable under the Plan at the same time.
the form described in Section 9.1, if not otherwise applicable to the Participant;
an optional joint and survivor form under which a reduced pension will be payable monthly to the Participant during his or her lifetime and following his or her death 50 percent, 75 percent, or 100 percent of such reduced pension, as elected by the Participant, will be payable monthly to the Participant's
Provisional Payee (who may, but need not, be the Participant's surviving spouse) during the remaining lifetime of such Provisional Payee. If the Provisional Payee to whom a survivor benefit is payable under this paragraph dies after the date of commencement of benefits to the Participant and while the Participant is alive, the Participant will continue to receive during his or her remaining lifetime the same amount of reduced pension as was payable to him or her during the joint lifetime of the Participant and his or her Provisional Payee, with the last payment to be due for the calendar month in which the Participant's death occurs;
a five, ten or fifteen year (whichever the Participant elects) certain and continuous form under which an adjusted pension will be payable monthly to the Participant during his or her lifetime; provided, however, that if his or her death occurs during the five, ten or fifteen year period (whichever is applicable) following the date his or her benefits commence, such adjusted pension will be payable monthly to the Participant's Beneficiary for the remainder of the five, ten or fifteen year period
(whichever is applicable), or to the Beneficiary's Beneficiary if he or she (or they) should also die within the five, ten or fifteen year period (whichever is applicable); and a lump sum payment.
No optional form of benefit may be elected under the Plan unless distributions under the form are expected to satisfy the minimum distribution rules of section 401(a)(9) of the Code with respect to the Participant and his or her spouse or Provisional payee.
Distributions required by a Qualified Domestic Relations Order.
To the extent required by a Qualified Domestic Relations Order, the Association shall make distributions of vested benefits to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan to unmarried Participants, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.
Direct rollover option. Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Association, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:
An "eligible rollover distribution" is any distribution of all or any portion of the distributee's benefit, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments
(not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more, or any distribution to the extent such distribution is required under Code Section 401(a)(9).
With respect to a distributee other than the Participant's surviving spouse, an "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), and a qualified trust described in Code section 401(a). With respect to a distributee who is a Participant's surviving spouse for periods prior to January 1, 2002, an eligible retirement plan is an individual retirement account or an individual retirement annuity.
Notwithstanding the foregoing, effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state and which expressly agrees to account separately for amounts transferred into such plans from this Plan. The definition of eligible retirement plan will also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section
414(p).
A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse, who is an alternate payee under a qualified domestic relations order, are distributees with regard to the interest of the spouse or former spouse.
A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.
Small payments. If the Actuarial Equivalent lump sum value of a Participant's Accrued Pension under the Plan at the time the Participant becomes a Terminated Eligible Employee is less than $5,000, the Association shall direct the Trustee to make a payment of such amount in cash in a single lump sum.
Facility of payments. If the Association finds that any person to whom a benefit is payable from the Trust Fund is unable to attend to his or her affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the Pensioner's spouse, child, grandchild, parent, brother or sister, or to any person deemed by the Association to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.
Payment as discharge of liability. If a Participant receives a total distribution representing his or her entire interest or the present value of his or her total Accrued Pension under the Plan, such a distribution shall forever constitute a full and complete discharge of the Plan's liability for benefits accrued by such Participant on account of service by such Participant prior to the date of such distribution.


DEATH BENEFITS
Death benefits limited. Except as otherwise provided in this Article, no death benefits will be payable hereunder to anyone following the death of the Participant.
Death of Participant prior to annuity starting date. In the case of a Participant who dies prior to his or her annuity starting date, his or her Beneficiary is entitled to a death benefit equal to the Actuarial Equivalent of the deceased Participant's Accrued Pension calculated as of the date of the Participant's death.
The form of preretirement death benefit payable under this Section will be either a single life annuity or a lump sum, as elected by the Beneficiary (provided, however, if the Beneficiary is not the Participant's spouse and is not age 50, such Beneficiary may only elect a lump sum), and will be paid at such time as the Beneficiary elects consistent with the applicable requirements of Code section 401(a)(9). The Association will prescribe such rules and procedures as it deems appropriate regarding available elections as to the form and time of payment of such preretirement death benefit.
Designation of Beneficiary. Each Participant shall designate a Beneficiary or Beneficiaries to receive any death benefits which may be payable under the Plan, but he or she may change his or her Beneficiary from time to time either before or after his or her retirement by filing written notice thereof with the Association on such form as it shall prescribe; provided, however, that no designation of a Beneficiary who is not the Participant's spouse on his or her death shall be effective unless such designation is made in accordance with the applicable requirements (including the spousal consent rules) of Code sections 401(a)(11) and 417 and the regulations promulgated thereunder.
Any consent by a spouse under (a) above, or a determination by the Association with respect to such spouse under (b) above, shall be effective only with respect to such spouse. Any such consent shall be irrevocable but shall be effective only with respect to the specific Beneficiary designation. If the Participant's designated Beneficiary predeceases him or her, or if the Participant dies without having designated a Beneficiary, then the Participant's Beneficiary shall be deemed to be his or her surviving spouse or, if none, any one or more of the following as determined by the Association in its sole discretion: the Participant's child or children (including a stepchild or stepchildren and a child or children by adoption), mother, father, sister, brother, or executors or administrators. Any such payment shall fully discharge the liability of the Plan with respect to such payment. Death of Participants after annuity starting date. In the case of any Participant who dies after his or her annuity starting date, no death benefit will be payable hereunder except as otherwise provided under a joint and survivor annuity form or optional form of benefit in effect pursuant to Sections 9.2 or 9.4.


CONTRIBUTIONS AND TRUST FUND
Participating Employer contributions. Each Participating Employer shall make such contributions to the Trustee as shall be required under accepted actuarial principles to provide pensions under the Plan, with respect to its Participants, and to maintain the Plan in an actuarially sound condition. All contributions under the Plan shall be made on the condition that they are deductible under Code section 404 of the Code by the Participating Employer for the taxable year for which made.
No contributions by Participants.  Except as provided in Section
11.7, contributions to the Plan by Participants shall be neither required nor permitted.
Establishment of Trust Fund. The Association will enter into a trust agreement with a Trustee under which agreement the Trustee shall accept, hold and invest such contributions as the Participating Employers shall deliver to it and pay such benefits as the Participating Employers shall direct in writing. Contributions with respect to a Participating Employer will be accounted for separately. The contributions, together with any income, gains, or profits, less distributions and losses, shall constitute the Trust Fund.
No liability imposed on the Participating Employer. Except as otherwise expressly provided by law, any person having a right or claim under the Plan shall look solely to the assets of the Trust Fund; and in no event shall the Participating Employer or its officers or governing body be liable, jointly or severally, or to any person whomever on account of any claim arising by reason of provisions of the Plan or of any instrument or instruments implementing the provisions thereof. Exclusive benefit rule. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided or permitted under Code section 401(a)(13) and the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.
Return of contribution.  If a contribution by a Participating
Employer to the Trust is (i) made by reason of a good faith mistake or fact, or (ii) believed by said Participating Employer in good faith to be deductible under Section 404 of the Code, but the deduction is disallowed, the Trustee will, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess will be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. No return of a contribution will be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.
Direct transfers from Plan A. A Participant who is entitled to a distribution from The Defined Contribution Pension Plan (Plan A) of The Cooperative Banks Employees Retirement Program may, in such manner as determined by the Association, elect a direct transfer of the distribution to the Plan. Any such direct transfer shall be permitted only at the Participant's Early Retirement Age, Normal Retirement Age or Deferred Retirement Age and only for the purpose of applying the transferred amount to the payment of benefits from the Plan in the form of an annuity that is available under the Plan in accordance with
Article 9. In determining the amount of annuity that can be provided by such transferred amount, the Association shall apply the actuarial equivalent factors set forth from time to time on SCHEDULE 11.7 which is attached to the Plan and made a part hereof.
Forfeitures. Forfeitures under the Plan will be applied to reduce the contributions of the Participating Employers and will not be applied to increase the benefits of any person hereunder prior to termination of the Plan. A Participant will forfeit any portion of his or her Accrued Pension to which he or she does not have a vested right upon the actual or deemed distribution of his or her vested Accrued Pension. In addition, the portion of any Participant's Accrued Pension with respect to which he or she has previously received a distribution and which is attributable to prior service will be disregarded upon determination of the Accrued Pension to be paid after the Participant again severs from employment or ceases to be an Eligible Employee. Any individual, however, who forfeits all of a portion of his or her Accrued Pension under this Section and later accrues additional benefits under the Plan as an Eligible Employee may repay to the Plan the amount earlier distributed, with interest at the rate determined under Code section 411(c)(2)(C) in effect on the date of repayment; provided, however, that such repayment must be made prior to the earlier of (i) 5 years after the first day the employee is subsequently reemployed, or (ii) the Participant's annuity starting date after reemployment. In the case of any repayment under this Section, a Participant's Accrued Pension will be recomputed by taking into account service performed by the Participant with respect to which he or she already received a distribution.


ADMINISTRATION OF THE PLAN
Powers and duties of the Association. The Association shall administer the Plan and shall have all discretionary authority and power necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with the terms and provisions hereof, and to carry out its duties thereunder, including without limiting the generality of the foregoing, the following powers:
To interpret the provisions of the Plan and to determine any question or decide any dispute which may arise under the Plan or in connection with the administration or operation thereof;
To determine the eligibility of any employee of a Participating Bank to become a Participant of a Plan, the eligibility of any Participant to receive a benefit under a Plan, and the amount of any such benefit;
To authorize and direct the payment of all benefits and other sums under the Plan and the disbursement of funds for expenses of administration thereof;
To require any Participating Bank or any Participant to furnish such information as the Association may request for the purpose of the proper administration of the Plan, and to prescribe forms to be used to furnish such information, to make various elections under the Plan, and for any other purpose of the Plan, which prescribed forms shall in all cases be executed and filed with the Association (unless the Association shall otherwise determine);
To make and enforce such rules and regulations for carrying out the provisions of the Plan as the Association may deem proper or desirable to enable it to administer and carry out its duties hereunder;
To employ legal counsel, accountants, actuaries, consultants, and agents, and to obtain such clerical and other services as it may deem necessary or appropriate in carrying out the provisions of the Plan;
To delegate to any trustee or trustees of the Association, or to any employee or employees thereof, the authority to perform any ministerial or routine act in connection with the administration of the Plan, and to authorize one or more trustees or employees to execute instruments and documents in the name or on behalf of the Association;
To charge interest, at such rate as the Association may from time to time determine to be reasonable, to any Participating Bank with respect to any contribution required to be made by it to the Plan;
To establish from time to time a funding policy of the Plan consistent with the objectives of the Plan and ERISA; and To take such other actions and make such determinations as the Association deems necessary or appropriate to administer the Plan and to supply any omission or reconcile any ambiguity or inconsistency in the Plan, in such manner and to such extent as it deems expedient to carry the same into effect.
In exercising its powers and duties hereunder, and in any exercise of discretion or any action by the Association, the Association shall act in accordance with uniform rules applied without discrimination between Participants and shall treat all Participants in similar circumstances in a uniform manner.
Appointment of Trustee and Investment Managers. The Association shall expressly have authority to appoint and remove the Trustee and any successor Trustee under the Trust. Any such Trustee shall be a national banking association or trust company and shall be a member bank of the Federal Reserve Bank system.
The Association shall also have the authority at any time and from time to time to appoint and remove one or more Investment Managers for part of all of the Trust Fund. Whenever an Investment Manager shall have been appointed as aforesaid, it shall have and may exercise all of the powers and duties of a trustee under a trust agreement with respect to the investment and reinvestment of the part of the Trust Fund with respect to which the Investment Manager has been appointed. Any such Investment Manager shall meet the requirements for an investment manager under ERISA and shall acknowledge in writing that it is a fiduciary with respect to the Plan.
In accordance with the terms of the Trust, the Association shall establish and may from time to time change the investment policy with respect to the Trust Fund, which investment policy shall be consistent with the objective of the Plan and with the requirements of ERISA. In its discretion, the Association may delegate to any Trustee or Investment Manager appointed in accordance with this Section the authority to establish and change the investment policy with respect to the Trust.
Conclusiveness of various documents. Neither the Association nor any of its trustees or officers shall be responsible for any reports furnished by an actuary or accountant retained or employed by the Association, but shall be entitled to rely thereon, as well as on all tables, valuations, and certificates furnished by such actuary or accountant, and on all opinions and recommendations of legal counsel. Indemnification. Any trustee, officer, or employee of the Association (or former trustee, officer or employee of the Association) shall be indemnified by the Association for any liability, loss, damage or injury (including amounts paid in settlement with approval of the Association), and reasonable costs and expenses related thereto, arising by reason of any act or omission affecting the Plan or affecting Participants, former or retired Participants, or their beneficiaries, to the fullest extent permitted under ERISA or other applicable law; provided, however, that the act or omission shall have occurred in the course of the person's service as a trustee, officer, or employee of the Association and that the act or omission shall have been in good faith as determined by a disinterested majority of the board of trustees of the Association (whose determination made in good faith and not arbitrarily or capriciously shall be conclusive). To the fullest extent permitted under ERISA or other applicable law, no trustee, officer, or employee of the Association shall be liable with respect to a breach of fiduciary duty, if such breach occurred before he became a fiduciary or after he ceased to be a fiduciary. The Association, by a vote of its trustees, shall expressly have the power to purchase insurance to cover potential liabilities of any trustee, officer, or employee, and the obligation of the Association to indemnify any such trustee, officer, or employee shall be offset to the extent of any otherwise applicable insurance coverage under any such policy maintained by the Association.
 The Association shall also have the power, exercisable by vote of its trustees, to agree to indemnify any bank or other agent or administrative agent of the Association under the Plan, to the extent authorized by the board of trustees of the Association.
Claims and review procedures.
Claims procedure. If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Association. If any such claim is wholly or partially denied, the Association will notify such person of its decision in writing. Such notification will contain
(i) specific reasons for the denial, (ii) specific reference to pertinent plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Association (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.
Review procedure. Within 60 days after the date on which a person receives written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a written request with the Association for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Association. The Association will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Association (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Association to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied. Expenses of administration. Subject to the applicable requirements of ERISA and, to the extent not preempted thereby, Section 30 of Chapter 170 of the Massachusetts General Laws, as amended, expenses for the administration of the Association ("Association expenses"), expenses for the administration of the Plan ("Plan expenses"), and expenses of the Trustee appointed to administer the Trust Fund (including reasonable legal fees and the compensation of the Trustee) ("Trust expenses") will be paid in such manner as the Association in its sole discretion shall determine, which may include payment from the Trust fund. Plan expenses may include, but shall not be limited to, amounts due from a withdrawing Participating Employer under Section 13.4 and recordkeeping expenses charged by the Association for recordkeeping services provided to the Plan. The Association in its sole discretion shall determine what constitutes Association expenses, Plan expenses and Trust expenses.
Authority to correct operational defects. The Association will have the full discretionary power and authority to correct any "operational defect" in any manner or by any method it deems appropriate in its sole discretion in order to cause the Plan (i) to operate in accordance with its terms, or (ii) to maintain its tax qualified status under the Code. For purposes of this Section, an "operational defect" is any operational or administrative action (or inaction) in connection with the Plan which, in the judgment of the Association, fails to conform with the terms of the Plan or causes or could cause the Plan to lose its tax qualified status under the Code.
Effect of interpretation or determination. Any interpretation of the Plan or other determination with respect to the Plan by the Association shall be final and binding and conclusive on all persons in the absence of clear and convincing evidence that the Association acted arbitrarily and capriciously.


AMENDMENT AND TERMINATION
Amendment or termination by Association. The Association may, at any time or from time to time, and in such manner as it deems appropriate, amend the Plan, in whole or in part, or terminate the Plan; provided, however, that, except as otherwise permitted under the Plan or by applicable law, the Plan shall not be amended or terminated in such a manner as would cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants, Terminated Eligible Employees entitled to benefits, and Pensioners, or in such a manner as would cause or permit any portion of such Trust Fund to revert to, or become the property of, any Participating Employer, prior to the satisfaction of all the Participating Employers' liabilities under the Plan. Upon satisfaction of all of the Participating Employers' liabilities under the Plan, assets of the Trust Fund may revert to the respective Participating Employers.
Voluntary participation. Each Participating Employer shall adopt the Plan and Trust, as to its Eligible Employees, with the bona fide intention and expectation that its participation and contributions will be continued indefinitely; but, subject to the limitations and conditions set forth herein, and subject to the provisions of any applicable collective bargaining agreement covering its Participants, the Participating Employer shall have no obligation to maintain its participation hereunder for any give length of time.
Withdrawal by Participating Employer.  Notwithstanding
Section 13.2 above, a Participating Employer shall withdraw from participation in the Plan upon the happening of any of the following events:
the dissolution of the Participating Employer;
the merger, consolidation, or reorganization of the Participating Employer into one or more corporations or organizations, unless the surviving corporation or organization is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;
sale of all or substantially all of the assets of the Participating Employer, unless the purchaser is a Participating
Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;
a withdrawal date agreed to by the Participating Employer and the Association's Board of Trustees;
the resolution of the Association's Board of Trustees to terminate the participation of a Participating Employer under the Plan for failure of a Participating Employer to make proper contributions to or to comply with any other provision of the Retirement Program or the By-Laws of the Association;
final decree, from which no timely or further appeal is taken, terminating the Plan as to a Participating Employer, by the United States District Court for the District of Massachusetts pursuant to the application of the Pension Benefit Guaranty Corporation; or any act or occurrence which either the Trustees determine to be a "partial termination" of the Plan as to any or all Eligible Employees of a Participating
Employer, or
which has been finally and expressly determined in an administrative or judicial proceeding to be a partial termination within the meaning of section 411(d)(3) of the Code.
For purposes of paragraph (b)(i) above, the Trustees shall determine that the sale or other disposition of a branch, division or other unit of a Participating Employer is a "partial termination" of the Plan of such Bank as to the Eligible Employees of such Bank who are employed in such branch, division or other unit, if all of the following special conditions are satisfied:
such Participating Employer first submits a written request for such a determination to the Trustees; and such Participating Employer submits to the Trustees, in addition to the written request described in subpart (A) above, a certified vote or votes of the governing body of such Bank, stating that all additional costs associated with the full vesting of such accrued benefits which are required pursuant to Section 13.6 of the Plan as a result of such partial termination shall be due and payable by such Participating Employer, as provided in Section 13.4 of the Plan; and the Trustees in their sole discretion determine that under all the facts and circumstances presented, such "partial termination" will not discriminate in favor of any highly compensated employee (as defined in section 414(q) of the Code) or otherwise cause the Plan to fail to meet the applicable requirements of the Code or ERISA.
For purposes of paragraph (b)(i) above, if the Trustees determine in their sole discretion that under all the facts and circumstances presented, a partial termination must be declared in order to cause the Plan to continue to meet the applicable requirements of the Code or ERISA, then they shall determine that such partial termination has occurred, whether or not a Participating Employer makes the written request described in subpart (A) above or submits the certified vote described in subpart (B) above. A Participating Employer's withdrawal under the Plan shall be effective as of its Withdrawal Date which shall be the last day of the month during which any of the events set forth above occurs.
Effect of withdrawal on a withdrawing Participating Employer. In the event that the Plan participation of a Participating Employer shall be terminated as provided in Section 13.3, the following amounts shall be due and payable from the withdrawing Participating Employer on the Participating Employer's Withdrawal Date:
all unfunded accrued benefits of the Participating Employer, based on the accrued benefits and Plan assets attributable to the participation in the Plan of the Participating Employer; and the lump sum value of the anticipated costs, estimated by the Trustee, which will be necessary to administer the Plan and to pay the expenses of making all benefit payments (excluding the amounts of such benefit payments) with respect to all Plan benefits which are or which are expected to become payable to Participants, Terminated Eligible Employees, Beneficiaries, surviving spouses, or other eligible survivors, as the result of the participation in the Retirement Program of the withdrawing Participating Employer.
Effect of withdrawal on Participants and Beneficiaries. In the event that a Participating Employer shall withdraw from participation in the Plan as provided in Section 14.3:
any rights of Participants no longer employed by such Participating Employer as of such Participating Employer's
Withdrawal Date (excluding any Participant who transfers to the employ of a new employer pursuant to the terms of the event described in Section 13.3 above which triggers such withdrawal), former Participants and their Beneficiaries, surviving spouses and other eligible survivors under the Plan shall be unaffected by such Participating Employer's withdrawal to the maximum extent permitted by law;
with respect to each Participant who is and active Employee of the Participating Employer as of such Participating Employer's Withdrawal Date or who transfers to the employ of a new employer pursuant to the terms of the event described in Section 13.3 above which triggers such Participating Employer's withdrawal:
no further service for purposes of vesting or benefit accrual shall be earned by the Participant as an Employee of such Participating Employer; and notwithstanding the provisions of Section 7.1, each such Participant in the Plan shall have a nonforfeitable right to his or her Accrued Pension under the Plan, to the extent that such benefits have accrued as of the Withdrawal Date; and Benefits to be provided under the Plan to a Participant, Terminated Eligible Employee, Pensioner, Beneficiary, surviving spouse or eligible survivor shall be distributed at the time and in the form set forth in Articles 5 through 10. For this purpose, an individual shall be considered a Terminated Eligible Employee as of his or her Participating Employer's Withdrawal Date.
Effect of Plan termination. In the event that the Plan terminates as provided in Section 13.1, no further Credited Service or Accrued Pension shall be earned by affected Eligible Employees, Participants, Terminated Eligible Employees or Pensioners with respect to employment after the date of termination of the Plan. The benefits of Participants as of the date of termination or partial termination shall be paid in accordance with the following:
The rights of affected Participants, Terminated Eligible Employees and Pensioners whose pensions have not yet commenced, to the extent funded as of the date of termination or partial termination, shall become nonforfeitable and the available assets of the Plan shall be allocated among the Participants, Terminated Eligible Employees and Pensioners in the order of precedence set forth in section 4044(a) of ERISA. Any residual assets of the Plan remaining after distribution in accordance with the foregoing provisions of this paragraph shall be distributed to the respective Participating Employers, provided that all liabilities of the Plan to Participants, Terminated
Eligible Employees and Pensioners have been satisfied, and the distribution does not contravene any provisions of law.
Failure to maintain qualified status. If the participation of any Participating Employer in the Plan shall adversely affect the status of the Plan as a "qualified" plan under the applicable provisions of the Code, such Participating Employer shall thereby be deemed to have withdrawn from the Plan and the Trustee shall forthwith, upon receipt of notice to such effect from such Employer or otherwise, segregate the funds then standing to the credit of Eligible Employees of such Participating Employer for their benefit. The funds thus segregated shall be held by the Trustee as a separate fund in a savings account, or otherwise as the Trustee may determine, to be dealt with and distributed in accordance with the written directions or instructions of such former Participating Employer. The Trustee shall be authorized to take such actions with respect to such Employer and the funds held for the account of its Employees as it shall deem necessary or desirable to maintain the Plan as a "qualified" plan under the Code.
Merger, consolidation or transfer of Plan assets. Any provision contained in this Article to the contrary notwithstanding, following a Participating Employer's withdrawal under the Plan in accordance with this Article, no merger or consolidation of the Plan with, or transfer of any assets or liabilities of the Plan to, any plan outside of the Plan shall be effected unless the Association acting through its Board of Trustees shall specifically approve such merger, consolidation or transfer. In the event of such approval, and the subsequent merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan outside of the Retirement Program, a Participant who was an actively employed Participant of the transferor plan immediately prior to the effective date of such merger, consolidation or transfer, and who is included under such other plan, shall be entitled to a benefit under such other plan (if it were terminated immediately after such merger, consolidation or transfer) which is not less than the benefit which such actively employed Participant would have been entitled to receive under the transferor plan if the transferor plan had been terminated immediately prior to such merger, consolidation or transfer.
Merger of Workingmens Plan.  Effective June 1, 1992, the
Workingmens Cooperative Bank Pension Plan and Trust, as in effect on
May 31, 1992, (the "Workingmens Plan") is merged into the Plan, conditional upon approval of such merger by the Federal Deposit Insurance Corporation. Upon receipt of such approval, the assets held in the trust under the Workingmens Plan shall be transferred to the Trust Fund. Individuals who were participants in the Workingmens Plan and had an accrued benefit thereunder on May 31, 1992 (the "Workingmens Accrued Benefit") shall become Participants in the Plan ("Workingmens Participants"); provided, however, that no Workingmens Participant shall accrue additional service or benefit for any purpose under the Plan after May 31, 1992.
The amount of a Workingmens Participant's benefit under the Plan shall be his or her Workingmens Accrued Benefit; provided, however, that such benefit shall not include any death benefit, other than the qualified pre-retirement spousal death benefit. Each Workingmens Participant shall be fully vested in his or her Workingmens Accrued Benefit. Each Workingmens Participant shall continue to have the same forms of distributions with respect to his or her Workingmens Accrued Benefit as were provided for under the terms of the Workingmens Plan. In all other respects, a Workingmens Participant's rights with respect to his or her Workingmens Accrued Benefit will be determined under the terms of the Plan as from time to time in effect on or after June 1, 1992.


SPECIAL TOP HEAVY PROVISIONS
Provisions to apply. The provisions of this Article shall apply for any top-heavy plan year (within the meaning of Code section 416) notwithstanding anything to the contrary in the Plan. The provisions of this Article are intended to comply with the requirements of Code section 416. To the maximum extent permitted by law, the provisions of Code section 416 are incorporated herein by reference. If any of the requirements of Code section 416 are changed, such changes are also incorporated herein by reference.
Minimum benefits. The benefit payable at any time to each Participant who is not a key employee (within the meaning of Code section 416), determined as of the end of such Plan Year (and as of the end of any subsequent Plan Year) and when expressed as an annual benefit payable as a single life annuity commencing at the Participant's Normal Retirement Date, shall not be less than the lesser of the product of (1) two percent (or such other percentage required under Code section 416) of the Participant's high five year compensation (within the meaning of Code section 416) and
(2) the number of his or her years of service for minimum benefit purposes within the meaning of Code section 416 (excluding any such year that was not a top heavy plan year within the meaning of Code section 416), and twenty percent of his or her high five year compensation;
provided, however, if the Participant is also covered by a top heavy defined contribution plan of a Participating Employer or its Affiliate, the Association may use any one of the four safe harbor rules set forth in Regulation 1.416-1(M-12) for determining the minimum benefits, if any, required under the Plan.

If payment of the Participant's benefit under the Plan is suspended in circumstances in which, but for section 411(a)(3)(B) of the Code and section 203(a)(3)(B) of ERISA, such suspension would constitute a forfeiture of benefits, the minimum benefit described above, to the extent affected by such suspension, shall be actuarially increased (using the assumptions used in determining an Actuarial Equivalent benefit) to reflect such period of suspension.
Special vesting schedule. Each individual who is a Participant at any time during a top-heavy Plan Year shall be vested in not less than the percentage of his or her Accrued Pension as set forth in the following schedule (or the Plan's general vesting schedule if faster), based on his or her completed years of Vesting Service:

Years of Vesting		Nonforfeitable
__Service__			Percentage

Less than 2				 0
2 but less than 3			20
3 but less than 4			40
4 but less than 5			60
5 but less than 6			80
6 or more			         100

Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top heavy changes for any Plan Year. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top heavy status, such shift shall be considered to be an amendment to the vesting schedule for all purposes of the Plan.
Modification of Top-Heavy Rules.
Effective date. Notwithstanding the foregoing provisions of this Article, this Section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section
416(c) of the Code for such Years.
Determination of top-heavy status.
Key employee.  Key employee means any Employee or former
Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. Determination of present values and amounts. This paragraph (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.
Distributions during year ending on the determination date.
 The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting a "5-year period" for "1-year period."
Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.
Minimum benefits. For purposes of satisfying he minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits
(within the meaning of section 410(b) of the Code) no key employee or former key employee.


ADOPTION AGREEMENT
Adoption Agreement. The Adoption Agreement shall be that separate document through which the Participating Employer adopts the Plan and elects among the various options offered under the Plan, and which, when executed by the Participating Employer and the Trustee, becomes an integral part of the Plan. Any Participating Employer may change any election on the Adoption Agreement currently in effect by filing with the Trustee a duly executed Adoption Agreement containing the change in election, provided that no change in election shall retroactively reduce the benefit or vested percentage to which any Participant, former Participant or Beneficiary is entitled under the Plan.



RETIREE MEDICAL ACCOUNT
In General. The Association will establish (or cause to be established), as of January 1, 1993, an account from which medical benefits may be paid with respect to eligible retired Participants pursuant to Section 401(h) of the Code. The account, hereinafter referred to as the '401(h) Account', will be a separate account for recordkeeping purposes. The 401(h) Account need not be segregated from the other assets of the Plan for investment purposes; however, the Association may segregate all or part of the 401(h) Account in its discretion, and to the extent the 401(h) Account is segregated, it may be held in a separate trust established under this Plan and qualifying under Code section 501(a). It shall be impossible, at any time prior to the satisfaction of all liabilities under the Plan to provide the medical benefits described in Section 16.2 below, for any part of the corpus or income of the 401(h) Account to be used for, or diverted to any purpose other than the providing of such benefits. However, upon the satisfaction of all liabilities under the Plan to provide such benefits, any amount remaining in the 401(h) Account will be returned to the Participating Employers, in such proportions as is determined by the Association.
Benefits from the 401(h) Account. Benefits for medical expenses (including without limitation premiums for sickness, accident or hospitalization insurance or similar coverage) will be paid in such amounts, at such time or times, in such manner, and to such payees as is provided under the Participating Employers' retiree medical programs as in effect from time to time. All assets of the 401(h) Account will be available to pay benefits with respect to any eligible retired Participant, and no separate fund or subaccount need be segregated for any such Participant.
Contributions to the 401(h) Account. Each Participating Employer may make direct contributions to the 401(h) Account in such amounts and at such time or times as it determines in its discretion. Such contributions must be reasonable and ascertainable, and are subject to the general conditions relating to Plan contributions under Article 12.
 However, in no event shall the aggregate amount of such contributions, when added to any actual contributions for life insurance protection under the Plan, exceed 25 percent of the total actual contributions to the Plan under this Section and Section 11.1 (other than contributions to fund past service credits) after the date on which the 401(h) Account is established. Any forfeitures with respect to medical benefits under the 401(h) Account must be applied as soon as possible to reduce Participating Employer contributions to fund such benefits.
Eligible retired Participants. For purposes of this Article, an "eligible retired Participant" is a Participant with respect to whom a Termination Date has occurred; and who is eligible for retiree medical benefits under the Participating Employers' retiree medical programs as in effect from time to time.

IN WITNESS WHEREOF, The Cooperative Banks Employees Retirement
Association has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Norwood, Massachusetts, on this ___ day of _____________, 2001.


COOPERATIVE BANKS EMPLOYEES
RETIREMENT ASSOCIATION




By:  ___________________

Title: __________________


SCHEDULE A
Plan B Participants as of 12/31/88

Name   Soc. Sec. Num.   Bank Name   Bank Num. Date of Birth
Annual Benefit

Howard Grimes ###-##-#### Athol-Clinton 20 02/08/24 $   270.00

Margaret Harris ###-##-#### Athol-Clinton 20 10/09/25 $   115.00

Therese Sullivan ###-##-#### Avon Coop 35 	12/08/25 $   252.36

Monique Ducharme  ###-##-#### City Coop 115 01/20/27 $1,077.00

James Perkins ###-##-#### Equitable Coop 165 10/26/30 $   366.00

Bertha Mulley ###-##-#### George Peabody  220 05/02/34 $     10.00
(Wansley)

Rose Marks ###-##-#### Hyde Park Coop  280 05/15/11         $    142.00

Marie Yagoda ###-##-#### Coolidge Corner  130 11/14/40         $      40.00

Kenneth Clark ###-##-#### Greenfield 235  10/21/31         $     13.00

Thomas Lee ###-##-#### Greenfield 235 07/03/27 $     57.00




SCHEDULE 11.7
TO PLAN C



Effective for annuity payments under Section 11.7 of the Plan which first commence on and after January 1, 2002, the following actuarial equivalent factors shall be used.
Mortality Table:


Interest Rate:


This Schedule 11.7 may be revised from time to time by the Association by substituting a superceding SCHEDULE 11.7 which shall be attached to Plan C and shall form a part thereof.









                                                  Exhibit 16



                        BANK INVESTMENT FUND

                          Yield worksheet

                   FUND ONE         DATE 12/31/2001
                                    30 Days Ended


           Yield = 2[( a - b        6
                        ____    + 1)  -1]
                     [(  cd )

  a = dividends and interest earned during the period.

  b = expenses accrued for the period (net of reimbursements).

  c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

  d = the maximum offering price per share on the last day of the period.

              a = 261,197.32          b = (22,750.00)
              c = 113,586.9036        d =   998.0943

                a - b =  283,947.32

                            cd =  113,370,441.09

  Yield in accordance with the above formula is    3.02%.




                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

           FUND ONE                         DATE 1 year
                                            Ended 12/31/2001


                        n                          1
  Total Return: P(l + T)       =  ERV or     [(ERV)   /n}
                                             -------       -1
                                             [(P  )     }


  p = a hypothetical initial payment of $1,000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1,000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

           P    = 1,000.00            T = 6.91%

           n    = 1                ERV = 1,069.1172

  Total return in accordance with the above formula is 6.91%.





                                                    Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE                DATE 5 years
                                               Ended 12/31/2001

                               n                    1
         Total Return: P(l + T)   =    ERV or [( ERV)    /n}
                                              --------       -1
                                                (P )       }


  p = a hypothetical initial payment of $1,000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1,000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

             P = 1,000.00       T   =      6.25%

             n = 5 years      ERV =  1,353.7707

  Total return in accordance with the above formula is 6.25%.















                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE            DATE 10 years
                                           Ended 12/31/2001

                              n                        1
        Total Return: P(l + T)     ERV or    [( ERV )   /n}
                                               -----       -1
                                              [( P  )     }

  p = a hypothetical initial payment of $1,000

  T = average annual total return

  n = number of years

  ERV    = ending redeemable value of a hypothetical $1,000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

                     P = 1,000.00     T   = 5.73%

                     n = 10 years    ERV = 1,745.9909

  Total return in accordance with the above formula is 5.73%.


                                                   Exhibit 16


                          BANK INVESTMENT FUND

                             Yield worksheet


                             LIQUIDITY FUND       DATE 12/31/2001
                                                  7 Days Ended



                   Yield = c  *     365
                                    ----
                                       7

                     c   =    a
                            ----
                              b

           a net investment income (per share) or net change

           b beginning value = 1,000.00

           c base period return = net investment income
                                  ---------------------
                                  beginning value

           a =    0.4850                     b=   1,000.00

                            c =    .0004850


           Yield in accordance with the above formula is 2.53%.




                         Exhibit 17


INDEPENDENT AUDITOR'S CONSENT







We consent to the incorporation by reference in Form N-1A of our report dated January 29, 2002, and appearing on Page 18 of the Offering Circular on the financial statements of Bank Investment Fund Fund One, appearing on Pages 19 through 28 of the Offering Circular for the year ended December 31, 2001.







Parent McLaughlin & Nangle
Certified Public Accountants







Boston, Massachusetts
January 29, 2002





Exhibit 17

INDEPENDENT AUDITOR'S CONSENT







We consent to the incorporation by reference in Form N-1A of our report dated January 29, 2002, and appearing on Page 16 of the Offering
Circular on the financial statements of Bank Investment Fund   Liquidity
Fund, appearing on Pages 17 through 28 of the Offering Circular for the year ended December 31, 2001.






Parent McLaughlin & Nangle
Certified Public Accountants







Boston, Massachusetts
January 29, 2002








                                                     Exhibit 19

                           BANK INVESTMENT FUND

                                 FUND ONE

                            PRICE MAKE UP SHEET

                   Date:         12/31/2001

Net Asset Value - January 1                        $ 106,535,587
Cash Invested:

       YTD-Yesterday        $ 73,300,000

       INV-Today                 -0-                  73,300,000

Dividends Reinvested:

      YTD-Yesterday            2,201,572

      DR-Today                   214,393               2,415,965

Cash Redeemed:

      YTD-Yesterday          (74,838,444)

      RED-Today                  -0-                 (74,838,444)

Realized Gains (Losses):

     YTD-Yesterday                23,510

    G/L-Today                    -0-                      23,510

Unrealized Appreciation:

     YTD-Yesterday             1,652,809

     Appreciation/
     (Depreciation) Today        -0-                   1,652,809


TOTAL NET ASSETS - TODAY                            $109,089,427




                                                   Exhibit 19

PRE-NET ASSET VALUE COMPUTATION:

       Total Net Assets - Yesterday

        (Adjusted - see below)                        $107,566,558

        Today's Appreciation/
         Depreciation in Inv. Sec.*                         0

        Number of Shares Outstanding-
        Yesterday (Adjusted - see below)              109,297.7153

        Pre-NAV per share                                $998.0943

           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                   $108,875,034

           Shares Outstanding:

               Today                                  109,082.9133

               Current
               Redemptions                              - 0 -
               Current
               Investments   (Dividend Reinvestment)      214.8020

               Number of
               shares out-
               standing today                         109,297.7153

           NET ASSET VALUE PER SHARE                      998.0943

           *INVESTMENT SECURITIES  PORTFOLIO

                              Yesterday              Today

            Market          $114,462,638         $114,462,638

            Cost             112,939,769          112,939,769

           Appreciation/
           Depreciation       $ -0-                $  -0-

           TODAY'S CHANGE                          $  -0-






                                                Exhibit 19

                           BANK INVESTMENT FUND

                              Liquidity Fund

                            PRICE MAKE UP SHEET

                            Date:  12/31/2001


Net Asset Value - January 1                      $184,591,950

Cash Invested:

      YTD-Yesterday            $2,289,591,887

      INV-Today                     -0-         2,289,591,887

Dividends Reinvested:

      YTD-Yesterday              $  9,636,749

  DR-Today                            922,608   $  10,559,357

  Cash Redeemed:

      YTD-Yesterday           ($1,817,322,145)

      RED-Today                     -0-       ($1,817,322,145)

  Realized Gains (Losses):

      YTD-Yesterday                 -0-

      G/L-Today                     -0-              -0-

  Unrealized Appreciation:

      YTD-Yesterday                 -0-
     Appreciation/
     (Depreciation) Today           -0-              -0-



           TOTAL NET ASSETS - TODAY              $667,421,049






                                                      Exhibit 18

 PRE-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Yesterday            $667,421,049

           Today's Appreciation/
           Depreciation in Inv. Sec.                       0

           Number of Shares Outstanding-
               Yesterday                            667,421.0490

           Pre-NAV per share                         $1,000.0000

           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                $667,421,049

           Shares Outstanding:

           Today                                    666,498.4413

           Current
           Redemptions                                   - 0 -

           Current
           Investments   (Dividend Reinvestment)        922.6077

           Number of
           shares out-standing today                184,421.0490

NET ASSET VALUE PER SHARE                            $1,000.0000

           INVESTMENT SECURITIES PORTFOLIO*

                           Yesterday                      Today

           Market                  $

           Cost

           Appreciation/
           Depreciation            $

           TODAY'S CHANGE                                    $


This Section is Not Applicable - Amortized Cost Method used.



21





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201